===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

                           PROXY STATEMENT PURSUANT TO

              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant /X/

Filed by a Party other than the Registrant /  /

Check the appropriate box:

         [X]      Preliminary proxy statement

         [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [ ]      Definitive Proxy Statement

         [ ]      Definitive Additional Materials

         [ ]      Soliciting Material Pursuant to Rule 14a-12



                         INSIGNIA FINANCIAL GROUP, INC.

-------------------------------------------------------------------------------
                (Name of registrant as specified in its charter)
-------------------------------------------------------------------------------

    (Name of person(s) filing proxy statement, if other than the registrant)

         Payment of Filing Fee (Check the appropriate box):

         [ ]    No fee required

         [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)    Title of each class of securities to which transaction applies:

                series A convertible preferred stock, par value $.01 per share, series B convertible preferred stock, par value $.01 per share, and common stock, par value $.01 per share, of Insignia Financial Group, Inc.

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


         (2)      Aggregate number of securities to which transaction applies:

                  250,000 shares of series A convertible preferred stock, 125,000 shares of series B convertible preferred stock, 23,385,764 shares of common stock (including 80,528 shares of common stock subject to restricted stock awards) and 3,147,232 shares of common stock issuable upon the exercise of outstanding options and warrants.

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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  The filing fee was determined based upon the sum of: (a) the product of 250,000 shares of series A convertible preferred stock and the merger consideration therefor of $100.00 per share; (b) the product of 125,000 shares of series B convertible preferred stock and the merger consideration therefor of $100.00 per share; (c) the product of 23,385,764 shares of common stock (including 80,528 shares of common stock subject to the restricted stock awards) and the highest potential merger consideration therefor of $12.00 per share; and (d) the difference between the highest potential merger consideration per share of common stock of $12.00 and the exercise price per share of each of 3,147,232 shares of common stock issuable upon the exercise of outstanding options and warrants with an exercise price below $12.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, and Rule 0-11 of the rules and regulations promulgated by the Securities and Exchange Commission pursuant to that Act, the filing fee was determined by multiplying the aggregate amount calculated pursuant to the preceding sentence by 0.00809 percent.

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         (4)      Proposed maximum aggregate value of transaction:  $331,320,706

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         (5)      Total fee paid:  $26,803.85

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         [ ]      Fee paid previously with preliminary materials:

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

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         (2)      Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

         (3)      Filing Party:

-------------------------------------------------------------------------------


         (4)      Date Filed:

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                                       2

                         INSIGNIA FINANCIAL GROUP, INC.

                                 200 Park Avenue

                            New York, New York 10166



                                                              ___________, 2003


Dear Fellow Stockholder:

         You are cordially invited to attend a special meeting of the stockholders of Insignia Financial Group, Inc. to be held at _________________________ on ___________, 2003 at ______, local time. A notice of the special meeting, a proxy statement and related information and a proxy card are enclosed. All holders of the outstanding shares of our common stock as of ____________, 2003 will be entitled to notice of and to vote at the special meeting. You may vote shares at the special meeting only if you are present in person or represented by proxy.

         At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 17, 2003, by and among Insignia Financial Group, Inc., CBRE Holding, Inc., CB Richard Ellis Services, Inc., a direct wholly owned subsidiary of CBRE Holding, and Apple Acquisition Corp., a direct wholly owned subsidiary of CB Richard Ellis Services, and approve the merger of Apple Acquisition with and into Insignia, with Insignia continuing as the surviving corporation, in accordance with the terms and subject to the conditions of the merger agreement. If the merger agreement is adopted and the merger is approved then, at the effective time of the merger:

         o each outstanding share of our common stock will be converted into the right to receive $11.00 in cash, subject to decrease if we pay a dividend under specified circumstances prior to the time of the merger and subject to increase of up to $1.00 per share if we sell certain specified assets and receive net cash proceeds at or prior to the time of the merger in excess of a specified amount (generally $45 million, subject to increase);

         o each outstanding share of our series A convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share; and

         o each outstanding share of our series B convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share;

in each case, without interest and less any applicable withholding taxes and other than shares held by us as treasury stock or owned by CBRE Holding, CB Richard Ellis Services or Apple Acquisition or their respective subsidiaries, or held by stockholders who perfect their appraisal rights under Delaware law and do not effectively withdraw or lose their right to appraisal. Although the consideration payable for outstanding shares of our common stock may be decreased or increased as generally described above, we do not expect to pay a dividend on our common stock and we have not entered into any definitive agreement regarding the sale of the specified assets and may be unable to complete any sales at or prior to the closing of the merger. As a result, at the time you are asked to vote on the merger you may not know whether or not the common stock merger consideration will be greater than $11.00 per share. Accordingly, you should not expect the common stock merger consideration to be greater than $11.00 per share. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement and we urge you to read it in its entirety.

         Each of the members of the special committee of our board of directors, consisting of three non-employee members of our board of directors, determined that the merger is advisable and in the best interests of our stockholders and voted in favor of the adoption of the merger agreement and the approval of the merger. In connection with its evaluation of the merger, the special committee engaged Bear, Stearns & Co. Inc. to act as its financial advisor and to advise the special committee with respect to the fairness, from a financial point of view, of the consideration to be paid in the merger. Bear Stearns has rendered its opinion to the special committee and our board of directors to the effect that, as of February 17, 2003 and based upon the assumptions made, matters considered and limitations on the review described in that opinion, the merger consideration was fair from a financial point of view to the holders of our common stock. You should carefully read the written opinion of Bear Stearns that is attached as Appendix B to the accompanying proxy statement.

         BOTH OUR BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE OF OUR BOARD OF DIRECTORS HAVE UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS. Accordingly, our board of directors has approved the merger agreement and the merger and our board of directors and the special committee recommend that you vote "FOR" adoption of the merger agreement and approval of the merger.

         In considering the recommendation of the special committee and our board of directors, you should be aware that many of our directors and executive officers have interests in the merger that are in addition to, or different from, yours. See "The Merger--Interests of Executive Officers and Directors in the Merger."

         Adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Some of our officers who collectively owned on the record date approximately __% of our outstanding common stock entitled to vote at the special meeting, have entered into voting agreements with CB Richard Ellis Services and us in which they have agreed to vote their shares in favor of adoption of the merger agreement and approval of the merger.

         Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. Failure to return a properly executed proxy card or to vote at the special meeting will have the same effect as a vote "AGAINST" the adoption of the merger agreement and the approval of the merger. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                            By Order of the Board of Directors

                            /s/ Andrew L. Farkas
                            Andrew L. Farkas
                            Chairman of the Board and Chief Executive Officer

                         INSIGNIA FINANCIAL GROUP, INC.

                                 200 Park Avenue

                            New York, New York 10166



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON _______________, 2003


To the Stockholders of Insignia Financial Group, Inc.:

         A special meeting of the stockholders of Insignia Financial Group, Inc. will be held at _____________________________ on __________, 2003 at ______,
local time, to consider and vote upon the following matter:

         o A proposal to adopt the Agreement and Plan of Merger, dated as of February 17, 2003, by and among Insignia Financial Group, Inc., CBRE Holding, Inc., CB Richard Ellis Services, Inc., a direct wholly owned subsidiary of CBRE Holding, and Apple Acquisition Corp., a direct wholly owned subsidiary of CB Richard Ellis Services, and approve the merger of Apple Acquisition with and into Insignia Financial Group, with Insignia Financial Group being the surviving corporation, in accordance with the terms and subject to the conditions of the merger agreement. In the merger:

              o each outstanding share of our common stock will be converted into the right to receive $11.00 in cash, subject to decrease if we pay a dividend under specified circumstances prior to the time of the merger and subject to increase of up to $1.00 per share if we sell certain specified assets and receive net cash proceeds at or prior to the time of the merger in excess of a specified amount (generally $45 million, subject to increase);

              o each outstanding share of our series A convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share; and

              o each outstanding share of our series B convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share;

              in each case, without interest and less any applicable withholding taxes and other than shares held by us as treasury stock or owned by CBRE Holding, CB Richard Ellis Services or Apple Acquisition or their respective subsidiaries, or held by stockholders who perfect their appraisal rights under Delaware law and do not effectively withdraw or lose their appraisal rights.

         o Such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

         The board of directors has specified ____________, 2003, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the special meeting. A list of the stockholders entitled to vote at the special meeting will be available for examination by any stockholder at the special meeting. For 10 days prior to the special meeting, this stockholder list will also be available for inspection by stockholders at our corporate offices at 200 Park Avenue, New York, New York, during ordinary business hours.

         Please read the proxy statement and other materials concerning Insignia Financial Group, Inc. and the merger, which are mailed with this notice, for a more complete statement regarding the proposals to be acted upon at the special meeting. This notice also constitutes notice of appraisal rights under Delaware law in connection with the merger, as described in the proxy statement and Appendix C thereto.

         BOTH OUR BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE OF OUR BOARD OF DIRECTORS HAVE UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS. Accordingly, our board of directors has approved the merger agreement and the merger and our board of directors and the special committee recommend that you vote "FOR" adoption of the merger agreement and approval of the merger.

         Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. Failure to return a properly executed proxy card or to vote at the special meeting will have the same effect as a vote "AGAINST" the adoption of the merger agreement and the approval of the merger. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                    By Order of the Board of Directors


                                    /s/  Adam B. Gilbert
                                    ----------------------------------
                                    Adam B. Gilbert
                                    Secretary


         This proxy statement is dated ____________, 2003 and is first being mailed to stockholders on or about ______________, 2003.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                TABLE OF CONTENTS



QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE MEETING............................................................1


SUMMARY TERM SHEET................................................................................................5
         The Companies............................................................................................5
         The Special Meeting......................................................................................6
         The Merger...............................................................................................6
         Recommendations of the Special Committee and our Board of Directors......................................7
         Opinion of Bear, Stearns & Co. Inc.......................................................................7
         Interests of our Directors and Executive Officers in the Merger..........................................8
         Material U.S. Federal Income Tax Consequences............................................................8
         The Merger Agreement.....................................................................................8
         Appraisal Rights........................................................................................10
         Regulatory Approvals....................................................................................10
         Financing of the Merger.................................................................................11


FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE..................................................................12


INTRODUCTION.....................................................................................................14
         Proposal to be Considered at the Special Meeting........................................................14
         Record Date; Voting Rights; Vote Required for Approval..................................................15
         Voting and Revocation of Proxies........................................................................15
         Solicitation of Proxies; Expenses of Solicitation.......................................................16
         Market Price Data.......................................................................................16
         Dividends...............................................................................................17
         Recent Developments.....................................................................................17


THE MERGER.......................................................................................................19
         Background of the Merger................................................................................19
         Recommendations of the Special Committee and Our Board of Directors.....................................26
         Reasons for the Merger and the Recommendations of the Special Committee and our Board of
            Directors............................................................................................26
         Opinion of Bear, Stearns & Co. Inc......................................................................28
         Other Related Agreements................................................................................35
         Interests of Executive Officers and Directors in the Merger.............................................36
         Material U.S. Federal Income Tax Consequences of the Merger to our Stockholders.........................42
         Effective Time of Merger................................................................................44
         Payment of Merger Consideration and Surrender of Stock Certificates.....................................44
         Financing of the Merger; Fees and Expenses of the Merger................................................45
         Appraisal Rights........................................................................................46
         Regulatory Approvals....................................................................................49


THE MERGER AGREEMENT.............................................................................................50
         General.................................................................................................50
         Certificate of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation...............50
         Consideration to be Received by Our Stockholders........................................................50
         Potential Adjustments to the Common Stock Merger Consideration..........................................50

         Stock Options, Warrants, Restricted Stock Awards and Participation Interests............................45
         Our Representations and Warranties......................................................................45
         Our Covenants...........................................................................................46
         Representations, Warranties and Covenants of CBRE Holding, CB Richard Ellis Services and Apple
            Acquisition..........................................................................................49
         Stockholder Meeting.....................................................................................51
         No Solicitation.........................................................................................51
         Conditions to the Merger................................................................................52
         Termination of the Merger Agreement.....................................................................54
         Termination Fee; Indemnification; Amendment of No Raid Agreement........................................55
         Amendments to the Merger Agreement......................................................................57


OTHER MATTERS....................................................................................................57
         Security Ownership of Certain Beneficial Owners and Management..........................................57
         Other Matters for Action at the Special Meeting.........................................................59
         Stockholder Proposals...................................................................................59
         Available Information...................................................................................60
         Incorporation of Certain Information by Reference.......................................................60

APPENDIX A        AGREEMENT AND PLAN OF MERGER..................................................................A-1
APPENDIX B        OPINION OF BEAR, STEARNS & CO. INC............................................................B-1
APPENDIX C        SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW...........................................C-1

             QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE MEETING

THE SPECIAL MEETING

Q:       What is the date, time and place of the special meeting?

A: The special meeting of stockholders of Insignia Financial Group, Inc. will be held on ________, 2003 at ____, local time, at __________________, to consider and vote upon the proposal to adopt the merger agreement and approve the merger.

THE PROPOSED MERGER

Q:       What is the proposed merger?

A: CBRE Holding, Inc. will acquire Insignia through the merger of Apple Acquisition Corp., an indirect subsidiary of CBRE Holding and a direct subsidiary of CB Richard Ellis Services, with and into Insignia, with Insignia continuing as the surviving corporation and a direct wholly-owned subsidiary of CB Richard Ellis Services and an indirect wholly-owned subsidiary of CBRE Holding.

Q:       What will stockholders be entitled to receive in the merger?

A:       If the merger is completed,

         o each outstanding share of our common stock will be converted into the right to receive $11.00 in cash, subject to adjustment as described below,

         o each outstanding share of our series A convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share, and

         o each outstanding share of our series B convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share, in each case, without interest and less any applicable withholding taxes and other than shares held in our treasury, held by CBRE Holding, CB Richard Ellis Services or Apple Acquisition or their respective subsidiaries, or held by stockholders who perfect their appraisal rights under Delaware law and do not effectively withdraw or lose their appraisal rights. You will not have any interest in Insignia after completion of the merger.

Q: Under what circumstances will the common stock merger consideration be increased?

A: We have the right to attempt to sell certain of our real estate-related assets prior to the effective time of the merger. If we are able to realize more than a specified amount of net cash proceeds at or prior to the time of the merger (generally $45 million subject to increase for additional investments made by us in these assets), the net cash proceeds in excess of this amount will be paid to holders of our common stock and holders of restricted stock awards and warrants and options to purchase our common stock, up to an additional $1.00 per share of our common stock. If the additional common merger consideration were calculated as of the record date for the special meeting, the calculation would be based on a denominator of approximately _____________ shares of our common stock, options and warrants to purchase shares of our common stock and restricted stock awards outstanding as of that date. For example, in the event we receive net cash proceeds at or prior to the time of the merger of $___ million in excess of the specified amount from the sale of these real estate-related assets, this $__ million will be paid to our shareholders and to holders of options and warrants to purchase our common stock and the common stock merger consideration would increase by approximately $0.25 per share of our common stock. We would have to realize net cash proceeds of at least $__ million at or prior to the time of the merger from the sale of these real estate-related assets in order to reach the maximum additional consideration of $1.00 per share of our common stock. The amount of net cash proceeds will be determined in good faith by a mutual written agreement between CB Richard Ellis Services and us at or prior to the closing of the merger.

         The real estate-related assets that we may attempt to sell are those that relate to our real estate principal investment activities, including our minority investments in operating office, retail, industrial, apartment and hotel properties, our minority investments in office development projects and a related parcel of undeveloped land, our wholly owned or consolidated investments in real property in Norman, Oklahoma, New York City and the U.S. Virgin Islands and our investments in two private equity funds that invest primarily in real estate debt securities.

Q:       When will I know if the merger consideration has been increased?

A: Although we are permitted to sell the real estate-related assets referred to in the preceding answer and we intend to attempt to do so prior to the time of the merger, we have not entered into any definitive agreements for these sales and we may not be able to sell any of these assets at or prior to the closing. As a result, at the time you are asked to vote on the merger you may not know whether or not the common stock merger consideration will be greater than $11.00 per share. Accordingly, you should not expect the common stock merger consideration to be greater than $11.00 per share. We will publicly announce the closing of the merger and the amount of additional common stock merger consideration, if any, no later than 9:00 a.m., New York City time, on the day immediately following the closing date of the merger.

Q: Will the cash proceeds received from the sale of Insignia Residential Group, Inc. and Insignia Douglas Elliman LLC have any effect on the merger consideration?

A: No. On March 14, 2003, we sold to Montauk Battery Realty, LLC all of the stock of our wholly-owned subsidiary, Insignia Residential Group, Inc., which is the sole member of Insignia Douglas Elliman, for a purchase price of up to $71.75 million. Insignia Douglas Elliman and Insignia Residential Group are not included in the specified real estate-related assets we are permitted to sell under the merger agreement that may result in an increase in the common stock merger consideration and the cash proceeds of this sale will not affect the consideration to be paid to you in the merger. We used $65.0 million of the net cash proceeds from this sale to repay some of our outstanding indebtedness under our senior revolving credit facility.

Q: Under what circumstances will the common stock merger consideration be otherwise adjusted?

A: If legislation is enacted prior to the time of the merger that we and CB Richard Ellis Services in good faith mutually agree reduces or eliminates the U.S. federal income tax on dividend income that would be payable to U.S. individuals as a result of a cash dividend on our common stock, and we, with CB Richard Ellis Services' consent, declare and pay a dividend on our common stock prior to the effective time of the merger, the per share merger consideration for our common stock will be decreased by the per share amount of that dividend. The total amount of dividends and the common stock merger consideration will be $11.00 per share of our common stock, subject to increase as discussed in the answers above. However, we do not expect any legislation of this type to be enacted prior to the completion of the merger, and you should not expect either receipt of a cash dividend on our common stock or a decrease in the merger consideration payable for our common stock as a result of this provision in the merger agreement.

Q: What do our board of directors and the special committee of our board of directors recommend?

A: BOTH OUR BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE OF OUR BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. Our board of directors and the special committee of our board of directors unanimously determined that the merger is advisable and in the best interests of our stockholders. To review the background of, and reasons for, the merger, see "The Merger -- Background of the Merger" and "-- Reasons for the Recommendations of the Special Committee and our Board of Directors."

         In considering the recommendations of the special committee and of our board of directors, you should be aware that many of our directors and executive officers have interests in the merger that are different from, and in addition to, yours. See "The Merger -- Interests of Executive Officers and Directors in the Merger."

Q: What function did the special committee serve with respect to the merger and who are its members?

A: The principal function of the special committee of independent directors with respect to the merger was to protect your interests from potential conflicts of interest of our executive officers and management directors in evaluating and negotiating the merger agreement. The special committee is composed of Robert J. Denison, Stephen M. Ross and H. Strauss Zelnick, none of whom is an employee of Insignia or an employee or director of CBRE Holding, CB Richard Ellis Services or Apple Acquisition. The special committee independently selected and retained legal and financial advisors to assist it. For more information regarding the special committee and its evaluation and negotiation of the merger, see "The Merger -- Background of the Merger."

Q: When do you expect the merger to be completed? Is the merger subject to the fulfillment of any conditions?

A: We are working to complete the merger as soon as possible. The merger is subject to CB Richard Ellis Services obtaining at least $610 million in debt financing on specified terms, the adoption of the merger agreement and the approval of the merger by the holders of our common stock, the receipt of governmental approvals and other customary conditions. We expect to complete the merger as soon as practicable after these conditions have been met or, when permitted under the merger agreement, waived. See "The Merger -- Regulatory Approvals" and "The Merger Agreement -- Conditions to the Merger."

Q:       What are the U.S. federal income tax consequences of the merger to me?

A: The receipt of cash in exchange for stock surrendered in the merger will constitute a taxable transaction for U.S. federal income tax purposes. In general, a stockholder who surrenders shares of stock in the merger will recognize a gain or loss equal to the difference, if any, between the merger consideration received for those shares and the stockholder's adjusted tax basis in those shares. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES THAT MAY RESULT FROM YOUR INDIVIDUAL CIRCUMSTANCES, AS WELL AS THE FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF SHARES IN THE MERGER. To review a summary of the material tax considerations of the merger, see "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger to our Stockholders."

Q:       What if I oppose the merger?  Do I have appraisal rights?

A: Holders of our common stock who object to the merger may elect to pursue their appraisal rights to receive the judicially determined "fair value" of their shares but only if they comply with the procedures required under Delaware law. Any stockholders exercising appraisal rights will receive that amount instead of the common stock merger consideration and this amount could be more of less per share of common stock than the common stock merger consideration. In order to qualify for these rights, you must (1) not vote in favor of the adoption of the merger agreement and the approval of the merger, (2) make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement and the approval of the merger at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. For a summary of these Delaware law procedures, see "The Merger -- Appraisal Rights." An executed proxy that is not marked "AGAINST" or "ABSTAIN" will be voted for adoption of the merger agreement and approval of the merger and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

VOTING AND RELATED MATTERS

Q: What vote is required to adopt the merger agreement and approve the merger?

A: The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date for the special meeting is required to adopt the merger agreement and approve the merger. See "Introduction -- Voting Rights; Vote Required for Approval." Officers of Insignia who collectively owned on the record date approximately __% of our outstanding common stock entitled to vote at the special meeting have entered into voting agreements in which they have agreed to vote their shares in favor of the adoption of the merger agreement and approval of the merger. Holders of shares of our series A convertible preferred stock and series B convertible preferred stock are not entitled to vote with respect to the merger and have consented in writing to the receipt of the cash payment described above.

Q:       What should I do now?  How do I vote?

A: After you read and consider carefully the information contained in this proxy statement, please fill out, sign and date your proxy card and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. Failure to return your proxy or vote in person at the meeting will have the same effect as a vote against the adoption of the merger agreement and approval of the merger. See "Introduction -- Voting and Revocation of Proxies."

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Yes, but only if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your shares. See "Introduction -- Voting and Revocation of Proxies."

Q: Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A: Yes, you can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to our corporate secretary stating that you would like to revoke your proxy. Second, you can complete and submit a new, later dated proxy card. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to us so that we receive it by _____________, 2003. Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote. See "Introduction -- Voting and Revocation of Proxies."

Q:       Should I send in my stock certificates now?

A: No. If the merger is completed, shortly thereafter you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the exchange agent. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. YOU SHOULD NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD. You should follow the procedures described in "The Merger -- Payment of Merger Consideration and Surrender of Stock Certificates."

Q:       Who can help answer my other questions?

A: If you have more questions about the merger, you should contact our proxy solicitation agent:

         D.F. King & Co., Inc.
         48 Wall Street
         New York, New York 10005




         Call Toll-Free: 888-887-1266

                               SUMMARY TERM SHEET

         This summary term sheet highlights material information from this proxy statement relating to the proposed merger and the meeting and does not contain all of the information that is important to you. To understand fully the merger and the other matters to be considered at the special meeting, you should read carefully this entire proxy statement, including the information incorporated by reference, the appendices and the additional documents referred to in this proxy statement.

                                  THE COMPANIES

INSIGNIA FINANCIAL GROUP, INC.
200 Park Avenue
New York, New York  10166
(212) 984-8033

         Insignia Financial Group, Inc. is an international real estate services company with operations in the United States, the United Kingdom and France, as well as other operations in continental Europe, Asia and Latin America. Insignia's real estate service businesses specialize in commercial leasing, sales brokerage, corporate real estate consulting, property management, property development and re-development, apartment brokerage and leasing, condominium and cooperative apartment management, real estate oriented financial services, equity co-investment and other services. In addition to traditional real estate services, Insignia has previously invested its own capital, together with the capital of third party investors, in principal real estate oriented ventures, including co-investment in existing property assets, real estate development and managed private investment funds. Currently, Insignia does not intend to invest in new principal real estate oriented ventures even if the merger is not consummated. In addition to venture related investment returns, Insignia generates revenues from fee-based services provided to minority owned real estate investment entities.

CBRE HOLDING, INC.
CB RICHARD ELLIS SERVICES, INC.
355 South Grand Avenue
Suite 3100
Los Angeles, California  90071
(213) 613-3226

         CBRE Holding is a holding company that owns all of the outstanding capital stock of CB Richard Ellis Services, which is also a holding company that conducts its operations primarily through its direct and indirect subsidiaries. CBRE Holding is one of the world's largest global commercial real estate services firms in terms of revenue, offering a full range of services to commercial real estate occupiers, owners, lenders and investors. Its operations are conducted through 206 offices located in 47 countries with approximately 9,500 employees. CBRE Holding has worldwide capabilities to assist buyers in the purchase and sellers in the disposition of commercial property, assist tenants in finding available space and owners in finding qualified tenants, provide valuation and appraisals for real estate property, assist in the placement of financing for commercial real estate, provide commercial loan servicing, provide research and consulting services, help institutional investors manage commercial real estate portfolios, provide property and facilities management service and serve as the outsource service provider to corporations seeking to be relieved of the burden of managing their real estate operations.

APPLE ACQUISITION CORP.
355 South Grand Avenue
Suite 3100
Los Angeles, California  90071
(213) 613-3226

         Apple Acquisition Corp., a Delaware corporation, is an indirect wholly owned subsidiary of CBRE Holding and a direct wholly owned subsidiary of CB Richard Ellis Services and has not engaged in any business except in furtherance of effecting the merger.

         We sometimes refer to CBRE Holding, CB Richard Ellis Services and Apple Acquisition collectively in this proxy statement as the "CBRE Companies."

                               THE SPECIAL MEETING

DATE, TIME, PLACE AND PROPOSALS TO BE CONSIDERED (see p. ____)

         The special meeting of stockholders of Insignia will be held on ____________, 2003 at ______, local time, at __________________. At the special meeting, stockholders will consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 17, 2003, by and among Insignia, CB Richard Ellis Services, CBRE Holding and Apple Acquisition and to approve the merger of Apple Acquisition with and into Insignia. A copy of the merger agreement is attached as Appendix A to this proxy statement. For additional information regarding the proposal to be considered at the special meeting, see "Introduction -- Proposal to be Considered at the Special Meeting."

RECORD DATE FOR VOTING (see pp. ____)

         Only holders of record of our common stock at the close of business on ________, 2003 are entitled to notice of and to vote at the special meeting. On that date, there were: ____ holders of record of our common stock and ___________ shares of our common stock outstanding. For additional information regarding the record date for voting, see "Introduction -- Voting Rights; Vote Required for Approval."

VOTE REQUIRED FOR APPROVAL (see pp. ____)

         Adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date. A failure to return a properly executed proxy card or to vote at the special meeting, including abstentions and broker non-votes will have the effect of a vote "AGAINST" the adoption of the merger agreement and approval of the merger. Some of our officers who collectively owned on the record date approximately __% of our outstanding common stock entitled to vote at the special meeting have entered into voting agreements in which they have agreed to vote their shares in favor of adoption of the merger agreement and approval of the merger. Holders of shares of our series A convertible preferred stock and series B convertible preferred stock are not entitled to vote with respect to the merger.

                                   THE MERGER

MERGER CONSIDERATION

         In the merger:

         o each outstanding share of our common stock will be converted into the right to receive $11.00 in cash, subject to decrease if we pay a dividend under specified circumstances prior to the time of the merger and subject to increase of up to $1.00 per share if we sell certain specified assets and receive net cash proceeds prior to the time of the merger in excess of a specified amount (generally $45 million, subject to increase);

         o each outstanding share of our series A convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share; and

         o each outstanding share of our series B convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share;

in each case, without interest and less any applicable withholding taxes and other than shares held by us as treasury stock or owned by CBRE Holding, CB Richard Ellis Services or Apple Acquisition or their respective subsidiaries, or held by stockholders who perfect their appraisal rights under Delaware law and do not effectively withdraw their right to appraisal. Although the consideration payable for outstanding shares of our common stock may be decreased or increased as generally described above, we do not expect to pay a dividend on our common stock and we have not entered into any definitive agreement regarding the sale of the specified assets and may be unable to complete any sales at or prior to the closing of the merger. As a result, at the time you are asked to vote on the merger you may not know whether or not the common stock merger consideration will be greater than $11.00 per share. Accordingly, you should not expect the common stock merger consideration to be greater than $11.00 per share.

TREATMENT OF OTHER SECURITIES

         STOCK OPTIONS AND WARRANTS. In the merger, all outstanding options and warrants, whether vested or unvested, to purchase our common stock will be canceled and will represent the right to receive a cash payment, without interest, equal to the excess, if any, of the common stock merger consideration over the per share exercise price of the option or warrant, multiplied by the number of shares of common stock subject to the option or warrant, less any applicable withholding taxes.

         RESTRICTED STOCK AWARDS. In the merger, all outstanding restricted stock awards will be canceled and will represent the right to receive an amount in cash, without interest, equal to the common stock merger consideration multiplied by the number of shares of common stock subject to such awards, less any applicable withholding taxes.

REASONS FOR ENGAGING IN THE MERGER (see pp. ____)

         The principal purpose of the merger is to enable holders of our common stock to receive cash for their shares at a significant premium over (a) the $8.37 closing price per share of our common stock on February 6, 2003, the last full trading day before the public announcement of our discussions with CBRE Holding concerning the proposed merger and (b) the average price per share of $9.21 during the 360-day period immediately preceding February 6, 2003. A special committee of our board of directors and our board of directors believe that the merger is advisable and in the best interests of our stockholders. See "The Merger -- Reasons for the Recommendations of the Special Committee and our Board of Directors."

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS (see pp.
____)

         Each of the members of the special committee voted in favor of the adoption of the merger agreement and the approval of the merger. Our board of directors also has unanimously determined that the merger is advisable and in the best interests of our stockholders and approved the merger agreement and the merger. Accordingly, our board of directors and the special committee recommend that you vote "FOR" the proposal to adopt the merger agreement and approve the merger. For a discussion of the material factors considered by the special committee and our board of directors in reaching their recommendations, see "The Merger -- Reasons for the Recommendations of the Special Committee and our Board of Directors."

OPINION OF BEAR, STEARNS & CO. INC.  (see pp. ____)

         In connection with the merger, the special committee and our board of directors considered the opinion of Bear, Stearns & Co. Inc. as to the fairness of the merger consideration, from a financial point of view, to the holders of our common stock. Bear Stearns rendered its oral opinion on February 17, 2003, subsequently confirmed in writing as of that date, to the special committee and our board of directors to the effect that, based upon the assumptions made, matters considered and limitations on the review described in the written opinion, the merger consideration was fair from a financial point of view to the holders of our common stock. Bear Stearns's opinion was provided for the information of the special committee and our board of directors and does not constitute a recommendation to any stockholder with respect to any matter relating to the proposed merger. See "Special Factors -- Opinion of Bear, Stearns & Co. Inc."

         The full text of Bear Stearns's written opinion is attached as Appendix B to this proxy statement. We encourage you to read Bear Stearns's opinion in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (see pp. ____)

         In considering the recommendation of the special committee and our board of directors with respect to the merger agreement and the merger, you should be aware that many of our executive officers and members of our board of directors have interests in the merger that are in addition to, or different from, the interests of our stockholders generally and include the following:

         o Some of our executive officers and directors have unvested options or warrants to purchase our common stock or restricted stock awards. The merger agreement provides that all outstanding options, warrants and restricted stock awards will become fully vested at the time of the merger, including options, warrants and restricted stock awards held by our executive officers and directors.

         o Our executive officers are entitled to receive substantial payments and benefits in connection with the merger.

         o One of our executive officers, who is also a director, has entered into a new employment agreement with CB Richard Ellis, Inc., a direct wholly owned subsidiary of CB Richard Ellis Services, that will become effective and supersede his existing employment agreement upon the completion of the merger. Another of our executive officers, who is also a director, currently is negotiating with CB Richard Ellis, Inc. regarding the terms of potential amendments to his employment agreement that would become effective upon the completion of the merger.

         o The profit participation interests that some of our directors and executive officers have in respect of our real estate co-investment and development real estate assets, in our real estate security investment funds and certain other real estate investment assets will remain in place following the merger.

         o Subject to specified limitations, CBRE Holding and CB Richard Ellis Services will continue the indemnification arrangements and directors' and officers' liability insurance for our past and present directors and officers following the merger.

         o The members of the special committee are receiving separate compensation for serving on that committee.

See "The Merger -- Interests of Executive Officers and Directors in the Merger."

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES  (see pp. _____)

         The receipt of cash in exchange for stock surrendered in the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, a stockholder generally will realize taxable gain or loss as a result of the merger measured by the difference, if any, between the merger consideration received for such shares and the stockholder's adjusted tax basis of such shares. For additional information regarding material U.S. federal income tax consequences of the merger to our stockholders, see "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger to our Stockholders."

THE MERGER AGREEMENT  (see pp. ____)

CONDITIONS TO THE MERGER

         The obligations of Insignia, CBRE Holding, CB Richard Ellis Services and Apple Acquisition to effect the merger are subject to the satisfaction of the following conditions, among others:

         o the merger agreement must be adopted and the merger must be approved by holders of our common stock;

         o CBRE Holding or CB Richard Ellis Services must have received at least $610 million in debt financing on specified terms, which financing is itself subject to a number of important conditions (for additional information, see "The Merger - The Financing of the Merger");

         o the applicable waiting period or required approval under U.S. antitrust laws and other similar non-U.S. laws must expire or be earlier terminated and other regulatory approvals must be obtained;

         o no law, injunction or order restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger may be in effect;

         o the parties' respective representations and warranties in the merger agreement must be materially true and correct; and

         o the parties must have materially complied with their respective covenants in the merger agreement.

         For additional information regarding the conditions of each party's obligation to effect the merger, see "The Merger Agreement -- Conditions to the Merger."

NO SOLICITATION

         The merger agreement contains detailed provisions prohibiting us from seeking an alternative transaction to the merger. These "no solicitation" provisions prohibit us from taking any action to solicit or knowingly encourage an acquisition proposal from a third party. The merger agreement does not, however, prohibit us, the special committee or our board of directors from considering and potentially approving and recommending an unsolicited superior proposal from a third party, if we, the special committee and our board of directors comply with the appropriate provisions of the merger agreement. For additional information regarding these "no solicitation" provisions, see "The Merger Agreement -- No Solicitation."

TERMINATION OF MERGER AGREEMENT

         The merger agreement may be terminated, and the merger may be abandoned, at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement and approval of the merger by our stockholders:

         o by mutual written agreement of CBRE Holding, CB Richard Ellis Services, Apple Acquisition and us;

         o by either Apple Acquisition or us, if the merger is not completed on or before July 14, 2003, so long as the failure of the merger to occur is not the result of the breach by the terminating party of a provision of the merger agreement;

         o by either Apple Acquisition or us, if any final government action makes illegal or prohibits completion of the merger;

         o by either Apple Acquisition or us, if our stockholders do not adopt the merger agreement and approve the merger at the special meeting or any adjournment of the special meeting;

         o by either Apple Acquisition or us, if the other party materially breaches or fails to perform any of its representations, warranties or covenants in the merger agreement and fails to cure the breach;

         o by us, concurrently with the execution of an acquisition agreement permitted under the merger agreement in connection with a superior proposal and the payment to Apple Acquisition of the termination fee described below;

         o by Apple Acquisition, if our board of directors or the special committee of our board of directors withdraws, changes or modifies their approval or recommendation of the merger or the merger agreement or approve or recommend an alternative transaction; or

         o by Apple Acquisition if any other person or entity acquires beneficial ownership of a majority of our outstanding common stock.

         For additional information regarding the ability of the parties to terminate the merger agreement, see "The Merger Agreement -- Termination of the Merger Agreement."

TERMINATION FEES; INDEMNIFICATION

         The merger agreement provides that, in specified circumstances in which the merger agreement is terminated, we must pay to Apple Acquisition a termination fee of $7 million. One effect of the termination fee provisions is to make an acquisition of us more expensive for any other potential acquiror of us, which might discourage a potential acquiror from making an offer to acquire us. The merger agreement also includes an agreement of the CBRE Companies to indemnify us for up to $50 million of specified damages in the event the merger agreement is terminated under limited circumstances. For additional information regarding the termination fee and the circumstances under which it is payable, as well as the indemnification obligation of the CBRE Companies, see "The Merger Agreement -- Termination Fee; Expenses."

APPRAISAL RIGHTS(see pp. ____)

         Holders of our common stock who object to the merger may elect to pursue their appraisal rights to receive the judicially determined "fair value" of their shares, which could be more or less than the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. In order to qualify for these rights, you must (1) not vote in favor of the adoption of the merger agreement or the approval of the merger, (2) make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement and the approval of the merger at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. For a summary of these Delaware law procedures, see "The Merger -- Appraisal Rights." An executed proxy that is not marked "AGAINST" or "ABSTAIN" will be voted for adoption of the merger agreement and approval of the merger and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

REGULATORY APPROVALS (see pp. _____)

         CBRE Holding and we are required to make filings with or obtain approvals from United States regulatory authorities in connection with the merger, including a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. CBRE Holding and we each filed a notification form under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Department of Justice on March 14, 2003. In addition, CBRE Holding and some of its stockholders are required to make a filing under the Hart-Scott-Rodino Act in connection with the equity financing to be provided to CBRE Holding in connection with the merger, which filing was made with the Federal Trade Commission and the Department of Justice on _________, 2003. CBRE Holding is also required to make a filing with the French antitrust authority and CBRE Holding, some of its stockholders and we are required to make a filing with a regulatory authority in the United Kingdom in connection with the proposed merger. For additional information regarding regulatory approvals, see "The Merger -- Regulatory Approvals."

FINANCING OF THE MERGER (see pp. ______)

         Based upon our total outstanding shares of common stock as of the record date for the special meeting, and the outstanding indebtedness of us and CB Richard Ellis Services as of _____ __, 2003, the total amount of funds required to consummate the merger, repay some of our and CB Richard Ellis Services' indebtedness and to pay our and the CBRE Companies' related fees and expenses is estimated to be approximately $_____ million. The CBRE Companies plan to fund the purchase price using their and Insignia's general working capital, equity and/or debt financing provided by stockholders of CBRE Holding in an amount of not less than $100 million and up to $145 million and a portion of the net proceeds of at least $____ million of third-party debt financings. The merger is conditioned on the consummation of this third-party debt financing arrangement. For additional information regarding the financing of the merger, see "The Merger -- Financing of the Merger."

                 FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE

         Some statements contained in this proxy statement are forward-looking statements. The words and phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimates," "projects," "believes," "plans" or similar expressions, are intended to identify "forward-looking statements" and include, without limitation, our expectations regarding revenues, earnings or other future financial performance and liquidity, and general statements about future operations and operating results. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from our expectations. Factors that could cause actual results to differ from expectations include, without limitation:

         o our real estate investments carry inherent risk, including the potential loss of our entire investment in any single asset;

         o covenants in our revolving credit facility restrict our ability to incur indebtedness and to raise additional capital in many respects, which may restrict our ability to acquire additional investments and thereby adversely affect our realization of investment gains in future periods;

         o since we are a minority owner in some of our investments, we have limited control over the timing of the disposition of these investments and the realization of any gain or the limitation of any loss;.

         o our operations are concentrated in the world's largest financial centers, including New York, London and Paris; in addition to risks related to the local real estate markets and economies of these cities, there is the risk that unusual and unforeseen events, including events such as those of September 11, 2001 in one or more of these cities could have a material adverse effect on our business and financial performance;

         o the increased international scope of our operations may lead to more volatile financial results and difficulties in managing our businesses for a number of reasons, including: unexpected changes in regulatory requirements; the burden of complying with multiple and potentially conflicting laws in different jurisdictions; the impact of regional or country-specific business cycles and economic instability; currency restrictions and exchange rate fluctuations; limited familiarity with local business customers and operating environments; difficulties and costs of staffing and managing international operations; potentially adverse tax and tariff consequences; the geographic, time zone, language and cultural differences between personnel in different areas; and war, civil disturbances and terrorist acts;

         o each of the businesses in which we compete is highly competitive on an international, national, regional and local level and we face competition from other real estate service providers, institutional lenders, insurance companies, investment banking firms, investment managers and accounting firms;

         o the failure to comply with governmental regulations, including licensing procedures, prescribed fiduciary responsibilities, anti-fraud prohibitions, advertising, trade, environmental, housing and real estate settlement laws and regulations could adversely affect us;

         o many of our property management agreements are cancelable by the client on as little as 30 to 60 days' notice;

         o the failure to secure renewals of our existing property management contracts or the necessity of entering into new contracts on less favorable terms;

         o we may not be able to obtain, at a reasonable price or at all, certain types of insurance, such as insurance for acts of terrorism, or the insurance that we do maintain may contain restrictions, deductibles or limitations, in either case, with the result that our insurance coverage would be insufficient to pay the full value of some types of damages suffered by us;

         o    we may be unable to attract and retain qualified personnel;

         o the loans under our senior revolving credit facility bear interest at LIBOR plus a margin that varies according to the ratio of debt to consolidated net income before interest expense, taxes, depreciation, amortization and specified other costs, and, therefore, we are vulnerable to increases in interest rates as a result of either increases in the base rate or the variable LIBOR margin;

         o our senior revolving credit agreement contains covenants that could materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our best interest, and our ability to comply with these covenants may be affected by events beyond our control;

         o our revenue from property management services is generally based upon percentages of the revenue generated by the properties that we manage and, therefore, our revenue would be adversely affected by decreases in the performance of the properties we manage; many of the factors affecting property performance are partially or completely outside of our control;

         o we plan our capital and operating expenditures based on our expectations of future revenues; if revenues are below expectations in any given quarter, we may be unable to adjust expenditures to compensate for any unexpected revenue shortfall; and

         o we may become subject to environmental liabilities with respect to properties owned or controlled by us, including properties formerly owned or controlled by us, even if the original actions giving rise to such liabilities were legal and we did not know of, or were not responsible for, the presence of hazardous or toxic substances relating to such properties.

         We undertake no obligation to publicly update or revise any forward-looking statements made in this proxy statement or elsewhere whether as a result of new information, future events or otherwise.

                                  INTRODUCTION

         This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for a special meeting of our stockholders to be held on ____________, 2003 at _______, local time, at
_____________________________, or at any adjournment or postponement of the special meeting. Shares of our common stock represented by properly executed proxies received by us will be voted at the special meeting or any adjournment or postponement of the special meeting in accordance with the terms of those proxies, unless revoked.

PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING

         At the special meeting, you will consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 17, 2003, by and among Insignia, CBRE Holding, CB Richard Ellis Services and Apple Acquisition and to approve the merger of Apple Acquisition with and into Insignia.

         At the effective time of the merger, the separate corporate existence of Apple Acquisition will cease, and Insignia will be the surviving corporation and a direct wholly-owned subsidiary of CB Richard Ellis Services and an indirect subsidiary of CBRE Holding. In the merger:

         o each outstanding share of our common stock will be converted into the right to receive $11.00 in cash, subject to decrease if we pay a dividend under specified circumstances prior to the time of the merger and subject to increase of up to $1.00 per share if we sell certain specified assets and receive net cash proceeds prior to the time of the merger in excess of a specified amount (generally $45 million, subject to increase);

         o each outstanding share of our series A convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share;

         o each outstanding share of our series B convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share;

         in each case, without interest and less any applicable withholding taxes and other than shares held in our treasury, held by CBRE Holding, CB Richard Ellis Services or Apple Acquisition or their respective subsidiaries or held by stockholders who perfect their appraisal rights under Delaware law and to not effectively withdraw or lose their right to appraisal. Although the consideration payable for outstanding shares of our common stock may be decreased or increased as generally described above, we do not expect to pay a dividend on our common stock and we have not entered into any definitive agreement regarding the sale of the specified assets and may be unable to complete any sales at or prior to the closing of the merger. As a result, at the time you are asked to vote on the merger you may not know whether or not the common stock merger consideration will be greater than $11.00 per share. Accordingly, you should not expect the common stock merger consideration to be greater than $11.00 per share.

         Also under the merger agreement:

         o all outstanding options and warrants to purchase our common stock, whether vested or unvested, will be canceled and will represent the right to receive a cash payment, without interest, less any applicable withholding taxes, equal to the excess, if any, of (a) the common stock merger consideration described above over (b) the per share exercise price of the option or warrant, multiplied by the number of shares of common stock subject to the option or warrant;

         o all outstanding restricted stock awards will be canceled and will represent the right to receive a cash payment, without interest, less any applicable withholding taxes, equal to the common stock merger consideration described above multiplied by the number of shares of common stock subject to such awards; and

         o each outstanding share of common stock of Apple Acquisition will be converted into one share of common stock of the surviving corporation.

         If necessary, we may also ask our stockholders to vote upon a proposal to adjourn the meeting so that we may solicit additional votes in favor of the adoption of the merger agreement and approval of the merger.

         Stockholders who perfect their appraisal rights under Delaware law will be entitled to receive from the surviving corporation, instead of the common stock merger consideration described above, a cash payment in the amount of the "fair value" of their shares, determined in accordance with Delaware law. After the merger, these shares will not represent any interest in the surviving corporation other than the right to receive this cash payment. See "The Merger -- Appraisal Rights."

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED FOR APPROVAL

         Only holders of record of our common stock at the close of business on _________, 2003, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. On that date there were ____ holders of record of our common stock and ___________ shares of our common stock outstanding, of which _____________ shares, or approximately __% of our outstanding common stock on that date, were held by our directors and executive officers.

         Any stockholder entitled to vote may vote either in person or by properly executed proxy. The presence, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes are counted for the purpose of establishing a quorum at the special meeting. In the event that a quorum is not present at the special meeting, we expect to adjourn or postpone the meeting to solicit additional proxies. Holders of record on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement and approve the merger.

         The merger agreement must be adopted and the merger must be approved by the holders of at least a majority of the outstanding shares of our common stock. Failure to return a properly executed proxy card or to vote at the special meeting, including abstention and broker non-votes will have the effect of a vote "AGAINST" the adoption of the merger agreement and approval of the merger.

         If the special meeting is adjourned for any reason, the adoption of the merger agreement may be considered and voted upon by our stockholders at a subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting, except for any proxies that have been properly withdrawn or revoked.

         Executive officers of Insignia who collectively owned on the record date approximately ___% of our outstanding common stock entitled to vote at the special meeting have entered into voting agreements in which they have agreed to vote their shares in favor of the adoption of the merger agreement and approval of the merger. In addition, each of our directors and executive officers who has not entered into a voting agreement has indicated that he intends to vote his shares in favor of the adoption of the merger agreement and approval of the merger. See "The Merger -- Interests of Executive Officers and Directors in the Merger."

         If the special committee or our board of directors withdraws or changes its recommendation with respect to the merger agreement and the merger, and the merger agreement has not been terminated by us or Apple Acquisition, the merger agreement provides that we will still hold the special meeting for stockholders to vote on the adoption of the merger agreement and the approval of the merger.

VOTING AND REVOCATION OF PROXIES

         All shares of our common stock represented by properly executed proxies received prior to or at the special meeting and not revoked will be voted in accordance with the instructions indicated in those proxies. If no instructions are indicated, the proxies will be voted "FOR" the proposal to adopt the merger agreement and approve the merger.

A stockholder giving the proxy may revoke it by:

         o delivering to our corporate secretary at our corporate offices at 200 Park Avenue, New York, New York 10166, on or before the business day prior to the special meeting, a written revocation of the proxy or a later dated, signed proxy card;

         o delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting;

         o    attending the special meeting and voting in person; or

         o if you have instructed a broker to vote your shares, following the directions received from your broker to change those instructions.

         Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

         Our board of directors is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

SOLICITATION OF PROXIES; EXPENSES OF SOLICITATION

         We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of shares which those persons hold of record. Solicitation of proxies will be made principally by mail. Proxies also may be solicited in person or by telephone, facsimile or other permitted means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.

         We have retained D.F. King & Co., Inc. for a fee of $5,000, plus expenses, to assist in the solicitation of proxies from stockholders, including brokerage houses and other custodians, nominees and fiduciaries. D.F. King may solicit proxies by mail, telephone, facsimile or other permitted means.

         We are mailing this proxy statement to stockholders on or about __________, 2003.

MARKET PRICE DATA

         Our common stock trades on the New York Stock Exchange under the symbol "IFS." The following table sets forth the high and low sales prices per share of our common stock, as reported by the New York Stock Exchange, for the quarters indicated:

         Year Ending December 31, 2003:                High           Low
         ------------------------------                ----           ---
         First quarter  (through March__, 2003)          $              $

         Year Ended December 31, 2002:
         -----------------------------
         Fourth quarter                                $ 8.00         $ 5.45
         Third quarter                                 $ 9.54         $ 7.45
         Second quarter                                $11.31         $ 9.35
         First quarter                                 $11.65         $10.08

         Year Ended December 31, 2001:
         ----------------------------
         Fourth quarter                                $13.24         $11.30
         Third quarter                                 $12.82         $10.45
         Second quarter                                $12.80         $ 9.50
         First quarter                                 $10.95         $ 9.15

         On February 6, 2003, the last full trading day before the public announcement of our discussions with CBRE Holding concerning the proposed merger, the closing sale price of our common stock was $8.37. On February 14, 2003, the last full trading day before the public announcement of the execution of the merger agreement, the closing sales price per share was $10.63. On ________, 2003, the most recent practicable trading day prior to the date of this proxy statement, the closing sales price per share was $_______. You should obtain current market price quotations for the common stock in connection with voting your shares.


DIVIDENDS

         We have never declared a dividend on our common stock. Under the merger agreement, we have agreed not to declare or pay any dividends on our common stock prior to the closing of the merger or the earlier termination of the merger agreement except with the consent of CB Richard Ellis Services.


RECENT DEVELOPMENTS

         On February 6, 2003, we entered into a non-binding letter of intent with Montauk Battery Realty, LLC regarding the sale of our wholly-owned subsidiary, Insignia Residential Group, Inc., which is the sole member of Insignia Douglas Elliman LLC, for a purchase price of up to $73.5 million. On March 14, 2003, we sold to Montauk Battery Realty all of the stock of Insignia Residential Group, the sole member of Insignia Douglas Elliman, for a purchase price of up to $71.75 million paid or payable as follows:

         o    $66.75 million was paid in cash at the closing of the transaction;

         o $500,000 in cash held in escrow on the closing date of the transaction and up to another $500,000 held in escrow upon receipt of specified pending commissions; and

         o the assumption by the buyer of up to $4.0 million in existing earn-out payment obligations of Insignia Douglas Elliman.

         The escrowed amounts are available to secure our indemnity obligations under our agreement with Montauk Battery Realty. Any amounts remaining in escrow on March 14, 2004 and not securing previously made indemnity claims will be released to us.

         Insignia Douglas Elliman, founded in 1911 and acquired by Insignia in June 1999, provides sales and rental services in the New York City residential cooperative, condominium and rental apartment market. Insignia Douglas Elliman also operates in upscale suburban markets in Long Island (Manhasset, Locust Valley and Port Washington/Sands Point). Insignia Douglas Elliman has approximately 830 brokers, supported by approximately 120 corporate employees in 12 offices in the New York City area. In 2002, Insignia Douglas Elliman generated service revenues of approximately $133.7 million, or 19% of our total service revenues for the year. Insignia Residential Group provides property management services. It operates the largest manager of cooperative, condominium and rental apartments in the New York metropolitan area, providing full service third-party fee management for more than 250 properties, comprising approximately 60,000 residential units. Among the notable properties currently managed by Insignia Residential Group in the New York metropolitan area are the Worldwide Plaza, London Terrace and Peter Cooper Village/Stuyvesant Town, an 11,000-unit residential community owned by Metropolitan Life. Insignia Residential Group generated total service revenues of $26.5 million in 2002.

         Insignia Douglas Elliman and Insignia Residential Group are not included in the specified real estate-related assets we are permitted to sell under the merger agreement that may result in an increase in the common stock merger consideration and the cash proceeds received by us from this sale will not affect the consideration to be paid to you in the merger. We used $65.0 million of the net cash proceeds from this sale to repay some of our outstanding indebtedness under our senior revolving credit facility.

         The employment agreements of Messrs. Farkas, Garrison, Aston and Uretta provide for the payment of certain incentives to each of them upon the occurrence of a "material asset disposition," as defined in their respective employment agreements, subject to the terms and conditions of these employment agreements. Incentives payable to these individuals as a result of the sale of Insignia Douglas Elliman and Insignia Residential Group are expected to aggregate approximately $1,669,000. The incentives due to each of these individuals will be paid at the closing of the merger. The amount payable to each of these individuals under his employment agreement at and in connection with the merger will be reduced by the amount of the incentives paid to each of these individuals in connection with the sale of Insignia Douglas Elliman and Insignia Residential Group. See "The Merger -- Interests of Executive Officers and Directors in the Merger."

                                   THE MERGER

BACKGROUND OF THE MERGER

         Our senior management and board of directors regularly discuss and evaluate our long-term strategy. Our senior management is generally of the view that the real estate services business in the United States, while remaining significantly fragmented, has been in recent years characterized by consolidation, which has been driven in large measure by the economies of scale available to larger entities in the industry, as well as the geographic expansion of entities. In order to take advantage of these trends to benefit our stockholders, our senior management and our board have consistently remained receptive to opportunities to acquire other businesses or to be acquired by another entity.

         In 1998 and 1999, we negotiated the terms of a stock-for-stock merger with CB Richard Ellis Services and a definitive merger agreement was presented to the board of directors of each company for their consideration. This merger agreement was approved by our board of directors. The board of directors of CB Richard Ellis Services failed to approve the merger agreement that had been negotiated, and discussions between the parties were terminated.

         During the summer of 2002, Raymond Wirta, the chief executive officer of CBRE Holding, and Andrew L. Farkas, the chairman and chief executive officer of Insignia, again began to discuss a possible combination of the two companies. On October 14, 2002, we entered into a confidentiality agreement with CBRE Holding. After the signing of this agreement, we immediately established a data room and CBRE Holding began a limited due diligence process. The confidentiality agreement that was agreed upon did not contain a provision restricting or prohibiting either party's ability to hire the other party's employees, although such a provision was discussed in connection with the negotiation of that agreement.

         Also on October 14, 2002, our board of directors formed a special committee to evaluate the merits of any proposed transaction with CBRE Holding, including the fairness to our stockholders, and to consider any alternative transactions that may be available. The special committee retained Dechert LLP as its legal counsel.

         On October 17, 2002, representatives of CBRE Holding and Insignia met in New York City to discuss the feasibility of a transaction between the two companies. Also on that day in New York City, the chairman of the special committee and the special committee's legal counsel interviewed representatives of Bear, Stearns & Co. Inc. regarding the possibility of Bear Stearns acting as the financial advisor to the special committee. On October 18, 2002, the chairman of the special committee and the special committee's legal counsel held similar meetings in New York City with representatives of two other prominent investment banks.

         In a meeting held by telephone conference call on October 20, 2002, after considering each of the three investment banks that were interviewed, the special committee authorized its legal counsel to negotiate an engagement letter with Bear Stearns. On October 25, 2002, the special committee retained Bear Stearns as financial advisor to the special committee and, in the event of a transaction, to render an opinion to the special committee and our board of directors as to the fairness of the transaction, from a financial point of view, to the holders of our common stock. On October 28, 2002, a meeting of the special committee was held by telephone conference call in which the special committee considered initiating a stock repurchase program, but determined not to do so until after receiving and considering an initial proposal from CBRE Holding. During the last two weeks of October, CBRE Holding and its advisors conducted a due diligence review of the materials in the data room.

         On November 1, 2002, CBRE Holding sent a letter to us and the special committee proposing an acquisition of us by merger at $10.15 in cash per share of our common stock. CBRE Holding's proposal assumed that Insignia Nautica, one of our development properties that is in St. Thomas, U.S. Virgin Islands, would be sold prior to the completion of the acquisition for net cash proceeds of $20 million, and provided that the $10.15 per share price would be adjusted upward or downward to reflect the actual net cash proceeds from such a sale. The letter specifically stated that the disposition of our other real estate assets was not a condition to CBRE Holding's offer, although CBRE Holding anticipated that these assets would be sold simultaneously with the completion of the proposed acquisition.

         On November 5 and November 6, 2002, legal counsel for CBRE Holding, our outside legal counsel, legal counsel for the special committee and our general counsel discussed the details of the proposal, alternative structures for the transaction and sources of financing. A significant portion of the issues covered in these discussions related to the conditions to the closing of any such proposed transaction after the parties had entered into a definitive agreement. Also on November 6, 2002, by telephone conference call Bear Stearns made a presentation to the special committee of their preliminary analysis of CBRE Holding's offer. Based upon that presentation, the special committee authorized us and Bear Stearns to continue discussions with CBRE Holding in an attempt to improve their offer. On November 12, 2002, the special committee and its legal and financial advisors held a meeting by telephone conference call in which Bear Stearns reported to the special committee that it had communicated with Credit Suisse First Boston, CBRE Holding's financial advisor, to review the proposed financing for CBRE's offer.

         In November 2002, we were approached by another industry participant regarding a possible transaction and discussed entering into a confidentiality agreement.

         On December 2, 2002, Carl C. Icahn, High River Limited Partnership and Barberry Corp. filed a Schedule 13D with the SEC reporting that they beneficially owned an aggregate of 1,603,700 shares of our common stock, having acquired 611,200 shares between November 13, 2002 and November 29, 2002.

         On December 5, 2002, the special committee held a meeting in New York City with its legal and financial advisors to discuss the status of the discussions with CBRE Holding and the other industry participant. The special committee and its advisors first met with Andrew Farkas, our chairman of the board and chief executive officer, to understand his perspective on a proposed transaction with CBRE Holding. Based on this meeting, the special committee then instructed Mr. Farkas and Bear Stearns to continue to pursue a transaction with CBRE Holding. The special committee also met with other members of our management, our general counsel and our outside legal counsel to discuss these matters and inform them of the special committee's instructions.

         During the week of December 16, 2002, Mr. Farkas and Raymond Wirta participated in general discussions regarding our real estate assets, the development of these assets and the potential value of these assets to CBRE Holding or a third party.

         On December 24, 2002, Mr. Wirta sent a letter to Mr. Farkas, with copies to the chairman of the special committee and to its financial advisor, outlining the status of open items in the discussions between CBRE Holding and Insignia. Among other things, Mr. Wirta proposed the payment of merger consideration of $11.00 in cash per share of common stock. With respect to the real estate assets, Mr. Wirta proposed two alternatives. The first was that CBRE Holding would acquire these assets as a result of the acquisition of Insignia and attempt to sell them to a third party simultaneously with the completion of the acquisition. The second alternative, which he indicated CBRE Holding preferred, subject to the approval of our special committee, was to sell certain of the assets to a third party and the remaining assets to a joint venture composed of CBRE Holding (25%), Mr. Farkas (25%) and two or three third party investors. He proposed that Mr. Farkas find the third party investors and manage the joint venture. He also indicated that if the latter alternative were chosen, CBRE Holding would increase the merger consideration per share of common stock to $11.25 in cash.

         On December 27, 2002, the other industry participant entered into a confidentiality agreement with Insignia, but declined to enter into an agreement restricting or prohibiting each party's ability to hire the other party's employees.

         On January 9, 2003, CBRE Holding, its legal counsel and representatives of Blum Capital Partners, L.P., whose affiliates are the majority stockholders of CBRE Holding, met in New York City with us and our legal counsel, as well as the legal and financial advisors to the special committee, to discuss further CBRE Holding's proposal. In that meeting, we and CBRE Holding negotiated the terms of CBRE Holding's most recent proposal and CBRE Holding increased the proposed price to $11.50 in cash per share of common stock. Mr. Farkas then met separately with CBRE Holding and after further negotiation CBRE Holding agreed to increase the proposed merger consideration to $12.00 per share and reaffirmed that the closing of the merger would not be contingent upon the disposition of the real estate assets.

         On January 10, 2003, Mr. Wirta sent a letter to Mr. Farkas regarding the disposition of the real estate assets. He proposed that certain of the assets be sold to a potential third party buyer identified by CBRE Holding and that the remaining assets be sold to a joint venture to be owned by CBRE Holding, Mr. Farkas and other investors that he wanted Mr. Farkas to find. Mr. Wirta indicated in this letter that although CBRE Holding had previously indicated that it would be interested in owning a 25% interest in such a joint venture, they now wanted to reduce their investment to a smaller amount in order to simplify their financing process for the proposed merger. Mr. Wirta explained that he was pursuing a possible joint venture with Mr. Farkas because Mr. Farkas and some of his employees were "quite knowledgeable on each of the assets and [were] likely best positioned to maximize their future value." Mr. Wirta wrote that while CBRE Holding's merger proposal was not conditioned on the disposition of our real estate assets, CBRE Holding's objective was to enter into an agreement providing for such disposition with no uncertainty of closing. Mr. Wirta sought Mr. Farkas' views on how to structure and finance the joint venture and requested that Mr. Farkas make a proposal to CBRE Holding regarding the joint venture.

         On January 13, 2003 CBRE Holding, its legal counsel, its financial advisor and representatives of Blum Capital Partners met with us and our legal counsel and the legal and financial advisors to the special committee to discuss and coordinate the due diligence process. On January 14, 2003, legal counsel for CBRE Holding began reviewing the materials in the data room.

         On January 17, 2003, legal counsel for CBRE Holding distributed a first draft of the merger agreement.

         On January 18-19, 2003, the financial advisor to the other industry participant reviewed the material in the data room and requested additional information during the following week.

         On January 19, 2003, CBRE Holding and we executed a no-raid agreement, in which each agreed, with specified exceptions, not to solicit or hire the employees or independent contractors of the other party. We thereafter expanded the scope of the information made available to CBRE Holding. From January 20 to January 31, 2003, CBRE Holding and its accountants met in New York City with us and our accountants as part of their due diligence review of our company. During this period, representatives of CBRE Holding, its accountants and legal counsel also reviewed materials we made available in the data room.

         On January 27, 2003, our legal counsel distributed to CBRE Holding a revised draft of the merger agreement that reflected the initial comments of our counsel as well as counsel to the special committee. On January 31, 2003, legal counsel to CBRE Holding, our counsel, legal counsel to the special committee and our general counsel participated in a telephone conference call to discuss the revised draft of the merger agreement which had been distributed on January 27, 2003.

         On February 1, 2003, legal counsel to CBRE Holding distributed a draft financing commitment letter it had received from Credit Suisse First Boston. On February 2, 2003, legal counsel to CBRE Holding distributed a further revised draft of the merger agreement.

         From February 3 through February 14, 2003, legal counsel for the other industry participant was given access to the materials in the data room to which CBRE Holding had access before it had signed the no-raid agreement. During a portion of this period, legal counsel for CBRE Holding separately continued its review of the material in the data room. The other industry participant never made a definitive offer relating to any transaction to acquire us or any part of our business.

         On February 3, 2003, Mr. Farkas formulated a written proposal regarding our real estate assets and delivered that proposal to the special committee for its review, requesting that the special committee authorize the delivery of the proposal to CBRE Holding. The next day the special committee authorized Mr. Farkas' sending the proposal to CBRE Holding. The proposal contemplated the creation of two joint ventures that would purchase all of the real estate assets from CBRE Holding upon the closing of the merger. With respect to the first joint venture, Mr. Farkas proposed that he would contribute approximately $12.15 million in value to the joint venture and undertake to raise an additional $24.3 million from third party investors between signing a definitive agreement and the closing of the transaction and that CBRE Holding generally would retain a 25% interest in the joint venture, subject to the payment of certain promotes by the joint venture entity. With respect to the second joint venture, Mr. Farkas proposed that he would contribute approximately $4.0 million in value to the joint venture and undertake to raise an additional $11.25 million from third party investors between signing a definitive agreement and the closing of the transaction and that CBRE Holding generally would retain a 50% interest in the joint venture. Mr. Farkas' proposal stated that it was his understanding that while CBRE Holding's $12.00 per share offer to us was not contingent upon a closing of the sale of our real estate assets at a value acceptable to CBRE Holding, CBRE Holding's offer was predicated on CBRE Holding reaching a satisfactory level of comfort prior to execution of a merger agreement that such a sale would occur. Mr. Farkas retained legal counsel to represent him in connection with this proposal regarding our real estate assets and began to speak to prospective investors regarding the investment and the due diligence review that would be required by the investors.

         On February 5, 2003, our legal counsel distributed a further revised draft of the merger agreement.

         On February 6, 2003, a conference call was held among CBRE Holding, Blum Capital Partners, legal counsel to CBRE Holding, us, our legal counsel and the legal and financial advisors to the special committee to discuss outstanding issues in CBRE Holding's due diligence review. Also on February 6, Mr. Farkas delivered his proposal regarding our real estate assets to a representative of Blum Capital Partners, as was previously authorized by the special committee.

         On February 7, 2003, a meeting was held in New York City among us, CBRE Holding, our respective advisors and the advisors to the special committee to negotiate the latest draft of the merger agreement and the draft financing commitment letter from Credit Suisse First Boston. At this meeting, we and our advisors, as well as counsel to the special committee, discussed a number of significant open issues with CBRE Holding and its representatives, many of which dealt with the conditions to the receipt of debt financing under the commitment letter and the conditions to the closing of the merger agreement.

         Late in the day on February 7, 2003, in response to a call from the New York Stock Exchange regarding rumors of a potential transaction between us and CBRE Holding and a large trading volume and price increase in our common stock, we issued a press release stating that we were in discussions with CBRE Holding with respect to a proposed combination of the two organizations. Because of the uncertainty that this announcement created for our employees and business, we and CBRE Holding agreed that we would seek to conclude or terminate our negotiations regarding a potential transaction by February 12, 2003.

         On February 8, 2003, the special committee met by telephone conference call with its legal and financial advisors and authorized us to enter into a confidentiality agreement with High River Limited Partnership, an entity affiliated with Carl C. Icahn, in order to discuss Insignia and its assets. On February 9, 2003 we entered into that agreement, and on February 10, 2003, Mr. Icahn and his affiliates amended their Schedule 13D to disclose the execution of the confidentiality agreement. On February 11, 2003, representatives of CBRE Holding and Blum Capital Partners met with representatives of Mr. Icahn to discuss potential future commercial opportunities between a company controlled by affiliates of Mr. Icahn and the combined company of Insignia and CBRE Holding after the proposed merger. At this meeting the parties also discussed the possibility of High River Limited Partnership or other affiliates of Mr. Icahn participating in the anticipated debt financing for CBRE Holding's proposed merger with us. No agreement was reached between the representatives of Mr. Icahn and CBRE Holding regarding a commercial arrangement, but both parties indicated that they may explore these opportunities in the future. The parties did not reach any agreement regarding the participation of affiliates of Mr. Icahn in the debt financing for the proposed merger. Neither High River Limited Partnership nor Mr. Icahn ever made a definitive offer relating to any transaction to acquire us or any part of our business.

         During the same period in which we engaged in discussions with Mr. Icahn, we were contacted by another party who expressed interest in considering a transaction to acquire all or a portion of our business. We began negotiating a confidentiality agreement with that party but during the negotiation that party informed us that it did not intend to pursue any transaction to acquire our business and discussions with that party were terminated.

         On February 8, 2003, the special committee agreed that we would reimburse Mr. Farkas for up to $375,000 of his expenses incurred in connection with his developing and negotiating a proposal to acquire our real estate assets if his proposal was rejected or failed to close for any reason. The special committee agreed to reimburse Mr. Farkas' expenses because CBRE Holding had requested that Mr. Farkas make a proposal to acquire all or a portion of our real estate assets and because the special committee believed that such a proposal from Mr. Farkas could facilitate reaching a final agreement with CBRE Holding on the best available terms for us and our stockholders.

         On February 9, 2003, Mr. Wirta and Mr. Farkas discussed Mr. Farkas' proposal relating to our real estate assets. Mr. Wirta informed Mr. Farkas that CBRE Holding did not wish to invest in the joint venutures proposed by Mr. Farkas and that CBRE Holding would require a higher level of comfort that the real estate closing would take place in order to satisfy CBRE Holdings' financing objectives. Mr. Wirta stated that, in light of CBRE Holding's financing requirements, CBRE Holding's strong preference would be to sell all of Insignia's interest in the real estate assets and not retain any joint venture interest. Mr. Wirta also stated that CBRE Holding would not enter into the proposed merger agreement unless CBRE Holding had in place a fully financed and unconditional commitment to purchase Insignia's real estate assets simultaneously with the completion of the merger so that there would be certainty that the cash proceeds from the sale of those assets could be used to help finance the transaction. Mr. Wirta requested Mr. Farkas to endeavor to make a fully-financed and unconditional offer to acquire all of Insignia's real estate assets on an as is where is basis. Later that day Mr. Farkas informed our counsel and counsel to the special committee of the substance of his conversation with Mr. Wirta.

         Also on February 9, 2003, the meetings among us, CBRE Holding, our respective advisors and the advisors to the special committee continued. Between February 9, 2003 and the execution of the merger agreement before the opening of business on February 18, 2003, meetings were held every day among us, CBRE Holding, our respective advisors and the advisors to the special committee in which the merger agreement, the related documents and the proposed financing for the merger were discussed. During these meetings, we and our advisors, as well as the advisors to the special committee, continued to negotiate with CBRE Holding and its advisors regarding a number of open issues, including limiting the extent of the conditions to the merger and the related financing in order to increase the certainty that the proposed merger would be completed. Among the provisions that we and our advisors negotiated in an attempt to mitigate the risk that the proposed merger would not be completed after it was announced was a provision for indemnification for damages that we may incur as a result of a termination of the merger agreement under certain circumstances, as well as an amendment to the existing no hire agreement under certain circumstances that would prevent CBRE Holding from hiring any of our employees for a significant period of time while we would be permitted during that period to attempt to hire any of its employees.

         On February 10, 2003, the special committee met by telephone conference call with its legal and financial advisors and received an update on the open issues that remained on the merger agreement, CBRE Holding's debt financing and the proposed financing of the real estate assets by a group to be formed by Mr. Farkas.

         On the evening of February 12, 2003, meetings of our board of directors and the special committee were held in New York City and by telephone conference call with their respective advisors to discuss the status of negotiations with CBRE Holding, as well as Mr. Farkas' proposed response to CBRE Holding's request for a fully-financed and unconditional offer to acquire all of our real estate assets that did not involve an investment by CBRE Holding. Mr. Farkas' personal legal counsel for the proposal attended the board of directors meeting. Mr. Farkas explained that given the approximately 72 hours that CBRE Holding had allotted for him to develop a proposal and deliver irrevocable financing commitments before the parties' mutually agreed February 12 target date for either concluding or terminating negotiations, and the inability of prospective investors to do any due diligence on the proposed investment within that time period, the maximum that he could deliver on an underwritten, firmly committed basis was $45 million for the real estate assets, which had a net book value at December 31, 2002 of approximately $67.2 million. He explained that, in addition to the $45 million cash purchase price, the proposal contemplated that Insignia or its successor would retain certain management contracts for the real estate assets which provided a stream of revenues to Insignia that Mr. Farkas believed to have a value of $10 million, which belief Mr. Farkas stated was based, in part, on the EBITDA multiple at which CBRE Holding had proposed to acquire us and which he indicated effectively gave the proposal a $55 million value. Mr. Farkas informed the board that three institutional investors, each of which, in his view, was intimately familiar with Insignia, its real estate assets and its management, declined to participate in the proposal due to the short time period required by CBRE Holding, which precluded their ability to conduct a due diligence investigation and to issue underwritten commitments as required by CBRE Holding. Our board of directors and the special committee then informed Mr. Farkas that they approved of his conveying his proposal to CBRE Holding, but requested that Mr. Farkas reiterate to CBRE Holding that any asset sale would have to be independent of the merger transaction and that the proposed terms of the merger transaction should remain unchanged.

         Later that evening, Mr. Farkas and his legal counsel met with representatives of CBRE Holding and presented the new proposal. Mr. Farkas did not discuss the merger with CBRE Holding, other than to inform them that he was not there to negotiate the terms of the merger and to emphasize that his proposal was independent of the merger, and could not be a condition to the merger.

         On February 13, 2003, CBRE Holding advised Bear Stearns that it had rejected Mr. Farkas' newest proposal and had determined to retain all of the real estate assets, again stating that the closing of the merger would not be contingent upon the disposition of the real estate assets. CBRE Holding also advised Bear Stearns that CBRE Holding was revising its merger proposal to reduce the proposed merger consideration to $11.00 in cash per share of common stock. Bear Stearns reported CBRE Holding's revised proposal to counsel to the special committee. After discussions among us and our advisors, CBRE Holding and its advisors, the chairman of the special committee, counsel to the special committee and representatives of Blum Capital Partners, the parties negotiated an arrangement pursuant to which we would be permitted to market and sell the real estate assets on or prior to the completion of the merger and, if the net cash proceeds received by us for the real estate assets exceeded a specified amount (generally $45 million, net of expenses, plus any amounts contributed or transferred to the entities holding these assets prior to completion of the merger), the excess net cash proceeds would be paid to holders of our common stock, options and warrants as additional merger consideration up to a maximum of an additional $1.00 per share of common stock. Thereafter, the special committee informed Mr. Farkas of the arrangement with CBRE Holding to market and sell the real estate assets prior to the closing of the merger, and also advised him that the special committee would request Mr. Farkas to agree that he and his affiliates would not engage in certain sale or other transactions involving our real estate assets for a period of five years following the closing of the merger. Mr. Farkas agreed to do so.

         Also on February 13, 2003, the boards of directors of CBRE Holding and CB Richard Ellis Services met and approved a merger with us in which we would not be required to dispose of our real estate assets prior to the merger and our common stockholders would receive $11.00 per share in cash. Also at this meeting, the boards of directors of CBRE Holding and CB Richard Ellis Services generally approved the terms of the proposed merger agreement, including a provision pursuant to which CBRE Holding and CB Richard Ellis Services would agree to indemnify us with respect to up to $50 million in specified damages incurred by us if the merger agreement was terminated under certain circumstances prior to closing.

         On February 14, 2003, meetings of our board of directors and the special committee were held in New York City and by telephone conference call with their respective advisors. Our board of directors was advised of the rejection by CBRE Holding of Mr. Farkas' proposal to buy the real estate assets and the reduction of the proposed merger consideration to $11.00 per share of our common stock, subject to possible increase. Also at these meetings, the special committee, after consulting with its advisors, informed our board of directors that if we were to proceed with any transaction below $12.00 per share of our common stock, the special committee would require agreements from Mr. Farkas and CBRE Holding and their affiliates that they would not engage in certain sale or other transactions involving our real estate assets for a period of five years following the closing of the merger. The legal advisors to us and the special committee then described certain provisions of the merger agreement for the board of directors. Messrs. Farkas, Siegel and Froggatt discussed for our board of directors the status of their discussions with CBRE Holding regarding their financial interest in the proposed merger, and in the case of Messrs. Siegel and Froggatt, their proposed continuing employment following the merger. Bear Stearns made an initial presentation to our board with respect to the financial aspects of the proposed transaction. Bear Stearns also discussed with our board the terms of the financing commitment letter and suggested changes that could be made. Our board and the special committee indicated that they wanted our management to continue to negotiate with CBRE Holding in an effort to resolve open issues so that a final proposal could be presented to them on Monday, February 17, 2003.

         From February 14, 2003 through February 17, 2003, representatives of CBRE Holding, Blum Capital Partners, Credit Suisse First Boston, us, the special committee and our respective advisors continued to negotiate the terms of the merger agreement and the Credit Suisse First Boston financing commitment letter. In connection with these negotiations and in order to facilitate the financing of the proposed transaction structure in which we would not be required to sell our real estate assets at or prior to the closing of the merger, affiliates of Blum Capital Partners agreed to increase their previously proposed $100 million capital contribution to CBRE Holding or its subsidiaries by the amount, if any, by which the net cash proceeds received by us from sales of real estate assets on or before completion of the merger were less than $45 million.

         On February 17, 2003, meetings of our board of directors and special committee were held in New York City and by telephone conference call with their respective advisors. The terms of the draft merger agreement, status of the negotiations and remaining open issues were described for our board. Representatives of Bear Stearns made a presentation with respect to the terms of the proposed transaction and delivered Bear Sterns' oral opinion, which was subsequently confirmed in writing as of February 17, 2003, as to the fairness, from a financial point of view, of the merger consideration to be offered to holders of our common stock in the proposed merger. Following a discussion, the special committee and our board of directors each unanimously determined that the merger is advisable and in the best interest of our stockholders and approved the merger, subject to resolving the remaining open points and completion of satisfactory documentation. Our board adjourned until later in the day, when it continued its discussion of the proposed transaction. During the interim period, we, CBRE Holding, our respective advisors and counsel to the special committee continued to negotiate the remaining open points in the transaction documents. When our board reconvened, our senior management reported that the remaining open points had been favorably resolved and the view was expressed that satisfactory documentation could be executed that evening. The special committee and our board, with Mr. Froggatt not in attendance, reaffirmed their earlier approvals of the transaction. Also as of February 17, 2003, the boards of directors of each of CBRE Holding and CB Richard Ellis Services unanimously consented to the merger and the terms of the merger agreement and the related transaction documents.

         The merger agreement and related documentation, including voting agreements by Mr. Farkas and four other members of our management, were executed before the opening of business on February 18, 2003, and shortly thereafter, we and CBRE Holding issued a joint press release on February 18, 2003 announcing the merger agreement.

         On February 27, 2003, counsel to the special committee informed Mr. Farkas that, in furtherance of the special committee's objective to maximize the amount that our stockholders would receive as additional consideration as contemplated by the merger agreement, he should focus his efforts on developing a third proposal to acquire the real estate assets, especially given that Mr. Farkas may be in the best position to pay more for the assets than any other bidder. In addition to soliciting a proposal from Mr. Farkas, we are also attempting to sell the real estate assets to other third parties. However, we have not entered into any definitive agreement regarding the sale of the real estate assets and we may be unable to complete any sales of these assets at or prior to the closing of the merger.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS.

         After careful consideration, including discussions with and questioning of our senior management and their legal and financial advisors, our board of directors has approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, has declared that it is in the best interests of our stockholders that we enter into the merger agreement and complete the merger on the terms and subject to the conditions described in the merger agreement. Each of the members of the special committee has voted in favor of the adoption of the merger agreement and the approval of the merger. Each of the special committee and the board of directors recommend that our stockholders vote in favor of the adoption of the merger agreement and the approval of the merger.

REASONS FOR THE MERGER AND THE RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS

         In reaching their recommendations, the special committee and our board of directors considered the following factors, each of which the special committee and our board of directors believed supported their recommendations of the merger, which are not listed in any order of importance:

         o The common stock merger consideration represents a 31% premium over the $8.37 closing price per share of our common stock on February 6, 2003, the last full trading day before the public announcement of our discussions with CBRE Holding concerning the proposed merger, and exceeds the market prices of our common stock for approximately 10 months prior to that date. According to the analysis performed by Bear Stearns, the common stock merger consideration of $11.00 per share also represents a 38% premium to the average price per share of $7.95 during the 30-day period preceding February 6, 2003, a 54% premium to the average price per share of $7.13 during the 90-day period preceding February 6, 2003, a 38% premium to the average price per share of $7.95 during the 180-day period preceding February 6, 2003 and a 19.4% premium to the average price per share of $9.21 during the 360-day period preceding February 6, 2003.

         o The presentations made by Bear Stearns to the special committee and our board of directors on February 14, 2002 and February 17, 2003 and Bear Stearns's oral opinion on February 17, 2003, subsequently confirmed in writing, to the effect that, based upon the assumptions made, matters considered and limitations on the review described in the written opinion, the merger consideration was fair, from a financial point of view, to the holders of our common stock. The full text of Bear Stearns's written opinion is attached as Appendix B to this proxy statement. We encourage you to read Bear Stearns's opinion in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

         o The fact that our board of directors delegated broad powers to the special committee in conducting its evaluation of CBRE Holding's acquisition proposal and considering and pursuing other strategic alternatives to a transaction with CBRE Holding and that, to advise it in connection with these matters, the special committee engaged Bear Stearns as its independent financial advisor and Dechert LLP as its independent legal advisor. As a result, the merger consideration and the other terms and conditions of the merger agreement were the result of arm's-length negotiations with CBRE Holding.

         o The special committee's and our board of directors' belief that, after extensive negotiations with CBRE Holding and its representatives, we have obtained the highest price per share that CBRE Holding is willing to pay.

         o The likelihood that a third party would not be willing to offer a higher price than CBRE Holding in light of:

              (1) the fact that, between February 7, 2003, when we publicly announced that we were having discussions with CBRE Holding concerning the proposed merger, and February 17, when we executed the merger agreement, only three parties, in addition to CBRE Holding, approached us regarding a strategic alliance or a possible sale of all or part of our business, of which we had substantive discussions with only one company and that company did not make a definitive offer relating to any such transaction; and

              (2) the fact that, between the February 18, 2003 public announcement of the execution of the merger agreement and the date of this proxy statement, we did not receive any unsolicited bona fide offers from any third party regarding a potential acquisition transaction.

         o The terms of the merger agreement and related agreements, including

              o our ability to provide information to, and negotiate with, third parties regarding alternative transactions under specified circumstances and our ability to terminate this agreement if we accept a superior proposal upon the terms described in the merger agreement,

              o the potential for the holders of our common stock to receive up to an additional $1.00 per share if we are able to sell certain of our real estate-related assets and realize from these sales more than a specified amount of net cash proceeds at or prior to the time of the merger (generally $45 million subject to increase for additional investments made by us in these assets),

              o the obligation of CB Richard Ellis Services to seek alternative financing under specified circumstances, and

              o the agreement of the CBRE Companies to indemnify us against specified losses and to not solicit or hire any of our employees for 18 months, in either case if the merger agreement is terminated under specified circumstances related to the failure to obtain regulatory consents or financing in connection with the merger.

         o The special committee's and our board of director's knowledge of our business, assets, financial condition and results of operations and prospects and of the real estate services industry in which we operate. In particular, the special committee and our board of directors concluded in voting for the merger that the certainty of the cash consideration to be received by our stockholders in the merger was preferable to continuing to own shares of our common stock given the risks of future economic and political conditions, the performance of our business and the stock market's reaction to that performance and the overall prospects for our business and the industry in which we operation.

         In the course of the deliberations of the special committee and our board of directors, they also considered a number of negative factors related to the merger, including the following, which are not listed in any order of importance:

         o The interests that many of our executive officers and directors have in the merger in addition to their interests as holders of our common stock, which interests are generally described in "--Interests of Executive Officers and Directors in the Merger."

         o The special committee's and our board of directors' belief that we could continue to operate successfully as an independent publicly traded company. Although the special committee and our board of directors considered this to be a factor that weighed against the merger, they believed that the merger was a superior alternative to continuing to operate independently in view of the uncertainty inherent in forecasting future operational performance and market conditions.

         o The fact that the merger is subject to a financing condition and the belief of the special committee and our board of directors that the financing contingency decreases the likelihood that the merger will be consummated.

         o The likelihood that although some stockholders may prefer to receive cash for their shares, others may prefer to continue as stockholders of Insignia. If the merger is consummated, our stockholders will receive cash for their shares, and thus it will no longer be possible for our stockholders to maintain an equity ownership interest in Insignia.

         o The fact that the receipt of cash in the merger will be a taxable transaction to our stockholders.

         The preceding information regarding the information and positive and negative factors considered by the special committee and our board of directors is not, and is not intended to be, exhaustive. Moreover, in view of the wide variety of factors considered in connection with the evaluation of the merger, the special committee and our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors they considered in reaching their determinations.

OPINION OF BEAR, STEARNS & CO. INC.

         Under a letter agreement dated as of October 22, 2002, the special committee of our board of directors engaged Bear Stearns to act as its financial advisor in connection with a possible transaction with the CBRE Companies. The special committee engaged Bear Stearns as its financial advisor based on Bear Stearns' experience and expertise in similar transactions. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with transactions and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

         At the February 14, 2003 meeting of our board of directors and the special committee of our board of directors, Bear Stearns made an initial presentation for our board with respect to the financial aspects of the proposed transaction. At the February 17, 2003 meeting of our board of directors and the special committee, Bear Stearns delivered its oral opinion, subsequently confirmed in writing, that, as of February 17, 2003, and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, $11.00 in cash per share of our common stock is fair, from a financial point of view, to our stockholders.

         We have attached as Appendix B to this proxy statement the full text of Bear Stearns' written opinion and urge you to read the opinion in its entirety. The opinion sets forth the assumptions made, some of the matters considered and qualifications and limitations on the review undertaken by Bear Stearns and is incorporated into this proxy statement by reference. The summary of Bear Stearns' opinion set forth below is qualified in its entirety by reference to the full text of the opinion. In reading the discussion of the fairness opinion set forth below, you should be aware that Bear Stearns' opinion:

         o was provided to our board of directors and the special committee of our board of directors for their benefit and use;

         o did not constitute a recommendation to our board of directors or the special committee in connection with the merger;

         o does not constitute a recommendation to any of our stockholders as to how to vote in connection with the merger;

         o did not address our underlying business decision to pursue the merger; and

         o did not express any opinion as to the price or range of prices at which the shares of our common stock would trade subsequent to the announcement of the merger.

         Although Bear Stearns evaluated the fairness, from a financial point of view, of $11.00 in cash per share of our common stock to our stockholders, the common stock merger consideration itself was determined by us and the CBRE Companies through arms-length negotiations. Bear Stearns provided advice to us during the course of such negotiations. We did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

         Bear Stearns Opinion

         In connection with rendering its opinion, Bear Stearns, among other things:

         o    reviewed the merger agreement;

         o reviewed our annual reports to shareholders and annual reports on Form 10-K for the years ended December 31, 2000 through 2001, our quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2002, and our reports on Form 8-K for the two years ended February 17, 2003;

         o reviewed certain operating and financial information relating to our business and prospects, including estimates for the year ending December 31, 2002 and the budget for the year ending December 31, 2003, provided to Bear Stearns by our management;

         o reviewed asset sales projections prepared by our management for certain of our real estate development and co-investment projects;

         o reviewed projections prepared by our management for a minority-owned but consolidated apartment complex, as it is currently operated, assuming a variety of scenarios under which existing rent regulation would cease to apply;

         o reviewed assets held by our two private equity funds that invest primarily in real estate debt securities, and reviewed estimated market values for these funds as provided by our management dated as of December 31, 2002 and December 5, 2002, and by a third party investment bank as of January 31, 2003;

         o reviewed an appraisal received in connection with our acquisition of St. Thomas, United States Virgin Islands dock front and submerged property, which we refer to in this section of the proxy statement as "Nautica," in July 2002, which appraisal we refer to as the "Nautica Appraisal";

         o met with certain members of our senior management to discuss our business, operations, historical and projected financial results, future prospects and the development plans for certain real estate assets;

         o reviewed the historical prices, trading multiples and trading volume of our common stock;

         o reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to us;

         o reviewed the terms of recent mergers and acquisitions of companies which Bear Stearns deemed generally comparable to us and the merger;

         o discussed with our management the letter of intent dated February 6, 2003 between us and Prudential Long Island Realty regarding the purchase of our wholly owned subsidiary, Insignia Residential Group, Inc., which is also the sole owner of Insignia Douglas Elliman LLC;

         o performed discounted cash flow analyses based on the real estate investment projections furnished to Bear Stearns by us; and

         o conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

         In arriving at its fairness opinion, Bear Stearns did not perform or obtain any independent appraisal of our assets or liabilities, nor was Bear Stearns furnished with any such appraisals, other than the Nautica Appraisal. Bear Stearns was informed that we do not have current appraisals for any of our investments or interests in real estate or real estate owning entities, other than the Nautica Appraisal. Bear Stearns does not appraise real estate and, accordingly, the fairness opinion is necessarily limited in that respect. Bear Stearns assumed that the merger will be consummated in a timely manner and in accordance with the terms of the merger agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on us.

         Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections, provided to it by us. With respect to our projected financial results, Bear Stearns relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of our senior management as to our expected future performance. With respect to the estimates of market value for our two private equity funds that invest primarily in real estate debt securities, Bear Stearns assumed that they have been reasonably prepared on bases reflecting the best then available estimates and judgments of the investment banker from which inquiry was made or our senior management, as the case may be, as to the then current market value of these funds. With respect to the projections for our real estate-related assets, which we expect to attempt to sell prior to the closing of the merger, Bear Stearns relied on our management's representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of our senior management as to the expected future proceeds from, and timing of, such sales. With respect to projections related to a minority-owned but consolidated apartment complex, at our management's direction and because of the speculative nature of the plan for terminating existing rent regulations and achieving the forecasted projections, Bear Stearns reviewed a variety of scenarios for such termination and did not assign any particular weighting to the likelihood of any particular set of projections. With respect to the Nautica Appraisal, Bear Stearns assumed that the appraisal was reasonably prepared on bases reflecting the best then available estimates and judgments of the appraiser as to the value of Nautica. Bear Stearns has not assumed any responsibility for the independent verification of any of this information or of the projections provided to it, and Bear Stearns further relied upon the assurances of our senior management that they are unaware of any facts that would make the information, projections or appraisal provided to it incomplete or misleading.

         Summary of Analyses

         The following is a brief summary of the material analyses performed by Bear Stearns and presented to our board of directors and the special committee of our board of directors in connection with rendering its fairness opinion. Some of the summaries of financial analyses include summary data including ranges of implied equity value per share of our common stock. In order to fully understand the financial analyses used by Bear Stearns, the summary data must be read together with the full text of the analyses. The summary data do not represent a complete description of the financial analyses.

         In performing its analysis, Bear Stearns made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Bear Stearns, us and the CBRE Companies. Any estimates contained in the analysis performed by Bear Stearns are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by Bear Stearns' analysis. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which these businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above in "--Reasons for the Merger and the Recommendations of the Special Committee and Our Board of Directors," Bear Stearns' opinion was among many factors taken into consideration by our board of directors and the special committee in making their determination to approve the merger and the merger agreement.

         Comparison of Unadjusted Common Stock Merger Consideration to Unaffected and Historical Stock Price

         Bear Stearns compared the unadjusted common stock merger consideration of $11.00 per share of our common stock to the closing market price of our common stock as of February 6, 2003, which was the day before we and the CBRE Companies disclosed we were in merger discussions, and average closing market prices for the 30 days, 90 days, 180 days and 360 days preceding February 6, 2003. The unadjusted merger consideration represents approximately a 31% premium to the February 6, 2003 closing price of $8.37, a 38% premium to the 30-day average of $7.95, and a 54% premium to the 90-day average of $7.13. The table below summarizes the analysis.

                           ------------------ ------------------- ----------------- ----------------
                                Average       Premium to Average        High              Low
                           -----------------  ------------------- ----------------  ---------------
Price at 2/6/03                  $8.37              31.4%              $8.37             $8.37
30 Days                          7.95               38.4%               8.46             7.25
90 Days                          7.13               54.3%               8.46             5.45
180 Days                         7.95               38.4%              10.25             5.45
360 Days                         9.21               19.4%              11.65             5.45
-------------------------- ------------------ ------------------- ----------------- ----------------


         Commercial Real Estate Services, or "CRES," Valuation

         Calculation of Insignia CRES Enterprise Value at Common Stock Merger Consideration. Bear Stearns calculated the enterprise value for Insignia at the common stock merger consideration of $11.00 in cash per share, which we refer to in this section as the "Enterprise Value," by adding the net equity value of our common stock and our total debt, the liquidation value of our preferred stock and certain of our other liabilities estimated to be outstanding as of December 31, 2002 and subtracting our cash estimated to be outstanding as of December 31, 2002. The cash balance includes restricted cash that secures loan notes related to our acquisitions of Richard Ellis Group Limited and St. Quintin Limited and restricted cash held on certain of our real estate assets and was adjusted to include cash proceeds from a January 2003 sale of one of our real estate assets. Bear Stearns calculated the Enterprise Value attributable to our Commercial Real Estate Services by (1) subtracting the proposed value of our residential real estate services business based on the terms of the February 6, 2003 letter of intent between us and Prudential Long Island Realty regarding the purchase of our wholly-owned subsidiary, Insignia Residential Group, Inc., which is also the sole owner of Insignia Douglas Elliman LLC, and (2) subtracting the gross book value of our real estate principal investment activities, which we refer to in this section of the proxy statement as the "Insignia Real Estate," estimated by our management as of December 31, 2002. The gross book value of the Insignia Real Estate was adjusted to exclude the book value attributable to a real estate asset sold in January 2003.

         Calculation of Commercial Real Estate Services Earnings Before Interest, Taxes, Depreciation, and Amortization, or "EBITDA." Bear Stearns calculated our CRES EBITDA by excluding earnings from our residential real estate services business, which we sold in March 2003, and our financial services business, which is directly related to Insignia Real Estate, from our total service EBITDA.

         Bear Stearns calculated multiples of our Enterprise Value attributable to our CRES to our actual CRES EBITDA for the year ending December 31, 2000 and 2001 and our estimated CRES EBITDA for the fiscal years ending December 31, 2002 and 2003. Bear Stearns then compared these multiples to multiples observed in the Comparable Company Analysis and Comparable Transaction Analysis described below.

         Comparable Company Analysis. Bear Stearns analyzed selected historical and budgeted operating information provided by our management, stock price performance data and valuation multiples for our CRES and compared this data to that of certain publicly traded companies deemed by Bear Stearns to be generally comparable to us. Bear Stearns utilized the earnings forecasts for these companies from publicly available data, First Call and select Wall Street equity research reports.

         Bear Stearns reviewed, among other things, the comparable companies'
(1) enterprise value/2001 actual EBITDA, and (2) enterprise value/2002 estimated EBITDA. The multiples were based on closing stock prices for the comparable companies on February 6, 2003.

                          Comparable Trading Multiples
-------------------------------------------------------------------------------

                                                                   Enterprise        Enterprise Value/2002E
                                                               Value/2001A EBITDA            EBITDA
                                                               ------------------            ------
Trammell Crow Co.                                                     4.9x                    6.9x
Jone Lang LaSalle Inc.                                                4.1                     5.1
                                                              ------------------     ----------------------
Average                                                               4.5x                    5.8x

Insignia @ Purchase Price(1)                                          4.9x                    5.5x


--------------------------------------------------------------------------------
(1) Enterprise Value and EBITDA are for CRES only. See "Calculation of Insignia CRES Enterprise Value at Common Stock Merger Consideration" and "Calculation of Commercial Real Estate Services Earnings Before Interest, Taxes, Depreciation and Amortization, or "EBITDA."


         Bear Stearns noted that private companies predominate in the real estate services industry, and comparable public companies are limited: the two comparable companies reviewed, Trammell Crow Co. and Jones Lang LaSalle Inc., do have commercial leasing and property sales segments, but also provide other real estate services not offered by us and operate in other business segments in which we do not operate.

         Comparable M&A Transaction Analysis. Bear Stearns analyzed a number of merger and acquisition transactions involving publicly traded, real estate services companies. Bear Stearns reviewed, among other things, the comparable companies' Enterprise Value at Purchase Price/Last Twelve Months (pre-acquisition) EBITDA, or "LTM EBITDA." In the past three years, the number of transactions has been limited. The most recent transaction was completed in mid-2001 at 4.3x EV/LTM EBITDA. The second most recent transaction, which was the leveraged buyout of CB Richard Ellis Services, was completed in July 2001 at 5.1x EV/LTM EBITDA at the announcement date and at 5.8x EV/LTM EBITDA at the closing date.

--------------------------------------------------------------------------------

                                 Comparable M&A Transactions
                                                                                 Purchase
 Date Announced                        Target/Acquiror                       Price/LTM EBITDA
 --------------                        ---------------                       ----------------
    08/28/01      Groupe Bourdais / Insignia Financial Group, Inc.                  4.3x
    11/13/00      CB Richard Ellis Services, Inc. / BLUM CB Corp.                   5.8(1)
                                                                                    5.1(2)
    05/28/99      Douglas Elliman / Insignia Financial Group, Inc.                  5.0(3)
    10/22/98      Jones Lang Wootton / LaSalle Partners, Inc.                       7.8(4)
    03/05/99      St. Quintin Holdings / Insignia Financial Group, Inc.             6.0
    08/31/98      The Compass Group / LaSalle Partners, Inc.                       NA
    10/20/97      Richard Ellis / Insignia Financial Group, Inc.                   10.0(5)
    06/17/96      Edward S. Gordon / Insignia Financial Group, Inc.                 5.3

---------------------------------------------------------------------------- -----------------
Average: 1999 - Present                                                             5.8x
Average: 2001 - Present                                                             4.9
---------------------------------------------------------------------------- -----------------

                        Insignia CRES @ Purchase Price                              5.5x

--------------------------------------------------------------------------------
(1) Based on twelve months ended 6/30/01 EBITDA.
(2) Based on fiscal year 2000 EBITDA.
(3) Acquisition multiple was 5.8x after taking into account $10 million earn-out, which was expected to be paid.
(4) Based on EBITDA for the 9 months 9/30/98 annualized.

(5) Acquisition multiple was 8.0x after considering expected increased EBITDA from incremental business in New York from Richard Ellis clients.


Review of Insignia Real Estate

REVIEW OF INSIGNIA REAL ESTATE

                                       ET BOOK VALUE
                                        (IN MILLIONS)
                                      -------------------- --------------------------------------------
                                                @
                                             12/31/02         LOW VALUATION         HIGH VALUATION
                                               (1)              ESTIMATES              ESTIMATES
                                      -------------------- --------------------- ----------------------
Consolidated Properties                     $21.7                 $2.4                  $54.9
Co-Investment Projects                       21.0                 21.0                   25.7
Development Projects                         11.7                 11.4                   13.3
Private Equity Funds                         16.1                 15.3                   17.3
Less:  Consolidated Other Assets(1)          (3.3)
                                      -------------------- --------------------- ----------------------
INSIGNIA REAL ESTATE                        $67.2                $50.0                 $111.2

 (1) Includes other net assets of consolidated properties of $3.3 million, which are included in consolidated Insignia assets.


         Bear Stearns reviewed the Insignia Real Estate based on a variety of methodologies including discounting our management's estimated timing and projected sales prices for the anticipated asset sales at a range of discount rates, third party appraisals, if available, and estimated current market values for liquid securities. Insignia Real Estate is comprised of Consolidated Properties, Co-investment Projects, Development Projects, and Securities Funds, as detailed below.

         The Consolidated Properties include Nautica, a minority-owned but consolidated apartment complex, and a retail property in Norman, Oklahoma. The reference range for Nautica considered scenarios including assumption of ownership by the mortgage holder, as well as continued ownership of the unimproved property by an equity holder. For the referenced apartment complex, Bear Stearns reviewed a number of scenarios including no change in current rents and assuming conversion of existing regulated rents to market rents. For the retail property reference range, Bear Stearns discounted at a range of discount rates the projected sales price for the retail property.

         The Co-investment Projects consist primarily of our minority equity investments in 28 properties. For the reference range, Bear Stearns discounted at a range of discount rates the cash flows to us resulting from the projected sales, capital calls and operating cash flows of the properties.

         The Development Projects comprise four minority equity positions in projects either completed or under construction and one wholly-owned land parcel. For the reference range, Bear Stearns discounted at a range of discount rates the cash flows to Insignia resulting from the projected sales, capital calls and operating cash flows of the properties, as well as book value for the wholly owned land parcel.

         The Securities Funds represent equity interests owned by Insignia in two private equity funds that own real estate debt securities. The reference range was constructed after reviewing the net equity value to us based on a mark-to-market estimate from a third party investment bank and the net equity value to us based on a mark-to-market estimate from us, calculated after accounting for incentive equity allocations.

         Bear Stearns' valuation of the Insignia Real Estate assumed an orderly negotiated sale process and did not attempt to assign values that could be achieved in a limited time sale process such as the one we are permitted to conduct prior to the closing of the merger under the terms of the merger agreement. As a result, values actually obtained for Insignia Real Estate may be lower than Bear Stearns' valuation.

         Summary Reference Range for Insignia

         Bear Stearns reviewed a theoretical value range for Insignia by applying to applicable EBITDA a range of trading and transaction multiples from 5.0x to 6.5x Enterprise Value attributable for CRES/CRES EBITDA, adding a value of our residential real estate services business based on discussions with our management regarding a letter of intent dated February 6, 2003 between the Company and Prudential Long Island Realty regarding the purchase of our wholly owned subsidiary, Insignia Residential Group, Inc., which is also the sole owner of Insignia Douglas Elliman LLC, and adjusting the resulting sums for a reference range for the Insignia Real Estate from $50.0 million to $111.2 million. Bear Stearns then adjusted these sums for our cash, certain liabilities, debt and preferred stock to arrive at a reference range for our common equity. The reference range for the Insignia Real Estate represents net equity values after property level non-recourse debt. The December 31, 2002 net book equity value was adjusted to exclude the net book value attributable to one of our real estate assets sold in January 2003. The budgeted CRES financial results for us for the period from December 31, 2002 to December 31, 2003 were provided to Bear Stearns by our management and represent revenue growth and operating margins believed to be achievable by our management at the time the Bear Stearns fairness opinion was rendered, assuming the merger agreement was not entered into and no other comparable transaction was entered into by us.

         Based upon the calculations described above, our theoretical value range was $9.49 to $14.20 per share of our common stock.

         Other Analyses and Considerations. Bear Stearns conducted other analyses as it deemed appropriate, including reviewing our historical and estimated financial and operating performance, reviewing the pro forma balance sheet data for the combined company, analyzing selected Wall Street equity research reports on, and earnings and other estimates for real estate services companies, reviewing and comparing certain financial data and valuation parameters for us and reviewing available information regarding the institutional holdings of our common stock. In addition, Bear Stearns examined publicly available information relating to trends in the real estate services industry.

         While Bear Stearns has performed discounted cash flow analysis on certain real estate investment projections and projected sales proceeds associated with them, Bear Stearns did not perform a discounted cash flow analysis on our entire company as the inherent unpredictability of the industry's earnings causes our management to not forecast real estate services earnings beyond 2003.

         The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would, in the view of Bear Stearns, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Bear Stearns opinion. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support the Bear Stearns opinion. In arriving at its opinion, Bear Stearns considered the results of all of its analyses and did not attribute particular weight to any one analysis or factor. The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. These analyses were prepared solely as part of Bear Stearns' analyses of the fairness, from a financial point of view, of $11.00 in cash per share of our common stock to our stockholders.

         Pursuant to the terms of our engagement letter with Bear Stearns, we have agreed to pay Bear Stearns a total fee of 0.625% of the aggregate value of the consideration paid in the merger to holders of our common stock, preferred stock and options and warrants to purchase our common stock and the amount of our debt or preferred stock assumed or acquired in the merger, $100,000 of which became payable on signing the engagement letter,

$500,000 of which became payable upon the delivery of the Bear Stearns opinion and the balance of which will become payable upon consummation of the merger. In addition, we have agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses incurred by Bear Stearns in connection with its engagement and the merger, including reasonable fees and disbursements of its legal counsel. We have also agreed to indemnify Bear Stearns against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

         Bear Stearns may actively trade our equity and debt securities for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in these securities.

OTHER RELATED AGREEMENTS

         VOTING AGREEMENTS. Each of Andrew L. Farkas, who is our chief executive officer and one of our directors, and Frank M. Garrison, Adam B. Gilbert, James
A. Aston and Ronald Uretta, each of whom is one of our executive officers, entered into a voting agreement, dated February 17, 2003, with CB Richard Ellis Services and Insignia. The voting agreements bind these individuals in their capacity as stockholders of Insignia and do not prohibit them from acting in accordance with their fiduciary duties as our officers or directors. Under the voting agreements, each of these individuals has agreed to vote, or take all actions necessary to cause to be voted, at the special meeting or any other meeting called with respect to the merger, all the shares of Insignia held by him of record or beneficially (a) in favor of approval of the merger, the merger agreement, the other transactions contemplated thereby and any other matter which would reasonably be expected to facilitate the merger and (b) against any other acquisition proposal. Each of these individuals, in his capacity as a stockholder, has also agreed not to solicit or cause the solicitation of other stockholders of Insignia against the merger and the merger agreement or in favor of any other acquisition proposal. Each voting agreement further provides that these individuals may not transfer their shares until the expiration of each such voting agreement, except for a specified amount that may be transferred as a bona fide gift. Each voting agreement will expire as of the earliest to occur of the valid termination of the merger agreement, the withdrawal by our board of directors or the special committee of its recommendation of the merger or the consummation of the merger. The aggregate amount of outstanding shares of our common stock subject to the voting agreements represented on the record date approximately __% of the outstanding shares of our common stock entitled to vote at the special meeting.

         NO-RAID AGREEMENT. In connection with the negotiation of the merger agreement, we entered into a "no raid agreement" dated January 19, 2003, with CBRE Holding, which was amended on February 10, 2003. The no raid agreement, as amended, prohibits the parties from hiring or engaging as employees or independent contractors or from soliciting for employment or engagement as an independent contractor, any employee or independent contractor of the other party for a period of six months, or from soliciting for employment or engagement as an independent contractor of the other party for a period of 12 months, in each case, commencing on the date one party first notifies the other party that it is terminating the merger agreement in accordance with its terms. CBRE Holding, however, may hire an employee or engage as an independent contractor employees or independent contractors who provide consulting services for Insignia in the New Jersey market. If the merger agreement is terminated under limited circumstances, many of the terms of the no raid agreement automatically will be amended. See "The Merger Agreement--Termination Fee; Indemnification; Amendment of No Raid Agreement."

         AGREEMENT WITH PREFERRED STOCKHOLDER. In connection with the merger agreement, we entered into a consent agreement, dated February 14, 2003, with the record holder of our series A convertible preferred stock and series B convertible preferred stock, in which the holder agreed to the conversion of each share of series A convertible preferred stock and each share of series B convertible preferred stock held by it of record or beneficially, upon the consummation of the merger, into the right to receive the stated value of $100.00 per share plus a sum equal to all compound dividends accrued and unpaid with respect to the preferred stock until the date of the merger, if any. The record holder of our preferred stock also agreed not to convert the preferred stock into shares of our common stock unless prior to such conversion the price per share of our common stock on the New York Stock Exchange after February 14, 2003 and prior to such conversion equals or exceeds the applicable conversion price of the series A convertible preferred stock, which was $14.00 per share as of the record date, or the series B convertible preferred stock, which was $15.40 per share as of the record date. The holders of our series A convertible preferred stock and series B convertible preferred stock further agreed not to transfer the preferred stock until the expiration of the consent agreement. The consent agreement will expire upon termination of the merger agreement or, at the election of the holders of our preferred stock, on or after July 15, 2003, if the merger has not been consummated by that date.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

         In considering the recommendation of our board of directors with respect to the merger agreement and the merger, you should be aware that some of our executive officers and the members of our board of directors have interests in the merger that are in addition to, or different from, the interests of our stockholders generally and that create potential conflicts of interest. These interests are described below.

         STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK AWARDS. The merger agreement provides that, immediately prior to the effective time of the merger,
(a) all outstanding options and warrants, whether vested or unvested, will be canceled and will represent the right to receive a cash payment, without interest, less any applicable withholding taxes, equal to the excess, if any, of the common stock merger consideration over the per share exercise price of the option or warrant, multiplied by the number of shares of common stock subject to the option or warrant, and (b) all outstanding restricted stock awards will be canceled and will represent the right to receive a cash payment, without interest, less any applicable withholding taxes, equal to the common stock merger consideration multiplied by the number of shares of common stock subject to such awards,

         The following table summarizes the number of shares of our common stock subject to vested and unvested options, warrants and restricted stock awards that are currently held by each executive officer and director, as well as the aggregate amount of cash to which each executive officer and director would be entitled as of the date of this proxy statement, assuming that the merger consideration payable per share of our common stock is $11.00:



                                 SHARES OF COMMON       SHARES OF COMMON      SHARES OF COMMON
                                 STOCK SUBJECT TO       STOCK SUBJECT TO      STOCK SUBJECT TO
                                  VESTED OPTIONS,      UNVESTED OPTIONS,        ALL OPTIONS,
                                   WARRANTS AND           WARRANTS AND          WARRANTS AND                  AGGREGATE
NAME OF EXECUTIVE OFFICER OR     RESTRICTED STOCK       RESTRICTED STOCK      RESTRICTED STOCK         CONSIDERATION TO BE
    NON-EMPLOYEE DIRECTOR             AWARDS               AWARDS (1)              AWARDS                     RECEIVED
----------------------------     -----------------     ------------------     -----------------        --------------------
James A. Aston                        200,000                                     200,000                     $600,000
Jeffrey P. Cohen                            -                     -                     -                            -
Robert J. Denison                      27,000                                      27,000                      $77,560
Andrew L. Farkas                    1,000,000                                   1,000,000                   $3,000,000
Robin L. Farkas                        27,000                                      27,000                      $77,560
Alan C. Froggatt                       11,794                 2,000                13,794                      $45,358
Frank M. Garrison                     200,000               100,000               300,000                     $631,000
Adam B. Gilbert                             -                     -                     -                            -
Robert G. Koen                         27,000                                      27,000                      $77,560
Stephen M. Ross                         2,000                                       2,000                       $2,560
Stephen B. Siegel                           -                     -                     -                            -
Ronald Uretta                         200,000                                     200,000                     $600,000
H. Strauss Zelnick                     27,000                                      27,000                      $77,560

-------------------
(1) The merger agreement provides that all unvested options, warrants and restricted stock awards will vest immediately prior to the effective time of the merger.

         INCENTIVE PARTICIPATION, OR "PROMOTE" INTERESTS. The merger agreement provides that the profit participation, or "promote" interests granted to our employees and executive officers in respect of some of our real estate investment assets under our investment program described below will continue to exist following the merger.

In the merger agreement the CBRE Companies acknowledge the validity and existence of these interests and agree to use all commercially reasonable efforts to provide for the holders of these interests to receive compensation, if any is due, only when the underlying real estate assets are sold, rather than if we sell an interest in the entity that owns the assets.

         As an integral part of our employee incentive compensation and retention arrangements, we have in the past awarded certain of our key employees, including our executive officers, profit participation interests tied to the success of certain of our equity investments in real estate and real estate related assets. An award is made in the form of either (1) a letter agreement pursuant to which we agree to pay to the recipient a specified percentage of a portion of the proceeds as and when received by us in respect of the applicable investment asset, subject to vesting and other eligibility criteria, or (2) a direct or indirect assignment by us of a portion of our equity interest in the applicable investment asset, subject to forfeiture by the recipient of all or a portion of that interest back to us under certain circumstances. These incentive awards were granted subject to performance and vesting provisions established on an investment-by-investment basis. Generally, however, they entitle the holders to receive approximately 50%, in the aggregate, of the cash proceeds otherwise receivable by us in respect of our equity investments in the related investment assets, but only after we have received a return of our invested capital plus a 10% annual return on our invested capital, which is determined on an investment-by-investment basis. In certain cases, future grants ranging from 5% to 10% of these proceeds may be made to our employees based on a number of factors, including the degree of success of a particular investment. In the case of the awards relating to our equity investments in the two private investment funds sponsored and managed by us, Insignia Opportunity Partners, L.P. and Insignia Opportunity Partners II, L.P., the holders are entitled to receive, respectively, 60% and 55%, in the aggregate, of the cash proceeds we are entitled to receive under the fund partnership agreements in respect of our "promotional" or "over-ride" equity interests in those funds, which are the incentive equity interests we receive for serving as the general partner of those funds. However, the recipients of the awards relating to these two funds are not entitled to receive any portion of our capital invested in those funds or any profits on those capital investments. The incentive awards granted to our executive officers with respect to each investment asset generally approximate 25% in the aggregate, except that the incentive awards granted to our executive officers in respect of our "promotional" equity interests in Insignia Opportunity Partners is 55% in the aggregate, and in Insignia Opportunity Partners II is 46.75%, in the aggregate. For additional information regarding the compensation of our directors and executive officers, please refer to our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on _______, 2003.

         ARRANGEMENTS FOR CERTAIN OF OUR EXECUTIVE OFFICERS UNDER EMPLOYMENT AGREEMENTS. The employment agreements of each of Andrew L. Farkas, Frank M. Garrison, James A. Aston, Jeffrey P. Cohen, Adam B. Gilbert and Ronald Uretta provide that each of them may, upon a change in control of us, continue to provide consulting services to the surviving entity following the change in control. At the request of CB Richard Ellis Services, these individuals, except Messrs. Cohen and Gilbert, will not be required to provide any consulting services or work for us if the merger is completed. Our existing employment contracts with each of these executive officers provide that they will be entitled to certain payments and other benefits as a result of their employment being terminated and/or substituted by consulting relationship in connection with the merger. CB Richard Ellis Services has entered into agreements with each of these individuals that confirm the payments and other benefits due to each of them under his existing employment agreement with us from the date of the closing of the merger through the end of the term of those employment agreements.

         The agreements with CB Richard Ellis Services further provide, at the request of CB Richard Ellis Services, that none of these persons will be obligated to provide any employment or consulting services to the surviving corporation or any of the CBRE Companies following the merger. These agreements also provide that all contractual and equity participation, or "promote," interests granted to these persons will become fully vested on the closing date of the merger. All of these agreements, other than Mr. Farkas' agreement, provide that if any of these persons would be subject to federal excise tax imposed on amounts or benefits to be received which are required to be included in the calculation of "parachute payments" for purposes of Section 280G of the Internal Revenue Code, they will be entitled to receive an additional lump sum cash payment in an amount that results in no reduction to any of these persons in the amount or value of the payments payable to any of them under the agreement as a result of the application of applicable provisions of the Internal Revenue Code.

         The following is a summary of the severance and other benefits that each of these executive officers will receive under the terms of their respective employment agreements with us as a result of the termination of their employment and/or in the case of Messrs. Cohen and Gilbert, in consideration of the consulting services they are entitled to provide to CB Richard Ellis Services in connection with the merger:

         Andrew L. Farkas. Mr. Farkas will be entitled to receive the following payments and benefits:

         o A cash payment of $83,333 per month from the closing date of the merger through December 31, 2005, which represents the amount of Mr. Farkas' current monthly salary;

         o A cash payment of $1,000,000 for each of 2003, 2004 and 2005 payable in four quarterly installments during each year, pro rated for any partial year in which the closing of the merger occurs, which represents the estimate amount of Mr. Farkas' annual bonus under his current employment arrangements;

         o A bonus payment of $1,820,000, payable to Mr. Farkas under the terms of his employment agreement upon the closing date of the merger;

         o A lump sum "material asset disposition" payment payable upon the closing date of the merger that is currently estimated to be approximately $3,387,000 but that is subject to adjustment as described below and will ultimately depend upon the amount of the common stock merger consideration and the total number of outstanding shares of our common stock, options and warrants to purchase our common stock and restricted stock awards as of the closing date of the merger;

         o A $1,500,000 loan from us to Mr. Farkas will be forgiven pro rata over the three-year period immediately following the closing date of the merger;

         o A monthly payment of $21,667 per month through December 31, 2005, pro rated for the month in which the closing of the merger occurs, which represents amounts for support staff, office rent and car and driver expenses;

         o A payment on the closing date of the merger of the cash surrender value of the existing "Key Man" life insurance policy maintained by us, after which date Mr. Farkas will be responsible for all payments on such policy;

         o A distribution to Mr. Farkas under our 401(k) Restoration Plan of the amount owing to him under that plan in accordance with the terms of the plan, which was $________ as of the record date; and

         o Specified other health insurance benefits, disability protection and other perquisites set forth in Mr. Farkas' employment agreement through December 31, 2005.

         Frank M. Garrison. Mr. Garrison will be entitled to receive the following severance payments and benefits:

         o A cash payment of $41,667 per month from the closing date of the merger through December 31, 2005, which represents the amount of Mr. Garrison's current monthly salary;

         o A lump sum "material asset disposition" payment payable upon the closing date of the merger that is currently estimated to be approximately $1,469,183 but that is subject to adjustment as described below and will ultimately depend upon the amount of the common stock merger consideration and the total number of outstanding shares of our common stock, options and warrants to purchase our common stock and restricted stock awards as of the closing date of the merger;

         o A distribution to Mr. Garrison under our 401(k) Restoration Plan of the amount owing to him under that plan in accordance with the terms of the plan, which was $______ as of the record date;

         o A monthly payment of $9,500 per month or provision of office space and a secretary through December 31, 2005; and

         o Reimbursement of expenses and receipt of other perquisites set forth in Mr. Garrison's employment agreement through December 31, 2005.

         James A. Aston. Mr. Aston will be entitled to receive the following payments and benefits:

         o A cash payment of $45,883 per month from the closing date of the merger through December 31, 2004, which represents the amount of Mr. Aston's current monthly salary;

         o A lump sum "material asset disposition payment" payable upon the closing date of the merger that is currently estimated to be approximately $1,469,183 but that is subject to adjustment as described below and will ultimately depend upon the amount of the common stock merger consideration and the total number of outstanding shares of our common stock, options and warrants to purchase our common stock and restricted stock awards as of the closing date of the merger;

         o A distribution to Mr. Aston under our 401(k) Restoration Plan of the amount owing to him under that plan in accordance with the terms of the plan, which was $______ as of the record date;

         o A monthly payment of $8,400 per month or provision of office space and a secretary through December 31, 2004; and

         o Reimbursement of expenses and receipt of other perquisites set forth in Mr. Aston's employment agreement through December 31, 2004.

         Adam B. Gilbert. Mr. Gilbert will be entitled to receive the following payments and benefits:

         o A cash payment of $36,667 per month from the closing date of the merger through December 31, 2005, which represents the amount of Mr. Gilbert's current monthly salary;

         o A lump sum "material assets disposition" payment of approximately $484,000 payable upon the closing date of the merger;

         o A cash payment of the pro rated portion of Mr. Gilbert's 2003 bonus of $327,372 through the closing of the merger;

         o A distribution to Mr. Gilbert under our 401(k) Restoration Plan of the amount owing to him under that plan in accordance with the terms of the plan, which was $______ as of the record date;

         o A monthly payment of $11,500 per month or provision of office space and a secretary through December 31, 2005; and

         o Reimbursement of expenses and receipt of other perquisites set forth in Mr. Gilbert's employment agreement through December 31, 2005.

         Ronald Uretta. Mr. Uretta will be entitled to receive the following payments and benefits:

         o A cash payment of $50,000 per month from the closing date of the merger through December 31, 2004, which represents the amount of Mr. Uretta's current monthly salary;

         o A lump sum "material asset disposition" payment payable upon the closing date of the merger that is currently estimated to be approximately $1,469,183 but that is subject to adjustment as described below and will ultimately depend upon the amount of the common stock merger consideration and the total number of outstanding shares of our common stock, options and warrants to purchase our common stock and restricted stock awards as of the closing date of the merger;

         o A monthly payment of $12,500 per month or provision of office space and a secretary through December 31, 2004;

         o A distribution to Mr. Uretta under our 401(k) Restoration Plan of the amount owing to him under that plan in accordance with the terms of the plan, which was $______ as of the record date;

         o    A monthly payment of $7,700 per month for car and driver expenses;
              and

         o Reimbursement of expenses and receipt of other perquisites set forth in Mr. Uretta's employment agreement through December 31, 2004.

         Jeffrey P. Cohen. Mr. Cohen will be entitled to receive the following payments and benefits:

         o A cash payment of $25,000 per month from the closing date of the merger through December 31, 2005, which represents the amount of Mr. Cohen's current monthly salary;

         o A lump sum "material asset disposition" payment of approximately $450,000 payable upon the closing date of the merger;

         o A cash payment of the pro rated portion of Mr. Cohen's 2003 bonus of $245,000 through the closing of the merger;

         o A distribution to Mr. Cohen under our 401(k) Restoration Plan of the amount owing to him under that plan in accordance with the terms of the plan, which was $______ as of the record date;

         o A monthly payment of $11,500 per month or provision of office space and a secretary through December 31, 2005; and

         o Reimbursement of expenses and receipt of other perquisites set forth in Mr. Cohen's employment agreement through December 31, 2005.

         The employment agreements of Messrs. Farkas, Garrison, Aston and Uretta provide for the payment of certain incentives to each of them upon the occurrence of a "material asset disposition," as defined in their respective employment agreements, subject to the terms and conditions of these employment agreements. Incentives payable to these individuals as a result of the sale of Insignia Douglas Elliman and Insignia Residential Group are expected to aggregate approximately $1,669,000. The incentives due to each of these individuals will be paid at the closing of the merger. The amount payable to each of these individuals under his employment agreement at and in connection with the merger will be reduced by the amount of the incentives paid to each of these individuals in connection with the sale of Insignia Douglas Elliman and Insignia Residential Group.

         STEPHEN B. SIEGEL EMPLOYMENT AGREEMENT. Mr. Siegel is currently a director and president of Insignia and the chairman and chief executive officer of our subsidiary, Insignia/ESG. Mr. Siegel and CB Richard Ellis, Inc. have entered into an employment agreement, which will become effective upon the date of the closing of the merger and will supersede Mr. Siegel's existing employment agreement with us and Insignia/ESG. As a result of this agreement, following the merger, Mr. Siegel will be employed by CB Richard Ellis, Inc. as Chairman, Global Brokerage of CB Richard Ellis, Inc. Mr. Siegel's employment with CB Richard Ellis will be at-will and the employment agreement may be terminated by either party at any time, with or without cause, for any reason or no reason, upon at least 30 days' prior written notice.

         This employment agreement provides that Mr. Siegel will receive upon the closing date of the merger (a) a cash signing bonus of $1.6 million, and (b) a cash retention bonus of $5.4 million. Mr. Siegel will also be entitled to receive a $200,000 annual bonus at the end of each of the next five calendar years. In addition, the employment agreement provides that Mr. Siegel will be entitled to receive a brokerage commission equal to the highest percentage agreed to by CB Richard Ellis with any of its real estate brokers of the commissions earned, received or retained by CB Richard Ellis, upon transactions as to which Mr. Siegel has provided services recognized by CB Richard Ellis. Mr. Siegel's employment agreement further provides that Mr. Siegel will be entitled to an annual forgivable draw of $2.5 million for a period of five years following the closing date of the merger. Commissions received by Mr. Siegel during any 12-month period ending on an anniversary of the closing of the merger will reduce only the draw payable for that 12-month period. CB Richard Ellis has also agreed to cause Insignia/ESG to forgive a $1.5 million loan granted to Mr. Siegel, including all accrued and unpaid interest thereon, following the merger. Under the employment agreement with CB Richard Ellis, Mr. Siegel will also be entitled to reimbursement of certain expenses and to certain benefits and perquisites, including participation in CB Richard Ellis' employee benefit plans, premium payments on Mr. Siegel's existing life insurance policy, office space and support staff. The employment agreement provides that if Mr. Siegel's employment agreement is terminated for cause or resigns without good reason during the five-year period immediately following the closing date of the merger, he is obligated to pay back to CB Richard Ellis a pro rata share of the $5.4 million retention bonus based on the number of months remaining in the five-year period at the time of his termination. If Mr. Siegel's employment is terminated without cause or he resigns for good reason, he will be entitled to continue to receive his annual $2.5 million draw and his annual $200,000 bonus through the fifth anniversary of the closing date of the merger. These payments will cease, however, if Mr. Siegel violates the terms of the non-competition and non-solicitation provisions of the employment agreement after the termination of his employment with CB Richard Ellis.

         Mr. Siegel's employment agreement provides that (a) he will not compete with CB Richard Ellis for a period of five years from the closing date of the merger, (b) he will not employ any person who was an employee of CB Richard Ellis or its affiliates within a period of two years after such person leaves the employ of CB Richard Ellis or its affiliate and (c) he will not solicit for a period of six months following his termination or following the fifth anniversary of the closing date of the merger, whichever is later, anyone for the purpose of providing management, leasing, brokerage or related real estate services with respect to properties managed and clients served by CB Richard Ellis at the time of Mr. Siegel's termination. If Mr. Siegel's employment is terminated without cause or he resigns for good reason and Mr. Siegel repays a portion of his retention bonus, the non-competition and non-solicitation periods will be changed to 12 months from the date of the termination.

         Under his employment agreement, Mr. Siegel will be entitled to receive an option to purchase 25,000 shares of common stock of CB Richard Ellis exercisable within 90 days from the date of the grant at an exercise price of $16.00 per share. For each share Mr. Siegel elects to purchase through the exercise of the option, CB Richard Ellis will issue to Mr. Siegel an additional option to purchase three shares of common stock of CB Richard Ellis at an exercise price of $16.00 per share.

         ALAN FROGGATT EMPLOYMENT AGREEMENT. Mr. Froggatt is currently a director and chief executive officer of the European operations of Insignia and the chief executive officer of our subsidiary, Insignia Richard Ellis. We are party to an existing employment agreement with Mr. Froggatt. The CBRE Companies are in the process of negotiating with Mr. Froggatt regarding amendments to his employment agreement, which may result in an increase in Mr. Froggatt's compensation and benefits if the merger is completed.

         POST-CLOSING RESTRICTIONS. In connection with the signing of the merger agreement, each of the CBRE Companies and Andrew L. Farkas executed letters in which they agreed to abide by certain restrictions regarding our real estate assets after the closing of the merger. The CBRE Companies agreed that for a period of five years following the closing of the merger, they would not sell, transfer or assign to Mr. Farkas, or allow him to participate in, any of our real estate-related assets. This restriction does not prohibit Mr. Farkas from continued involvement in our "Nautica" development project in St. Thomas, U.S. Virgin Islands, so long as Mr. Farkas does not receive more than 50% of the total economics made available to management for that project. Mr. Farkas also executed a letter in which he agreed to the foregoing restrictions. However, the letter signed by Mr. Farkas specifies that he is not prohibited from:

         o owning the participation, or "promote" rights in our real estate-related assets that he holds as of the closing of the merger;

         o entering into any agreement with us to acquire any of the real estate-related assets at any time prior to the closing of the merger;

         o entering into discussions with the CBRE Companies regarding obtaining any approvals required by the merger agreement at any time prior to the closing of the merger;

         o closing any transaction regarding the real estate-related assets that he may agree to with us prior to the closing of the merger; or

         o to the extent that Mr. Farkas enters into any agreement with us prior to the closing of the merger to acquire any of our real estate-related assets, entering into any agreement relating to those assets after he has acquired them.

         SPECIAL COMMITTEE COMPENSATION. Robert J. Denison, Stephen M. Ross and
H. Strauss Zelnick, the three members of the special committee, each will receive compensation of $70,000 in connection with serving on the special committee. Of this amount, $35,000 has been paid and the balance will be paid on the earlier to occur of the consummation of the merger or the adoption by our board of directors of a resolution disbanding the special committee.

         INDEMNIFICATION AND INSURANCE. The merger agreement provides that all rights of our current or former directors, officers, employees and agents to indemnification for acts or omissions occurring at or prior to the effective time of the merger, as provided in Insignia's and its subsidiaries' respective certificates of incorporation or bylaws or in other specified agreements, will survive the merger and remain in effect for a period of six years and one month from the effective time of the merger. In addition, for six years and one month from the effective time of the merger, the CBRE Companies have agreed to indemnify our current or former directors, officers, employees and agents against all losses arising from acts or omissions in their capacity as directors or officers of Insignia and its subsidiaries occurring at or prior to the effective time of the merger. CBRE Holding and CB Richard Ellis Services have also agreed, for a period of six years and one month from the effective time of the merger, to cause the surviving corporation to provide to our and our subsidiaries' present and former directors and officers liability and fiduciary liability insurance protection with the same coverage and in the same amount, and on terms no less favorable to the directors and officers than that currently provided by our directors' and officers' liability insurance policies; provided, however, that the surviving corporation will not be obligated to make premium payments for this insurance to the extent that the annual premiums exceed 300% of the annual premiums currently paid by us for this insurance except that the surviving corporation will be obligated to obtain this insurance with the maximum coverage as can be obtained at an annual premium equal to 300% of the annual premiums currently paid by us.

         During the six-year and one-month period after the effective time of the merger, if any claims are made against any present or former director or officer of Insignia based on or arising out of the services of such person at or prior to the effective time of the merger in his capacity as a director or officer of Insignia, the obligations to indemnify the current or former directors or officers under the certificate of incorporation and bylaws of Insignia and its subsidiaries will remain in effect until the final disposition of all of these claims.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS

         The following is a description of the material U.S. federal income tax consequences of the merger to holders of shares of our common stock who dispose of their shares in the merger, who are United States Persons, as defined below, and who, on the date of disposition, hold their shares as capital assets, as defined in the Internal Revenue Code of 1986, each referred to as a "United States Holder." This discussion is based on the Internal Revenue Code, proposed and final income tax regulations issued under the Internal Revenue Code and administrative and judicial interpretations of the Internal Revenue Code and regulations, each as in effect on the date of this proxy statement. These income tax laws, regulations and interpretations, however, may change at any time, and any change could be retroactive to the date of this proxy statement. Although we will not seek any rulings from the Internal Revenue Service or an opinion of counsel with respect to the merger, we believe that the merger will have the U.S. federal income tax consequences described below to the United States Holders.

         We urge all holders to consult their own tax advisors regarding the specific tax consequences that may result from their individual circumstances as well as foreign, state, local and other tax consequences of the disposition of shares in the merger. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address special tax consequences that may be applicable to particular classes of taxpayers, including the following:

         o    financial institutions;

         o    real estate investment trusts;

         o    regulated investment companies;

         o    brokers and dealers or traders in securities or currencies;

         o    persons whose functional currency is not the U.S. dollar;

         o    insurance companies;

         o    tax-exempt organizations;

         o    S corporations;

         o persons who hold common stock as part of a position in a straddle or as part of a hedging or conversion transaction;

         o persons who acquired common stock as a result of an exercise of employee stock options or rights or otherwise as compensation;

         o persons who hold employee stock options or rights to acquire common stock; and

         o    taxpayers subject to alternative minimum tax.

         A "United States Person" is a beneficial owner of common stock who, for U.S. federal income tax purposes, is:

         o a citizen or resident of the U.S., including some former citizens or residents of the U.S.;

         o a partnership or corporation created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia;

         o an estate if its income is subject to U.S. federal income taxation regardless of its source; or

         o a trust if the trust validly has elected to be treated as a United States person for U.S. federal income tax purposes or if (A) a U.S. court can exercise primary supervision over its administration and (B) one or more United States persons have the authority to control all of its substantial decisions.

         If a partnership holds our common stock, the tax treatment of the partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

         A United States Holder generally will realize gain or loss upon the surrender of the holder's shares in the merger in an amount equal to the difference, if any, between the amount of cash received and the holder's aggregate adjusted tax basis in the shares surrendered.

         In general, any gain or loss realized by a United States Holder in the merger will be eligible for capital gain or loss treatment. Any capital gain or loss recognized by a United States Holder will be long-term capital gain or loss if the shares giving rise to the recognized gain or loss have been held for more than one year at the time of the consummation of the merger. Otherwise, the capital gain or loss will be short-term. A non-corporate United States Holder's long-term capital gain generally is subject to U.S. federal income tax at a maximum rate of 20%. Any capital loss can be offset only against other capital gains plus $3,000 of other income in any tax year ($1,500 in the case of a married individual filing a separate return). Any unutilized capital loss will carry over as a capital loss to succeeding years for an unlimited time until the loss is exhausted.

         For corporations, a capital gain is subject to U.S. federal income tax at a maximum rate of 35%, while any capital loss can be offset only against other capital gains. Any unutilized capital loss generally can be carried back three years and forward five years to offset net capital gains generated in those years.

         Under the U.S. federal backup withholding tax rules, unless an exemption applies, the paying agent in the merger will be required to withhold, and will withhold, 30% of all cash payments to which a holder of shares or other payee is entitled under the merger agreement, unless the stockholder or other payee provides a tax identification number, certifies that number is correct and otherwise complies with the backup withholding tax rules. Each of our stockholders and, if applicable, each other payee should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

         The U.S. federal income tax consequences set forth above are for general information only and are not intended to constitute a complete description of all tax consequences relating to the merger. You are urged to consult your own tax advisor to determine the particular tax consequences to you of the merger, including the applicability and effect of foreign, state, local and other tax laws.

EFFECTIVE TIME OF MERGER

         If the merger agreement is adopted and the merger is approved by the requisite vote of our stockholders and the other conditions to the merger are satisfied or, to the extent permitted, waived, the merger will be consummated and become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as otherwise agreed by Insignia and Apple Acquisition and provided in the certificate of merger.

PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES

         Apple Acquisition has designated _______________ to act as exchange agent for purposes of making the cash payments provided by the merger agreement to holders of our common stock and our preferred stock. At the effective time of the merger, CBRE Holding will deposit, or cause to be deposited, with the exchange agent immediately available funds in an aggregate amount necessary to pay the merger consideration to all holders of our common stock and the consideration payable to the holders of our preferred stock. The exchange agent will use these funds for the sole purpose of paying the merger consideration to holders of our common stock and our preferred stock. The exchange agent will, in accordance with irrevocable instructions, deliver to holders of our common stock and our preferred stock their merger consideration according to the procedure summarized below.

         As soon as reasonably practicable after the effective time of the merger, Insignia, as the surviving corporation in the merger, will instruct the exchange agent to mail to you a letter of transmittal and instructions advising you of the effectiveness of the merger and the procedure for surrendering to the exchange agent your stock certificates in exchange for payment of the per share merger consideration. Upon the surrender for cancellation to the exchange agent of your stock certificates, together with a letter of transmittal, duly executed and completed in accordance with its instructions, and any other items specified by the letter of transmittal, the exchange agent will pay to you your per share merger consideration and your stock certificates will be canceled. Payments of merger consideration will be reduced by any applicable withholding taxes. No interest will be paid or accrued on the merger consideration.

         If your stock certificates have been lost, mutilated or destroyed, you may instead deliver to the exchange agent an affidavit and indemnity bond in form and substance, and with surety, reasonably satisfactory to the surviving corporation.

         If the merger consideration, or any portion of it, is to be paid to a person other than you, it will be a condition to the payment of the merger consideration that your stock certificates be properly endorsed or otherwise in proper form for transfer and that you pay to the paying agent any transfer or other taxes required by reason of the transfer or establish to the satisfaction of the surviving corporation, that the taxes have been paid or are not required to be paid.

         YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

         At and after the effective time of the merger, you will cease to have any rights as our stockholder, except for the right to surrender your stock certificates, according to the procedure described in this section, in exchange for payment of the per share merger consideration, without interest, less any applicable withholding taxes, or, if you exercise your appraisal rights, the right to perfect your right to receive payment for your shares under Delaware law.

         At the effective time of the merger, our stock ledger with respect to shares of our common stock that were outstanding prior to the time of the merger will be closed and no further registration of transfers of these shares will be made.

         Six months following the effective time of the merger, the exchange agent will, on demand, deliver to the surviving corporation of the merger all cash that has not yet been distributed in payment of the merger consideration, plus any accrued interest, and the exchange agent's duties will terminate. Thereafter, you may surrender your stock certificates to Insignia and receive the per share merger consideration, without interest, less any applicable withholding taxes. However, you will have no greater rights against Insignia than may be accorded to general creditors of Insignia under applicable law. Neither CBRE Holding, CB Richard Ellis Services, Insignia nor the exchange agent will be liable to stockholders for any merger consideration delivered to a public official under any applicable abandoned property, escheat or similar law.

FINANCING OF THE MERGER; FEES AND EXPENSES OF THE MERGER

         Based upon our total outstanding shares of common stock as of the record date for the special meeting, and the outstanding indebtedness of us and CB Richard Ellis Services as of _____ __, 2003, the total amount of funds required to consummate the merger, repay some of our and CB Richard Ellis Services' indebtedness and to pay our and the CBRE Companies' related fees and expenses is estimated to be approximately $______ million. The CBRE Companies plan to fund the purchase price using their and Insignia's general working capital, equity and/or debt financing provided by stockholders of CBRE Holding, in an amount of not less than $100 million and up to $145 million and a portion of the net proceeds of at least $_____ million of third-party debt financing. CB Richard Ellis Services has received a letter of commitment from Credit Suisse First Boston, or CSFB, in which CSFB has agreed to provide an aggregate of $____ million of loans, subject to the terms and conditions contained in the commitment letter. The commitment letter provides that CSFB will syndicate the loan to a group of financial institutions and that CSFB's obligation to provide the financing is subject to a number of conditions, which generally include the following:

         o CSFB not having become aware of any information not previously disclosed to it that it reasonably believes to be inconsistent in a material and adverse manner with its understanding of the business, assets, operations, condition (financial or otherwise), projections or prospects of CB Richard Ellis Services and its subsidiaries (after giving effect to the merger and related transactions), taken as a whole;

         o there not having occurred any event, change or condition that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, condition (financial or otherwise), or prospects of CB Richard Ellis Services and its subsidiaries (after giving effect to the merger and related transactions), taken as a whole, since December 31, 2001;

         o there not having occurred a "Company Material Adverse Effect," as defined in the merger agreement, with respect to Insignia (see "The Merger Agreement--Conditions to the Merger");

         o CSFB's reasonable satisfaction that, prior to and during any syndication of the loans, there is no competing issues of debt securities or commercial bank or other credit facilities of CB Richard Ellis Services, Insignia or any of their respective subsidiaries being offered, placed or arranged;

         o the securities evidencing the indebtedness have Moody's and Standard & Poors ratings not less than as specified in the commitment letter;

         o certain existing stockholders of CB Richard Ellis Services will have provided to CB Richard Ellis Services not less than $100 million and up to $145 million of equity and/or debt financing;

         o the absence of a disruption or adverse change in the financial or capital markets generally or for CB Richard Ellis Services' or Insignia's securities specifically or in the market for new issuances of leveraged loans or high yield securities, in each case which could in the reasonable judgment of CSFB reasonably be expected to materially impair the satisfactory syndication or the placement of the debt financing contemplated in the commitment letter; and

         o    other customary conditions.

         It is a condition to the obligation of CBRE Holding, CB Richard Ellis Services and Apple Acquisition to complete the merger that CBRE Holding or CB Richard Ellis Services shall have received at least $610 million of debt financing on the terms contemplated by the commitment letter with CSFB or on overall pricing, cost, timing and maturity terms no less favorable and on other terms that are no less favorable in any material respect to CBRE Holding and CB Richard Ellis Services. There can be no assurance that CBRE Holding or CB Richard Ellis Services can consummate this or any other financing, in which event, it is unlikely that the merger will be consummated.

         Also to partially finance the merger and the related transactions, CBRE Holding entered into a subscription agreement pursuant to which some of its current stockholders agreed to make an equity contribution to CBRE Holding of $100 million in the aggregate, which equity investment will be contributed by CBRE Holding, which equity contribution will be contributed to Apple Acquisition. In addition, CBRE Holding entered into a letter agreement with some of its current stockholders pursuant to which these stockholders will acquire up to $45 million of debt or equity securities of CBRE Holding or one of its subsidiaries, with this amount, if any, being contributed to or transferred to Apple Acquisition immediately prior to the time of the merger. The amount of the debt and/or equity securities purchased by the letter agreement will be reduced to the extent of any aggregate net cash proceeds received by us at or prior to the closing of the merger from the sales of real estate assets specified in the merger agreement. The only condition to the completion of the transactions contemplated by the subscription agreement and the letter agreement is the prior or contemporaneous closing of the merger.

APPRAISAL RIGHTS

         Under Delaware law, if (1) you properly make a demand for appraisal in writing prior to the vote taken at the special meeting and (2) your shares are not voted in favor of the merger agreement or the merger, you will be entitled to exercise appraisal rights under Section 262 of the General Corporation Law of the State of Delaware.

         Section 262 is reprinted in its entirety as Appendix C to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix C. You should review this discussion and Appendix C carefully if you wish to exercise statutory appraisal rights or you wish to preserve the right to do so. Failure to strictly comply with the procedures set forth in Section 262 will result in the loss of your appraisal rights.

         If you:

         o    make the demand described below with respect to your shares;

         o are continuously the record holder of your shares from the date of making the demand through the effective time of the merger;

         o    otherwise comply with the statutory requirements of Section 262;

         o neither vote in favor of the adoption of the merger agreement and the approval of the merger nor consent to the adoption of the merger agreement and the approval of the merger in writing; and

         o file a proper petition with the Delaware Court of Chancery, as described below;

         you will be entitled to an appraisal by the Delaware Court of Chancery of the "fair value" of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the Delaware Court of Chancery.

         Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, we must notify you that appraisal rights are available not less than 20 days prior to the meeting and include in the notice a copy of Section 262. This proxy statement constitutes your notice of your appraisal rights, and the applicable statutory provisions are attached to this proxy statement as Appendix C.

         If you desire to exercise your appraisal rights, you must not vote in favor of the adoption of the merger agreement and the approval of the merger and you must deliver a separate written demand for appraisal to us prior to the vote at the special meeting. If you sign and return a proxy without expressly directing, by checking the applicable box on the enclosed proxy card, that your shares be voted against the proposal or that an abstention be registered with respect to your shares in connection with the proposal, you effectively will have waived your appraisal rights as to those shares. This is because, in the absence of express contrary instructions, your shares will be voted in favor of the proposal. See "Introduction -- Voting and Revocation of Proxies." Accordingly, if you desire to perfect appraisal rights with respect to any of your shares, you must, as one of the procedural steps involved in perfection, either (1) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to adopt the merger agreement and approve the merger or (2) check either the "Against" or the "Abstain" box next to the proposal on the proxy card or affirmatively vote in person against the proposal or register in person an abstention with respect to the proposal.

         Only a holder of record is entitled to assert appraisal rights for the shares of our stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the holder of record and must reasonably inform us of the holder's identity and that the holder of record intends to demand appraisal of the holder's shares. If you have a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary or other nominee, you must act promptly to cause the record holder to follow properly and in a timely manner the procedures to perfect appraisal rights, and your demand must be executed by or for the record owner. If your shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, your demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal. However, the agent must identify the record owner(s) and expressly disclose the fact that, in exercising the demand, the agent is acting as agent for the record owner(s).

         A record owner, such as a broker, fiduciary or other nominee, who holds shares as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all of the beneficial owners of shares as to which the person is the record owner. In that case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares in the name of the record owner.

         If you elect to exercise appraisal rights, you should mail or deliver your written demand to: Insignia Financial Group, Inc., 200 Park Avenue, New York, New York 10166, Attention: Corporate Secretary.

         The written demand for appraisal should specify your name and mailing address, the number and class of shares you own and that you are demanding appraisal of your shares. A proxy or vote against the merger agreement and the merger will not by itself constitute a demand. Within 10 days after the effective time of the merger, Insignia must provide notice of the effective time of the merger to you if you have complied with Section 262.

         Within 120 days after the effective time of the merger, either Insignia or you, if you have complied with the required conditions of Section 262 and are otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all stockholders demanding an appraisal. Insignia does not have any present intention to file this petition in the event that a stockholder makes a written demand. Accordingly, if you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262. If you file a petition, you must serve a copy on Insignia. If appraisal rights are available and if you have complied with the applicable provisions of Section 262, within 120 days after the effective time of the merger, you will be entitled, upon written request, to receive from Insignia a statement setting forth the aggregate number of shares of each class not voting in favor of the adoption of the merger agreement and the approval of the merger and with respect to which we received demands for appraisal, and the aggregate number of holders of those shares. This statement must be mailed within 10 days after Insignia has received the written request for the statement or within 10 days after the expiration of the period for delivery of demands for appraisal rights, whichever is later.

         If a petition for an appraisal is timely filed by a holder of our shares and a copy is served upon Insignia, Insignia will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of stock and with whom agreements as to the value of their shares have not been reached. After notice to those stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with
Section 262 and who have become entitled to appraisal rights. If you have demanded an appraisal, the Delaware Court of Chancery may require you to submit your stock certificates to the Delaware Register in Chancery for notation on the stock certificates of the pendency of the appraisal proceeding. If you fail to comply with this direction, the Delaware Court of Chancery may dismiss the proceedings as to you.

         Where proceedings are not dismissed, the Delaware Court of Chancery will appraise the shares owned by stockholders demanding an appraisal, determining the "fair value" of those shares, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. THE DELAWARE COURT OF CHANCERY'S APPRAISAL MAY BE MORE THAN, LESS THAN OR EQUAL TO THE PER SHARE MERGER CONSIDERATION FOR OUR COMMON STOCK. You should be aware that investment advisors' opinions as to fairness, from a financial point of view, are not opinions as to "fair value" under Section 262. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In relevant case law, the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court' should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court may consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts ascertainable as of the date of the merger that throw light on the future prospects of the merged corporation. The Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."
Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy.

         The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock have been appraised. The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed against the parties as the

Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder who has demanded an appraisal, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to an appraisal.

         If you have demanded appraisal in compliance with Section 262, you will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to your demand or to receive payment of dividends or other distributions on your shares, except for dividends or distributions payable to holders of record as of a date prior to the effective time of the merger.

         If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, your rights to appraisal will cease. You may withdraw your demand for appraisal by delivering to Insignia a written withdrawal of your demand for appraisal and an acceptance of the merger. However, (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Insignia and
(2) no appraisal proceeding in the Delaware Court of Chancery may be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and the approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

         IF YOU FAIL TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SET FORTH IN
SECTION 262, YOU WILL FORFEIT YOUR RIGHTS OF APPRAISAL AND WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR SHARES AS PROVIDED IN THE MERGER AGREEMENT. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE THESE RIGHTS.

REGULATORY APPROVALS

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain mergers and acquisitions may not be consummated unless notice has been given, and specified information has been furnished, to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied. The merger is subject to the requirements of the Hart-Scott-Rodino Act and of other non-U.S. laws relating to trade regulation. Insignia, on the one hand, and CBRE Holding, on the other hand, each filed a notification form under the Hart-Scott-Rodino Act on March 14, 2003 with the Federal Trade Commission and the Department of Justice. CBRE Holding and some of its stockholders also are required to make a filing under the Hart-Scott-Rodino Act in connection with the equity financing to be provided to CBRE Holding in connection with the merger, which filing was made with the Federal Trade Commission and the Department of Justice on _________, 2003.

         In addition, CBRE Holding is required to file a notification of concentration with the Office of Competition, Consumer Affairs and the Repression of Fraud, Ministry of the Economy, Finance and Industry, which is the antitrust regulatory agency of France. CBRE Holding made this filing on March 18, 2003.

         We and CBRE Holding each conduct operations in foreign countries where regulatory filings may be required as a result of the merger. In particular, as a result of our operations in the United Kingdom, we, CBRE Holding and some of its stockholders are required to make a filing under the U.K. Financial Services and Markets Act 2000 as a result of the merger. These filings were made on ________, 2003 and we are waiting to receive the appropriate consent from the U.K. Financial Services Authority. Both we and CBRE Holding intend to make any other foreign filings that we and CBRE Holding determine are necessary or appropriate in connection with the merger.

                              THE MERGER AGREEMENT

         The following discussion of the material terms of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Appendix A, exclusive of all schedules, and is incorporated herein by reference. We encourage you to read the merger agreement in its entirety. Insignia, after the effective time of the merger, is sometimes referred to as the "surviving corporation."

GENERAL

         The merger agreement provides for Apple Acquisition to merge with and into us. We will be the surviving corporation in the merger and become a wholly-owned direct subsidiary of CB Richard Ellis Services and a wholly-owned indirect subsidiary of CBRE Holding.

CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         At the effective time of the merger our certificate of incorporation will be the certificate of incorporation of the surviving corporation and the bylaws of Apple Acquisition will become the bylaws of the surviving corporation. Also, as of the effective time of the merger, the directors of Apple Acquisition will become the directors of the surviving corporation and our officers will remain the officers of the surviving corporation.

CONSIDERATION TO BE RECEIVED BY OUR STOCKHOLDERS

         At the effective time of the merger:

         o each share of our common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive $11.00 in cash, subject to decrease as described below and subject to increase of up to $1.00 per share as described below;

         o each outstanding share of our series A convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share; and

         o each outstanding share of our series B convertible preferred stock will be converted into the right to receive $100.00 in cash, plus an amount equal to any compound dividends accrued and unpaid on the share;

in each case, less any applicable withholding taxes, other than shares held in our treasury, held by CBRE Holding, CB Richard Ellis Services or Apple Acquisition or any of their respective subsidiaries, or held by stockholders who perfect their appraisal rights under Delaware law. No interest will be paid on any of the foregoing amounts.

         Each share of common stock of Apple Acquisition issued and outstanding immediately prior to the effective time will, by virtue of the merger, become one fully paid and non-assessable share of common stock of the surviving corporation, all of which will be held by CB Richard Ellis Services.

POTENTIAL ADJUSTMENTS TO THE COMMON STOCK MERGER CONSIDERATION

         Potential Increase in Common Stock Merger Consideration. The merger agreement also provides that we will have the right, but not the obligation, to market for sale to third parties at or prior to the effective time of the merger certain of our real estate-related assets which are specified in the merger agreement. These real estate-related assets constitute substantially all of the real estate assets owned in whole or in part by us. Our board of directors is obligated to direct the president of Insignia Financial Services, Inc., a subsidiary of ours, to inform CB Richard Ellis Services of such marketing and sale activities and to provide CB Richard Ellis Services with any agreement relating to the sale of any of these assets prior to our execution of the agreement, but CB Richard Ellis Services does not have the right to reject any such sale. If and to the extent we receive at or prior to the closing of the merger aggregate cash net proceeds (as defined below, in excess of a threshold amount the amount of such excess will be payable to holders of our common stock and holders of outstanding warrants, options and restricted stock awards at the effective time of the merger up to an additional $1.00 per share of our common stock. The threshold amount generally is $45.0 million plus the aggregate amount of all cash, property or other assets we contribute, loan or otherwise transfer to these assets between February 17, 2003 and the closing of the merger. If the additional common merger consideration were calculated as of the record date for the special meeting, the calculation would be based on a denominator of approximately _____________ shares of our common stock, options and warrants to purchase shares of our common stock and restricted stock awards outstanding as of that date. For example, in the event we receive net cash proceeds at or prior to the time of the merger of $___ million in excess of the specified amount from the sale of these real estate-related assets, this $__ million will be paid to our shareholders and to holders of options and warrants to purchase our common stock and the common stock merger consideration would increase by approximately $0.25 per share of our common stock. We would have to realize net cash proceeds of at least $__ million at or prior to the time of the merger from the sale of these real estate-related assets in order to reach the maximum additional consideration of $1.00 per share of our common stock.

         "Net Proceeds" is defined in the merger agreement as the aggregate cash proceeds "deemed received" by us in the period commencing on or after the date of the merger agreement and ending prior to or simultaneously with the closing of the merger from or as a result of (a) the sale of the real estate assets specified in the merger agreement, (b) cash proceeds payable to us with respect to our debt or equity interests in our subsidiaries and other entities that own or have an interest in the real estate assets. The amount of cash proceeds "deemed received" by us is the amount of cash proceeds that would ultimately be distributed to us by our direct subsidiaries net of (1) any taxes, other than income taxes payable by us or any of our subsidiaries as a result of the transaction or event giving rise to the receipt of cash proceeds, (2) any liabilities or obligations retained by us or our subsidiaries related to the real estate assets being sold, (3) fees, costs and expenses payable to third parties and incurred in connection with the transaction or event that give rise to the receipt of cash proceeds, (4) any payment required to be made by us or our subsidiaries in respect of any participation interest related to the transaction or event giving rise to the receipt of cash proceeds, and (5) any cash generated by any sale of real estate assets or related investments on or prior to December 31, 2002. The amount of net proceeds will be determined in good faith by a mutual written agreement between CBRE Holding and us at or prior to the closing of the merger.

         The real estate assets that we may attempt to sell generally are those that relate to our real estate principal investment activities, which include:

         o our minority investments in operating office, retail, industrial, apartment and hotel properties,

         o our minority investments in office development projects and a related parcel of undeveloped land,

         o our wholly owned investments in real property in Norman, Oklahoma, New York City and in the U.S. Virgin Islands and

         o our investments in two private equity funds that invest primarily in real estate debt securities.

         Insignia Douglas Elliman and Insignia Residential Group, which we recently sold, are not included in the specified real estate investment assets we are permitted to sell in an attempt to increase the common stock merger consideration and the cash proceeds to be received by us from this sale will not affect the consideration to be paid to you in the merger. See "Introduction - Recent Developments."

         Although we are permitted to sell these assets, and we intend to attempt to do so prior to the closing of the merger, we have not entered into any definitive agreements for these sales and we may not be able to sell any of these assets at or prior to the closing. When you are asked to vote on the merger you may not know whether or not the common stock merger consideration would be greater than $11.00 per share of common stock. Accordingly, you should not expect the common stock merger consideration to be greater than $11.00 per share.

         Adjustment Due to Payment of Dividends. The merger agreement provides that if legislation is enacted prior to the effective time of the merger that we and CB Richard Ellis Services agree reduces or eliminates the federal income tax on dividend income that would be payable by U.S. individual stockholders as a result of a cash dividend on our common stock, then we will have the right to declare a cash dividend on our common stock prior to the effective time of the merger if the distribution of that dividend would result in tax savings to holders of our common stock. If such a dividend is declared, the per share common stock merger consideration will be reduced by the amount of that dividend. The total amount of dividends and the common stock merger consideration will be $11.00 per share of our common stock, subject to increase as discussed above. However, we may not declare such a dividend if, in the good faith judgment of CB Richard Ellis Services, the payment of the dividend and the related reduction of the merger consideration per share of our common stock increases the aggregate cost of the transactions contemplated by the merger agreement to CB Richard Ellis Services or otherwise adversely affects CB Richard Ellis Services or its direct or indirect stockholders.

         Notwithstanding this provision in the merger agreement, we do not expect any legislation of this type to be enacted prior to the time of the merger, and you should not expect either receipt of a cash dividend on our common stock or an adjustment in the merger consideration payable for our common stock as a result of this provision in the merger agreement.

STOCK OPTIONS, WARRANTS, RESTRICTED STOCK AWARDS AND PARTICIPATION INTERESTS

         General. The merger agreement provides that immediately prior to the effective time (a) all outstanding options and warrants, whether vested or unvested, will be canceled and will represent the right to receive a cash payment, without interest, less any applicable withholding taxes, equal to the excess, if any, of the common stock merger consideration over the per share exercise price of the option or warrant, multiplied by the number of shares of common stock subject to the option or warrant, and (b) all outstanding restricted stock awards will be canceled and will represent the right to receive a cash payment, without interest, less any applicable withholding taxes, equal to the common stock merger consideration multiplied by the number of shares of common stock subject to such awards.

         Employees of Insignia Douglas Elliman and Insignia Residential Group. Under our 1998 Stock Incentive Plan, the sale of our subsidiaries, Insignia Douglas Elliman LLC and Insignia Residential Group, Inc. (see "Introduction -Recent Development") is considered a termination of the employees of these subsidiaries. Outstanding vested options to purchase shares of our common stock held by employees of these companies at the time of this sale remain exercisable in accordance with the terms of the applicable stock option agreement of each employee. In the merger, shares of our common stock purchased by exercising such outstanding options will be converted into the right to receive the common stock merger consideration. If the vested options are not exercised during the post-termination exercise period set forth in each of these employee's stock option agreement, these outstanding options will expire and be cancelled. Also as a result of the sale of Insignia Douglas Elliman and Insignia Financial Group, each unvested option to purchase shares of our common stock held by employees of these companies at the time of the sale was forfeited and canceled.

         In connection with the merger, CB Richard Ellis Services has agreed to pay to each of the holders of expired and cancelled vested or unvested options described in the preceding paragraph who, in each case, (1) remains employed by Insignia Douglas Elliman or Insignia Residential Group (or their respective successors) through the effective time of the merger or (2) is terminated without cause by Insignia Douglas Elliman or Insignia Residential Group after March 13, 2003 and on or before the effective time of the merger, a lump sum cash amount, without interest, less any applicable withholding taxes, equal to the number of shares of common stock underlying such options multiplied by the excess, if any, of (x) the common stock merger consideration over (y) the exercise price per share subject to such expired or forfeited option. This payment will be paid by CB Richard Ellis Services promptly after the effective time of the merger.

OUR REPRESENTATIONS AND WARRANTIES

         In the merger agreement, we have made representations and warranties to Apple Acquisition relating to:

         o our and our subsidiaries' organization, capital structure and other similar corporate matters;

         o our power and authority to enter into the merger agreement and consummate the merger and the validity, binding effect and enforceability of the merger agreement against us;

         o    required filings with and approvals of governmental authorities;

         o the absence of conflict with our and our subsidiaries' governing documents, agreements and obligations and applicable laws, judgments and orders;

         o the making and accuracy of our SEC filings, the fair presentation of our financial statements and the absence of undisclosed material liabilities;

         o our conduct of business and absence of material adverse changes since September 30, 2002;

         o    the absence of material litigation;

         o    tax, environmental, employee benefit and labor matters;

         o    our compliance with permits and applicable laws;

         o    title to our assets;

         o    our intellectual property rights;

         o the opinion of Bear Stearns and our costs incurred or to be incurred in connection with the merger;

         o the identification of, and absence of material violations under, material contracts;

         o our owned and leased real property and related real estate matters;

         o    our insurance;

         o    our transactions with affiliates;

         o    environmental matters regarding us;

         o the approval and recommendation of the merger and the merger agreement by our board of directors and the special committee and the vote of stockholders required to approve the merger;

         o    the non-contravention of the Delaware takeover statute; and

         o    the accuracy of this proxy statement.

OUR COVENANTS

         Until the closing of the merger or the earlier termination of the merger agreement, except as expressly contemplated or permitted by the merger agreement or to the extent that Apple Acquisition otherwise consents in writing, we have agreed to:

         o conduct our business in all material respects in the ordinary course consistent with past practice; and

         o use commercially reasonable efforts to preserve intact our present business organization, maintain our material permits, licenses and approvals, keep available the services of our current key officers and employees and independent contractors and preserve our relationships with material customers, lenders, suppliers and others having material business relationships with us.

         We also have agreed to the following specific restrictions during this period, which are subject to the exceptions described in the merger agreement. Except as expressly contemplated or permitted by the merger agreement and the disclosure schedules to the merger agreement, or to the extent that Apple Acquisition otherwise consents in writing, we have agreed not to, and we have agreed that our subsidiaries will not:

CAPITALIZATION

         o split, combine or reclassify any capital stock or amend the terms of any rights, warrants or options to purchase our securities;

         o declare, set aside or pay any dividends or other distributions on any of our capital stock or equity interests, except for ordinary course dividends by our subsidiaries and except that we may declare, set aside and pay dividends on our series A convertible preferred stock and series B convertible preferred stock;

         o repurchase or otherwise acquire our or our subsidiaries' capital stock, except for cash repurchases of shares of series A convertible preferred stock or series B convertible preferred at a price equal to or less than the proposed merger consideration for such shares; or

         o issue, authorize or propose to issue any equity securities or warrants, options or other securities convertible into or exercisable for our equity securities, other than shares issuable upon the exercise of outstanding warrants or options issued prior to the signing of the merger agreement, the vesting of restricted stock or under our employee stock purchase plan or upon the conversion of, or the payment of dividends on, the series A preferred stock or series B preferred stock;

EXTRAORDINARY TRANSACTIONS

         o make or authorize capital expenditures in excess of specified amounts, except as contemplated in our budget for 2003 or as specifically permitted by the merger agreement; or

         o acquire, through merger, stock or asset purchase, joint venture or otherwise, any entity, business or real property or any interest in any entity, business or real property;

COMPENSATION AND BENEFITS

              except as required by law or existing agreements or employee plans:

         o increase the compensation or benefits of, or pay a bonus to, any of our present or former directors, officers or employees, except as contemplated in our budget for 2003;

         o grant or alter the terms of any severance or termination pay or benefits;

         o loan or grant any advances of money or other property to any present or former director, officer or employee other than advances to brokers and other commission-based employees in the ordinary course of business consistent with past practice;

         o enter into any new, or amend any existing, employment, consulting, independent contractor, severance or similar agreement;

         o establish, adopt, enter into, amend or terminate any employee benefit plan or collective bargaining agreement;

         o grant any equity or equity-based awards, other than in the ordinary course of business consistent with past practice;

         o hire any new employee or enter into any new independent contractor relationship, except (1) to replace departing employees or independent contractors, provided that the compensation and benefits offered to the replacement do not materially exceed that of the replaced employee or independent contractor, (2) for new employees earning less than a specified amount, (3) with respect to outstanding employment offers and (4) ordinary course hiring of brokers; or

         o terminate any employee or independent contractor other than in writing;

INDEBTEDNESS

         o assume, incur or guarantee any indebtedness for borrowed money, except we may generally continue to borrow under our existing credit facilities to fund our working capital in the ordinary course of business consistent with past practice;

         o make any loans, advances or capital contributions to, or investments in, any other person, other than to Insignia or any of our subsidiaries or to brokers in the ordinary course of business consistent with past practice;

         o issue or sell any debt securities or warrants or rights to acquire any debt securities; or

         o assume, guarantee or endorse any debt obligations of any other person or entity, except obligations of our wholly-owned subsidiaries;

MATERIAL CONTRACTS

         o enter into or assume any material contract or agreement or amend or terminate any material contract, other than revenue-producing contracts with some exceptions, or waive, release or assign any material rights or claims under any material contract; or

         o fail to maintain our existing insurance or a commercially reasonable substitute;


OTHER COVENANTS

         o amend or propose to amend our or our subsidiaries' certificates of incorporation, by laws or other governing documents;

         o enter into any contract, commitment or agreement with any of our affiliates or any of their immediate family members, except for expense reimbursements and advances, transactions with any non-employee members of our board of directors and their affiliates and revenue producing contracts with specified affiliated entities, in each case, in the ordinary course of business consistent with past practice;

         o adopt a plan of liquidation, dissolution, restructuring or other reorganization, other than the merger;

         o sell, lease, license, encumber or otherwise dispose of any of our properties or assets, other than sales in the ordinary course of business and consistent with past practice, sales of obsolete assets and sales of assets not exceeding specified amounts;

         o effect any change in any accounting methods in effect as of December 31, 2001, except as may be required by changes in generally accepted accounting principles or as otherwise specifically disclosed in documents filed with the SEC, as concurred in by our independent auditors;

         o effect any material changes in our tax elections or other changes affecting our taxes, other than in the ordinary course of business consistent with past practice;

         o settle, pay, compromise or discharge any claims or liabilities (a) in excess of $250,000 or otherwise material to us or (b) arising out of the merger agreement and related agreements;

         o open any office in a new geographical territory, create any new business division or otherwise enter into any new line of business;

         o willfully take any action that would result in a material breach of the merger agreement or our ability to satisfy the conditions to the merger; or

         o enter into any agreement not in existence as of February 17, 2003 that would provide for the making of any payment or result in any adverse change in rights or obligations of us or our subsidiaries as a result of the merger and the related debt and equity financings.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF CBRE HOLDING, CB RICHARD ELLIS SERVICES AND APPLE ACQUISITION

         In addition to other customary representations and warranties, CBRE Holding, CB Richard Ellis Services and Apple Acquisition have made the following representations and warranties in the merger agreement to us:

         o Apple Acquisition has received an executed commitment letter from Credit Suisse First Boston, pursuant to which CSFB has committed to provide to CB Richard Ellis Services financing in the amount of $610 million to complete the merger;

         o CBRE Holding has entered into a subscription agreement and a letter agreement with certain existing stockholders of CBRE Holding under which they have committed to provide to CBRE Holding not less than $100 million and up to $145 million of equity and/or debt financing; and

         o it is the good faith belief of CBRE Holding, CB Richard Ellis Services, and Apple Acquisition that the financing contemplated by the commitment letter, the subscription agreement and the letter agreement will be obtained.

         Furthermore, CBRE Holding, CB Richard Ellis Services and Apple Acquisition have agreed that:

         o they will use their commercially reasonable efforts to arrange and obtain the financing on the terms set forth in the commitment letter and the equity financing on the terms set forth in the subscription agreement, letter agreement and related documents and if they are unable to obtain the financing or the equity financing, they have agreed to use commercially reasonable efforts to obtain alternative financing on overall pricing, cost, timing and maturity terms that are no less favorable and other terms that are no less favorable in any material respect to CBRE Holding and CB Richard Ellis Services than those contained in the commitment letter;

         o following the effective time of the merger, CBRE Holding and CB Richard Ellis Services will cause Insignia, as the surviving corporation, to provide employee benefits to our employees that, in the aggregate, are substantially equivalent to employee benefits provided by CB Richard Ellis Services and its subsidiaries to their own similarly situated employees;

         o for purposes of determining eligibility to participate in and vesting of benefits under CBRE Holding's or CB Richard Ellis Services's benefit plans, CBRE Holding and CB Richard Ellis Services have agreed that continuing employees of Insignia after the merger will receive credit for their service to Insignia prior to the time of the merger;

         o they will honor all of Insignia's obligations under specified existing employment and indemnification agreements;

         o they acknowledge that some of our present and former employees and consultants hold participation interests in the profits generated by some of our real estate investment assets, they agree to use all commercially reasonable efforts to provide for the holders of these interests to receive compensation or a distribution in respect of their interests, if any is due, only when the underlying real estate assets are sold, rather than if we sell an interest in the entity that owns the assets and they consent to changes in the governing documents of those entities, so that these entities may not sell or otherwise transfer material assets without the approval of at least one-third in interest of the present or former employees and consultants holding the profit participation interests;

         o for six years and one month from the effective time of the merger, CBRE Holding will, and will cause CB Richard Ellis Services and the surviving corporation to, indemnify our and our subsidiaries' present and former directors and officers against liabilities arising in their capacities as such prior to the effective time of the merger; and

         o for six years and one month from the effective time of the merger, CBRE Holding and CB Richard Ellis Services have agreed to cause the surviving corporation to provide to our and our subsidiaries' present and former directors and officers liability and fiduciary liability insurance protection with the same coverage and in the same amount, and on terms no less favorable to the directors and officers than that currently provided by our directors' and officers' liability insurance policies; provided, however, that the surviving corporation will not be obligated to make premium payments for such insurance to the extent that the annual premiums exceed 300% of the annual premiums currently paid by us for such insurance except that the surviving corporation will be obligated to obtain such insurance with the maximum coverage as can be obtained at an annual premium equal to 300% of the annual premiums currently paid by us.

STOCKHOLDER MEETING

         We have agreed to cause a stockholders meeting to be called in order to consider adoption of the merger agreement and approval of the merger. In addition, if the special committee or our board of directors withdraws or changes its recommendation with respect to the merger agreement and the merger as permitted below, and the merger agreement has not been terminated by us or Apple Acquisition as permitted below, the merger agreement provides that we will still hold the special meeting for stockholders to vote on the adoption of the merger agreement and the approval of the merger.

NO SOLICITATION

         We have agreed not to, and not to permit or authorize any of our subsidiaries or authorize or knowingly permit any of our or our subsidiaries' officers, directors, employees, investment bankers, attorneys, accountants, agents or other advisors or representatives to, solicit, initiate or otherwise knowingly encourage the submission of any Acquisition Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish any information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal, grant any waiver or release under any standstill or similar agreement in order to permit the other party to such agreement to acquire our securities or enter into any agreement with respect to an Acquisition Proposal.

         However, we may prior to the special meeting, (a) provide, under a confidentiality agreement, information to and (b) participate in discussions or negotiations with, anyone who has made an unsolicited Acquisition Proposal, in each case only if our board of directors or the special committee determines in good faith by majority vote, (1) after consultation with outside legal counsel and financial advisors, that it is necessary to do so in order to comply with its fiduciary duties to our stockholders under applicable law and (2) that the Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined below).

         In addition, except as described below, we have agreed that neither our board of directors nor the special committee will:

         o amend, withdraw, modify, change, condition or qualify in any manner adverse to Apple Acquisition its approval or recommendation of the merger agreement; or

         o    recommend any Acquisition Proposal.

         However, our board of directors may withdraw or modify its approval of or recommendation of the merger agreement and it may recommend an Acquisition Proposal, enter into an agreement regarding such Acquisition Proposal and terminate the merger agreement prior to its approval by our stockholders if we receive an Acquisition Proposal that is a Superior Proposal, and

         o our board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, that termination is required in order to comply with the board of directors' fiduciary duties to our stockholders under applicable law;

         o at least two business days prior to terminating the merger agreement in connection with the acceptance of a Superior Proposal, our board of directors gives prior written notice to CB Richard Ellis Services of the receipt of an Acquisition Proposal and, if applicable, its intention to withdraw or modify its approval of a recommendation of the merger and its intention to accept a Superior Proposal, setting forth the terms and conditions of, and the identity of the person making, the Superior Proposal;

         o prior to or concurrently with the termination, we pay Apple Acquisition the $7 million termination fee; and

         o concurrently with the termination, we enter into a definitive acquisition agreement regarding the Superior Proposal.

         Our obligation to hold a special meeting of our stockholders to approve the merger and the merger agreement will not be affected by the commencement, proposal, public disclosure or communication to us of any Acquisition Proposal or Superior Proposal or by the taking of any action by our board, except that Insignia will not be obligated to hold the special meeting after the termination of the merger agreement by us as provided above or by Apple Acquisition as described below (See "-- Termination of the Merger Agreement").

         We have agreed to notify Apple Acquisition promptly of any request for information or other inquiry we receive that we reasonably believe could lead to an Acquisition Proposal, and to keep Apple Acquisition informed of all developments relating to any request, inquiry or Acquisition Proposal. We have also agreed to cease all existing activities and discussions with third parties regarding the foregoing and to request that all persons who have received confidential information about Insignia under a confidentiality agreement either destroy or return the confidential information.

         "Acquisition Proposal" means any offer or proposal from any third party, other than the merger, for:

         o a transaction in which a third party would acquire beneficial ownership of more than 15% of the outstanding shares of any class of our equity securities, whether from us or pursuant to a tender offer, exchange offer or otherwise;

         o a merger, consolidation, business combination, reorganization, sale of all or substantially all of our assets, recapitalization, liquidation, dissolution or similar transaction involving us; or

         o except for certain asset sales contemplated by the merger agreement, any transaction which would result in a third party acquiring more than 15% of the fair market value on a consolidated basis of our assets, including the capital stock of our subsidiaries, immediately prior to such transaction whether by purchase of assets, acquisition of stock of a subsidiary or otherwise.

         "Superior Proposal" means any proposal made by a third party to acquire at least 50% of the outstanding shares of any class of our equity securities, or at least 50% of our consolidated assets or a proposal regarding a merger, consolidation, recapitalization or similar transaction involving us, which a majority of the disinterested members of our board of directors or the special committee in good faith determines (1) would, if consummated, result in a transaction that is more favorable to our stockholders than the merger and (2) is reasonably capable of being consummated. In making this determination, our board of directors or the special committee must take into account, among other things, relevant legal, financial and regulatory considerations and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal, including the availability of committed financing. Our board also must receive the advice of its outside legal counsel and financial advisors.

CONDITIONS TO THE MERGER

         Each party's obligation to effect the merger is subject to the satisfaction of the following conditions:

         o the adoption of the merger agreement and approval of the merger by the holders of a majority of the outstanding shares of our common stock as of the record date;

         o the expiration or earlier termination of any waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any required approval under other similar applicable laws; and

         o the absence of any restraining order, injunction or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition, restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger.

         Our obligation to consummate the merger is subject to the satisfaction of the following conditions, unless we waive satisfaction of a condition in writing:

         o each of CBRE Holding, CB Richard Ellis Services and Apple Acquisition must have performed in all material respects, its obligations under the merger agreement to be performed by it at or prior to the effective time of the merger; and

         o the representations and warranties of CBRE Holding, CB Richard Ellis Services and Apple Acquisition must be materially true and correct; this condition will be satisfied as long as all failures of their representations and warranties to be true and correct, would not prevent or materially impair the ability of CBRE Holding, CB Richard Ellis Services and Apple Acquisition to consummate the merger and the other transactions contemplated by the merger agreement.

         The obligation of CBRE Holding, CB Richard Ellis Services and Apple Acquisition to consummate the merger is subject to the satisfaction of the following conditions, unless CB Richard Ellis Services waives satisfaction of a condition in writing:

         o we must have performed, in all material respects, our obligations under the merger agreement to be performed by us at or prior to the effective time of the merger;

         o our representations and warranties must be materially true and correct; this condition will be satisfied as long as the failure of our representations and warranties to be true and correct, would not reasonably be expected to have a Company Material Adverse Effect (as defined below) and would not result in damages to CBRE Holding, CB Richard Ellis Services or the surviving corporation of more than $20 million;

         o all consents, approvals, authorizations and filings specified in the merger agreement (consisting of trade regulatory filings and approvals in the United States, France and United Kingdom) must have been obtained or made; and

         o CBRE Holding or CB Richard Ellis Services shall have received at least $610 million of debt financing on the terms contemplated by the commitment letter with CSFB or on overall pricing, cost, timing, and maturity terms that are no less favorable and other terms that are no less favorable in any material respect to CBRE Holding and CB Richard Ellis Services;

         "Company Material Adverse Effect" means any material adverse effect on
(a) the business, assets, liabilities, financial condition or results of operations of us and our subsidiaries, taken as a whole, or (b) our ability to perform our obligations under the merger agreement or related agreements, except that Company Material Adverse Effect does not include any material adverse effect arising out of, or resulting from:

         o any generally applicable change in law, regulations or U.S. generally accepted accounting principles or the interpretation of any of these;

         o the termination of any of our employees or independent contractors, other than as a result of our breach of the merger agreement or as a result of our termination, other than for cause or as requested by the CBRE Companies, of such employee or independent contractor in writing;

         o any Acquisition Proposal, or the announcement of the merger agreement, the discussions in connection with the merger agreement, or the agreements relating to the transactions contemplated by the merger agreement, including any suit, action or proceeding arising out of or in connection with the merger agreement, other than causes of action brought by CBRE Holding, CB Richard Ellis Services or Apple Acquisition for breach of the merger agreement;

         o any disposition of our assets that does not violate the merger agreement or the write-down or write-off of the value of any of these assets for accounting purposes;

         o actions or inactions specifically permitted by a prior written waiver by CBRE Holding, CB Richard Ellis Services and Apple Acquisition of our performance of any of our obligations under the merger agreement;

         o our failure to obtain any third party consents to the execution and delivery of the merger agreement or other related agreements;

         o any diminution in value of, or adverse developments relating to, certain of our subsidiaries that own real estate, as specified in the merger agreement;

         o the cancellation or notice of cancellation of third-party management, tenant representation and/or brokerage contracts to which we are or may become a party;

         o conditions generally affecting the business or industry in which we operate;

         o United States, United Kingdom, French or global general economic or political conditions or financial markets; and

         o any outbreak or escalation of hostilities, including any declaration of war by the U.S. Congress, or acts of terrorism.

TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be terminated, and the merger may be abandoned, at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement and approval of the merger by our stockholders:

         o by mutual written agreement of CBRE Holding, CB Richard Ellis Services, Apple Acquisition and us;

         o by either Apple Acquisition or us, if the effective time of the merger does not occur on or before July 14, 2003, so long as the failure of the merger to occur is not the result of the breach by the terminating party of a provision of the merger agreement;

         o by either Apple Acquisition or us, if any law makes consummation of the merger illegal or otherwise prohibited or any governmental authority issues a final order, decree or ruling, or takes any other action, enjoining or otherwise prohibiting the merger, and the order, decree, ruling or other action becomes non-appealable;

         o by either Apple Acquisition or us, if the merger agreement is not adopted and the merger is not approved by the requisite vote of our stockholders at the special meeting or any adjournment of the special meeting;

         o by Apple Acquisition, if our board of directors or the special committee (a) withdraws, changes or modifies our approval or recommendation of the merger or the merger agreement, (b) approves or recommends to our stockholders another Acquisition Proposal;
              (c) approves or recommends that our stockholders tender, or otherwise fails to recommend our stockholders not to tender, their shares in any tender or exchange offer that is an Acquisition Proposal, other than by CBRE Holding, CB Richard Ellis Services, Apple Acquisition or their affiliates; or (d) delivers any notice that we have received a Superior Proposal and intend to terminate the merger agreement, provided that Apple Acquisition may only terminate the merger agreement after the third business day following such notice;

         o by Apple Acquisition, if any person or group, other than CBRE Holding, CB Richard Ellis Services, Apple Acquisition or their affiliates, acquires beneficial ownership of a majority of the outstanding shares of our common stock;

         o by us, if there is a breach or failure to perform in any material respect of any of CBRE Holding's, CB Richard Ellis Services's or Apple Acquisition's representations, warranties, covenants or agreements contained in the merger agreement, the effect of which breach or failure to perform is (1) a failure to receive antitrust approvals or (2) a material adverse effect on CBRE Holding's, CB Richard Ellis Services's or Apple Acquisition's ability to consummate the merger;

         o by us, concurrently with the execution of an Acquisition Agreement permitted under the merger agreement in connection with a Superior Proposal and the payment of the $7 million termination fee to Apple Acquisition; or

         o by Apple Acquisition, if there is a breach or failure to perform in any material respect of any of our representations, warranties, covenants or agreements, the effect of which breach or failure to perform is (1) a failure to receive antitrust approval or (2) a material adverse effect on Insignia or our ability to consummate the merger and the damages reasonably likely to be suffered by CBRE Holding, CB Richard Ellis Services or the surviving corporation as a result of such breach or breaches exceeds $20 million.

         Upon termination, the merger agreement will become void and none of the parties or their representatives will have any liability or obligation under the merger agreement, except (1) under specified sections of the merger agreement, including those pertaining to confidentiality obligations and obligations relating to each party's not to solicit employment of the other party's employees of CBRE Holding, CB Richard Ellis Services and Apple Acquisition and
(2) as set forth below under "-- Termination Fees; Indemnification; Amendment of No Raid Agreement." However, no termination will relieve any party from liability or damages resulting from a willful breach of the merger agreement.

TERMINATION FEE; INDEMNIFICATION; AMENDMENT OF NO RAID AGREEMENT

         Termination Fee. The merger agreement provides for the payment by us to Apple Acquisition of a fee of $7,000,000 if the merger agreement is terminated under the following circumstances:

         o Apple Acquisition terminates the merger agreement, because (a) our board of directors or the special committee amended, withdrew, modified, changed, conditioned or qualified their approval or recommendation of the merger or the merger agreement in a manner adverse to CBRE Holding, CB Richard Ellis Services or Apple Acquisition as a result of the receipt or public announcement or disclosure of an Acquisition Proposal; (b) our board of directors or the special committee approved or recommended to our stockholders another Acquisition Proposal; (c) our board of directors or the special committee approved or recommended that our stockholders tender, or otherwise failed to recommend our stockholders not to tender, their shares in any tender or exchange offer that is an Acquisition Proposal, other than by CBRE Holding, CB Richard Ellis Services, Apple Acquisition or their affiliates; or (d) we delivered any notice to CB Richard Ellis Services that we have received a Superior Proposal and we intend to terminate the merger agreement;

         o any person or group, other than CBRE Holding, CB Richard Ellis Services, Apple Acquisition or their affiliates acquires beneficial ownership of a majority of the outstanding shares of our common stock;

         o we terminate the merger agreement concurrently with the execution of an acquisition agreement permitted under the merger agreement in connection with a Superior Proposal;

         o either we or Apple Acquisition terminates the merger agreement because the merger has not occurred prior to July 14, 2003, our stockholders have voted against the merger at the special meeting or any adjournment of the special meeting or Apple Acquisition terminates the merger agreement as a result of our material breach and:

              (1) prior to the termination, a third party has made an Acquisition Proposal, except that all percentages in that definition are 30%, instead of 15%, for this purpose; and

              (2) within 12 months after the date of termination, we complete, or enter into an agreement relating to an Acquisition Proposal, except that all percentages in that definition are 30%, instead of 15%, for this purpose.

         Indemnification. If the merger agreement is terminated: (a) as a result of the CBRE Companies' breach or failure to perform in any material respect their representations, warranties or covenants or (b) by mutual agreement of the CBRE Companies and us or by Apple Acquisition or us if the merger has not been consummated by July 14, 2003, in either case as a result of the failure to obtain regulatory approval of the merger or the failure of CBRE Holding or CB Richard Ellis Services to receive at least $610 million in debt financing on the terms contemplated in the merger agreement, then the CBRE Companies, as our sole remedy, will indemnify us for our damages, during the period from February 7, 2003 to the date of termination of the merger agreement, resulting from the following:

         o the termination by any of our commercial real estate services brokers or independent contractors as of February 7, 2003 of their relationship with us; or

         o the termination or substantial diminution by any of our clients as of February 7, 2003 of their commercial real estate services relationship with us;

in each case, if such termination or diminution is a result of the proposed merger and does not result from our breach of the merger agreement. The CBRE Companies' indemnification obligation is limited to $50 million and does not include any damages arising out of conditions generally affecting (a) the business or industry in which we operate, (b) United States, United Kingdom, French or global general economic or political conditions or financial markets,
(c) any outbreak or escalation of hostilities, including any declaration of war by the U.S. Congress, or acts of terrorism or (d) any reduction in the value of our common stock or other securities.

         Amendment of No Raid Agreement. In addition, if the merger agreement is terminated under circumstances obligating the CBRE Companies to indemnify us (as described in the immediately prior paragraph above), our no raid agreement will be automatically amended to prohibit only CBRE Holding from hiring or engaging as an employee or independent contractor, or to solicit for employment or for engagement as an independent contractor, any of our employees or independent contractors, for a period of 18 months commencing upon such termination by us, with no corresponding restrictions on us to hire or engage, or solicit for employment or engagement, any employee or independent contractor of CBRE Holding.

AMENDMENTS TO THE MERGER AGREEMENT

         Any provision of the merger agreement may be amended or waived prior to the effective time of the merger if the amendment or waiver is in writing and signed, in the case of an amendment, by Insignia, a member of the special committee on behalf of the special committee, CB Richard Ellis Services and Apple Acquisition or, in the case of a waiver, by the party against whom the waiver is to be effective. After adoption of the merger agreement and approval of the merger by our stockholders, no amendment or modification of the merger agreement may be made that by law requires further approval of our stockholders without obtaining this further approval.


                                  OTHER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 12, 2003, certain information with respect to shares of common stock beneficially owned by each of our directors, our chief executive officer and each of our four other most highly compensated executive officers serving as such at December 31, 2002, by all of our directors and executive officers as a group and by persons who are known to us to be the beneficial owners of more than five percent of the issued and outstanding shares of our common stock. These persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table. The table does not include shares of our common stock subject to options, warrants and restricted stock awards that are not currently exercisable or will not become exercisable within 60 days of March 12, 2003. The merger agreement provides that unvested options, warrants and restricted stock awards will become fully vested at the effective time of the merger and the holders will be entitled to receive payments for these options, warrants and restricted stock awards. See "The Merger--Interests of Executive Officers and Directors in the Merger."


                                                                 NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                        BENEFICIALLY OWNED              PERCENT OF CLASS
------------------------                                        ------------------              ----------------
Andrew L. Farkas....................................                 2,428,465(1)                     10.0%
Insignia Financial Group, Inc.
200 Park Avenue
New York, New York  10166

Apollo Real Estate Investment Fund, L.P. and .......                 1,667,821(2)                      7.2%
Apollo Real Estate Advisors, L.P.
2 Manhattanville Road
Purchase, New York  10577

Capital Group International, Inc. and ..............                 2,408,460(3)                     10.3%
Capital Guardian Trust Company
11100 Santa Monica Boulevard
Los Angeles, California  90025

Dimensional Fund Advisors, Inc. ....................                 2,061,731(4)                      8.87%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Stephen Feinberg....................................                 2,665,819(5)                     11.4%
450 Park Avenue, 28th Floor
New York, New York  10022

Eminence Capital, L.L.C.,...........................                 1,693,400(6)                      7.4%
200 Park Avenue, Suite 3300
New York, New York  10166

                                                                 NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                                        BENEFICIALLY OWNED              PERCENT OF CLASS
------------------------                                        ------------------              ----------------
Carl C. Icahn.......................................                 1,753,700(7)                      7.5%
High River Limited Partnership
Barberry Corporation
767 Fifth Avenue, 47th Floor
New York, New York  10153

James A. Aston .....................................                   306,979 (8)                     1.3%

Robert J. Denison ..................................                    53,266(9)                      *

Robin L. Farkas ....................................                   229,634(10)                     1.0%

Alan C. Froggatt ...................................                    35,195(11)                     *

Frank M. Garrison ..................................                   272,895(12)                     1.2%

Robert G. Koen......................................                    53,000(13)                     *

Stephen M. Ross.....................................                    12,000(14)                     *

Stephen B. Siegel ..................................                   180,000(15)                     *

Ronald Uretta ......................................                   300,540(16)                     1.3%

H. Strauss Zelnick .................................                    64,000(17)                     *

All directors and executive officers as a group
(13 individuals)....................................                 3,984,306(1)(8)-(18)             17.1%

----------------------

(*)      Denotes less than 1%.

(1) Includes shares owned by (i) Metro Shelter Directives, Inc. and (ii) F III, Inc. Also includes 1,040,000 shares subject to options and warrants that are or will become exercisable within 60 days. Andrew L. Farkas is the son of Robin L. Farkas

(2) Apollo Real Estate Advisors, L.P. is the managing general partner of Apollo Real Estate Investment Fund, L.P. The foregoing is based upon a
      Schedule 13G/A filed with the SEC dated February 12, 2002.

(3) Capital Group International, Inc. is the parent holding company of a group of investment management companies. Capital does not have investment power or voting power over any of the securities reported herein. Capital Guardian Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and a wholly owned subsidiary of Capital, is the beneficial owner of the reported shares as a result of serving as the investment manager of various institutional accounts. The shares reported include 48,000 shares resulting from the assumed conversion of warrants to purchase common stock. The foregoing is based upon a Schedule 13G/A filed by Capital and Capital Guardian with the Commission dated February 11, 2003.

(4) Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (these investment companies and investment vehicles are the "Portfolios"). In its role as investment adviser and investment manager, Dimensional possessed both investment and voting power over 2,061,731 shares of our common stock as of December 31, 2002. The Portfolios own all the securities reported in this statement and Dimensional disclaims beneficial ownership of such securities. The foregoing is based upon a Schedule 13G/A filed by Dimensional with the Commission, dated February 13, 2003.

(5) 250,000 shares of series A convertible preferred stock and 125,000 shares of series B convertible preferred stock (collectively, the "Preferred Stock") of the Company are held of record by Madeleine L.L.C. on behalf of various private investment funds referred to below that are managed by Stephen Feinberg. Mr. Feinberg possesses sole voting and investment authority over such shares. The Preferred Stock is convertible at any time into a total of 2,597,402 shares of our common stock. The private investment funds include Cerberus Partners, L.P., Cerberus Institutional Partners, L.P. and Cerberus International, Ltd. The foregoing is based upon a Schedule 13D/A filed by Mr. Feinberg with the Commission dated June 28, 2002.

(6) Eminence Capital, LLC ("Eminence") serves as the beneficial owner of 1,406,000 shares on behalf of a number of private investment vehicles and managed accounts advised by Eminence. The foregoing is based upon a
      Schedule 13G/A filed by Eminence with the Commission dated February 13, 2003.

(7) Barberry Corp., a Delaware corporation ("Barberry") is the general partner of High River Limited Partnership, a Delaware limited partnership ("High River"). Barberry is 100 percent owned by Carl C. Icahn. As such, Mr. Icahn is in a position directly and indirectly to determine the investment and voting decisions made by Barberry and High River. The foregoing is based upon a Schedule 13G/A filed by Mr. Icahn with the Commission dated February 10, 2003.

(8) Includes 240,000 shares subject to options and warrants that are or will become exercisable within 60 days of March 12, 2003 and 129 shares held in an IRA. Also includes 8,934 shares owned by Mr. Aston's children, with respect to which Mr. Aston disclaims beneficial ownership.

(9) Includes 266 shares held by First Security Management, Inc., a corporation of which Mr. Denison is the president and sole shareholder. Also includes 53,000 shares subject to options and warrants that are or will become exercisable within 60 days of March 12, 2003.

(10) Includes 53,000 shares subject to options and warrants that are or will become exercisable within 60 days of March 12, 2003. Also includes 7,998 shares owned by Mr. Farkas's wife, with respect to which Mr. Farkas disclaims beneficial ownership. Robin L. Farkas is the father of Andrew L. Farkas.

(11) Includes 11,794 shares subject to options that are or will become exercisable within 60 days of March 12, 2003. Also includes 3,396 shares owned by Mr. Froggatt's wife, with respect to which Mr. Froggatt disclaims beneficial ownership.

(12) Includes 260,000 shares subject to options and warrants that are or will become exercisable within 60 days of March 12, 2003.

(13) Includes 53,000 shares subject to options and warrants that are or will become exercisable within 60 days of March 12, 2003.

(14) Includes 12,000 shares subject to options and warrants that are or will become exercisable within 60 days of March 12, 2003.

(15) Includes (a) 80,000 shares subject to options that are or will become exercisable within 60 days of March 12, 2003 and (b) 350 shares owned by Mr. Siegel's child, with respect to which Mr. Siegel disclaims beneficial ownership.

(16) Includes (a) 240,000 shares subject to options and warrants that are or will become exercisable within 60 days of March 12, 2003, and (b) 133 shares owned by Mr. Uretta's spouse and 2,238 shares owned by Mr. Uretta's children, with respect to which Mr. Uretta disclaims beneficial ownership.

(17) Includes 53,000 shares subject to options and warrants that are or will become exercisable within 60 days of March 12, 2003.

(18) Includes 24,000 shares subject to options and warrants that are or will become exercisable within 60 days of March 12, 2003.

OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING

         Our board of directors is not aware of any matters to be presented for action at the special meeting other than that described in this proxy statement and does not intend to bring any other matters before the special meeting. However, if other matters should come before the special meeting, it is intended that the holders of proxies solicited hereby will vote on those matters in their discretion.

STOCKHOLDER PROPOSALS

         Due to the contemplated consummation of the merger, we do not currently expect to hold a 2003 annual meeting of stockholders because, following the merger, we will not be a publicly held company. However, if the merger is not consummated for any reason, we will promptly convene an annual meeting of stockholders. In that event, we must receive stockholder proposals intended to be presented at that meeting at our principal executive offices no later than the tenth day following our public announcement of the date of that meeting, for inclusion in our proxy statement and form of proxy relating to that meeting.

AVAILABLE INFORMATION

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, in accordance with the Exchange Act, file reports, proxy statements and other information with the SEC. CBRE Holding also files reports and other information with the SEC. Our and CBRE Holding's reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional office at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can also be obtained from the Public Reference Room of the SEC at its Washington address at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials also may be accessed through the SEC's web site at www.sec.gov.com. Our common stock is listed on the New York Stock Exchange under the symbol "IFS." These materials may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The information incorporated by reference in this proxy statement as described below is considered to be a part of this proxy statement, except for any information that is modified or superseded by information that is included directly in this proxy statement or by a document subsequently filed with the SEC. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

         This proxy statement incorporates by reference the documents listed below that CBRE Holding has previously filed with the SEC. They contain important information about CBRE Holding and its financial condition.


CBRE HOLDING'S SEC FILINGS                                                                    PERIOD
--------------------------                                                                    ------
     Annual Report on Form 10-K............................................... Year ended December 31, 2002, as filed on
                                                                               March __, 2003

     Quarterly Reports on Form 10-Q or                                         o   Quarterly period ended March 30,
     10-Q/A.................................or                                     2002, as filed on May 14, 2002 and amended
                                                                                   on August 13, 2002
                                                                               o   Quarterly period ended June 30, 2002,
                                                                                   as filed on August 13, 2002
                                                                               o   Quarterly period ended September 30,
                                                                                   2002, as filed on November 14, 2002

     Current Reports on Form 8-K or 8-K/A..................................... Filed on:
                                                                               o   April 25, 2002
                                                                               o   May 17, 2002
                                                                               o   May 24, 2002
                                                                               o   August 8, 2002
                                                                               o   August 9, 2002
                                                                               o   August 19, 2002
                                                                               o   November 12, 2002
                                                                               o   November 15, 2002
                                                                               o   February 18, 2003
                                                                               o   February 20, 2003
                                                                               o   February 24, 2003
                                                                               o   February 26, 2003

         Also incorporated by reference are additional documents that CBRE Holding may file with the SEC after the date of this proxy statement and prior to the date of the special meeting under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

         Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and each of these statements is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

         You can obtain any of the documents incorporated by reference in this proxy statement from the SEC through the SEC's Internet world wide web site at the address described above. If you would like to request from us any of the documents we have previously filed with the SEC, please do so at least 10 business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting. Documents we have previously filed with the SEC, excluding any exhibits to those documents, are also available from us, without charge, at the following address:



                                           Insignia Financial Group, Inc.
                                           200 Park Avenue
                                           New York, New York  10166
                                           Attention:  _______________
                                           Telephone:  (212) 984-8033
                                           Internet address:
                                           www.insigniafinancial.com


                   ------------------------------------------

         You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this proxy statement.

         Insignia has supplied all information contained in this proxy statement relating to Insignia and our affiliates. CBRE Holding, CB Richard Ellis Services and Apple Acquisition have supplied all information contained in this proxy statement relating to them and their affiliates.

         This proxy statement is dated _________, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

                                   By order of the Board of Directors


                                   /s/ Andrew L. Farkas
                                   Andrew L. Farkas
                                   Chairman and Chief Executive Officer

______________, 2003

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                         INSIGNIA FINANCIAL GROUP, INC.



         The undersigned hereby appoints _______________, _______________ and ______________, or any of them, proxies (each with full power of substitution) to vote, as indicated below and in their discretion upon such other matters, not known or determined at the time of solicitation of this proxy, as to which stockholders may be entitled to vote at the special meeting of the stockholders of Insignia Financial Group, Inc. to be held at _____________________ on ___________, 2003 at _______, local time, and at any adjournment or postponement of the special meeting, as indicated on the reverse side.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INSIGNIA FINANCIAL GROUP, INC. This proxy, when properly executed, will be voted in a manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER AND APPROVE THE MERGER AS PROVIDED THEREIN. If other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

         A proposal to adopt the Agreement and Plan of Merger, dated as of February 17, 2003, by and among Insignia Financial Group, Inc., CB Richard Ellis Services, Inc., CBRE Holding, Inc. and Apple Acquisition Corp. and approve the merger of Apple Acquisition Corp. with and into Insignia Financial Group, Inc. as provided therein.

                    /  /     FOR        /  /   AGAINST        /  /   ABSTAIN

         The undersigned hereby acknowledges receipt of the notice of the special meeting and the proxy statement.

                    PLEASE SIGN AND DATE THIS PROXY BELOW.

                                   Date:  _____________, 2003


                                   ---------------------------------------------


                                   ---------------------------------------------


                                    Please sign exactly as your name appears at left. When signing as attorney, executor, administrator, guardian or corporate official, please give full title.

                                                                  APPENDIX A







                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF JANUARY 17, 2003


                                  BY AND AMONG


                         INSIGNIA FINANCIAL GROUP, INC.,


                               CBRE HOLDING, INC.


                         CB RICHARD ELLIS SERVICES, INC.


                                       AND


                             APPLE ACQUISITION CORP.

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.............................................................................................1
         1.1.     Definitions.....................................................................................1

ARTICLE 2 THE MERGER.............................................................................................11
         2.1.     The Merger.....................................................................................11
         2.2.     Organizational Documents.......................................................................11
         2.3.     Directors and Officers.........................................................................11

ARTICLE 3 CONVERSION OF SECURITIES AND RELATED MATTERS...........................................................11
         3.1.     Capital Stock of Acquiror......................................................................11
         3.2.     Cancellation of Treasury Stock and Acquiror-Owned Shares.......................................12
         3.3.     Conversion of Company Shares...................................................................12
         3.4.     Conversion of Company Series A Preferred Shares................................................12
         3.5.     Conversion of Company Series B Preferred Shares................................................12
         3.6.     Exchange of Certificates.......................................................................12
         3.7.     Company Stock Options and Restricted Shares....................................................14
         3.8.     Warrants.......................................................................................16
         3.9.     Supplemental Stock Purchase and Loan Plan......................................................16
         3.10.    Dissenting Shares..............................................................................16

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................17
         4.1.     Corporate Existence and Power..................................................................17
         4.2.     Corporate Authorization........................................................................17
         4.3.     Governmental Authorization.....................................................................17
         4.4.     Non-Contravention..............................................................................18
         4.5.     Capitalization.................................................................................18
         4.6.     Subsidiaries...................................................................................20
         4.7.     Company SEC Documents; Financial Statements; Undisclosed Liabilities...........................21
         4.8.     [Reserved].....................................................................................22
         4.9.     Absence of Certain Changes.....................................................................22
         4.10.    Litigation.....................................................................................22
         4.11.    Taxes    10
         4.12.    Employee Benefits..............................................................................24
         4.13.    Compliance with Laws; Licenses, Permits and Registrations......................................27
         4.14.    Title to Assets................................................................................27
         4.15.    Intellectual Property..........................................................................27
         4.16.    Transaction Fees; Opinions of Financial Advisor................................................28
         4.17.    Labor Matters..................................................................................28
         4.18.    Material Contracts.............................................................................29
         4.19.    Real Estate....................................................................................31
         4.20.    Environmental..................................................................................32
         4.21.    Insurance......................................................................................32
         4.22.    Affiliate Transactions.........................................................................33
         4.23.    Required Vote; Board Approval; State Takeover Statutes.........................................33

         4.24.    Information to Be Supplied.....................................................................34
         4.25.    No Knowledge of Breach.........................................................................34
         4.26.    Disclaimer of Other Representations and Warranties.............................................34

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF  HOLDING, PARENT AND ACQUIROR........................................34
         5.1.     Corporate Existence and Power..................................................................34
         5.2.     Corporate Authorization........................................................................35
         5.3.     Governmental Authorization.....................................................................35
         5.4.     Non-Contravention..............................................................................35
         5.5.     Parent SEC Documents...........................................................................35
         5.6.     [Reserved].....................................................................................36
         5.7.     Financing......................................................................................36
         5.8.     Information to Be Supplied.....................................................................37
         5.9.     Disclaimer of Other Representations and Warranties.............................................37
         5.10.    No Knowledge of Breach.........................................................................38

ARTICLE 6 COVENANTS OF THE COMPANY...............................................................................38
         6.1.     Company Interim Operations.....................................................................38
         6.2.     Stockholder Meeting............................................................................42
         6.3.     Acquisition Proposals; Board Recommendation....................................................42
         6.4.     French Warrants................................................................................45
         6.5.     Supplemental Company Disclosure Schedule.......................................................45
         6.6.     Pre-Closing Terminations.......................................................................46

ARTICLE 7 COVENANTS OF HOLDING, PARENT AND ACQUIROR..............................................................46
         7.1.     Director and Officer Liability.................................................................46
         7.2.     Employee Benefits..............................................................................48
         7.3.     Conduct of Holding, Parent and Acquiror........................................................49
         7.4.     Transfer Taxes and Other Tax Matters...........................................................49
         7.5.     Financing Arrangements.........................................................................50
         7.6.     Certain Existing Obligations...................................................................51

ARTICLE 8 COVENANTS OF HOLDING, PARENT, ACQUIROR AND THE COMPANY.................................................52
         8.1.     Efforts and Assistance.........................................................................52
         8.2.     Proxy Statement................................................................................53
         8.3.     Public Announcements...........................................................................53
         8.4.     Access to Information; Notification of Certain Matters.........................................54
         8.5.     Further Assurances.............................................................................55
         8.6.     Disposition of Litigation......................................................................55
         8.7.     Confidentiality and No-Raid Agreements.........................................................55
         8.8.     Resignation of Directors.......................................................................56
         8.9.     Sales of Real Estate Investment Assets.........................................................56
         8.10.    Treatment of Net Proceeds......................................................................57
         8.11.    401(k) Restoration Plan........................................................................57

ARTICLE 9 CONDITIONS TO MERGER...................................................................................57
         9.1.     Conditions to the Obligations of Each Party....................................................57
         9.2.     Conditions to the Obligations of the Company...................................................57
         9.3.     Conditions to the Obligations of Holding, Parent and Acquiror..................................58

ARTICLE 10 TERMINATION...........................................................................................59
         10.1.    Termination....................................................................................59
         10.2.    Effect of Termination..........................................................................61
         10.3.    Fees and Expenses..............................................................................62
         10.4.    Indemnification................................................................................62

ARTICLE 11 MISCELLANEOUS.........................................................................................63
         11.1.    Notices........................................................................................63
         11.2.    Survival.......................................................................................64
         11.3.    Amendments; No Waivers.........................................................................64
         11.4.    Successors and Assigns.........................................................................65
         11.5.    Counterparts; Effectiveness; Third Party Beneficiaries.........................................65
         11.6.    Governing Law..................................................................................65
         11.7.    Jurisdiction...................................................................................65
         11.8.    Enforcement....................................................................................66
         11.9.    Entire Agreement...............................................................................66
         11.10.   Authorship.....................................................................................66
         11.11.   Severability...................................................................................66
         11.12.   Waiver of Jury Trial...........................................................................66
         11.13.   Headings; Construction.........................................................................66


EXHIBITS:

         Exhibit A         Form of Voting Agreement
         Exhibit B         Form of Joint Press Release


                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of this 17th day of February 2003, by and among Insignia Financial Group, Inc., a Delaware corporation (the "COMPANY"), CBRE Holding, Inc., a Delaware corporation ("HOLDING"), CB Richard Ellis Services, Inc., a Delaware corporation wholly owned by Holding ("PARENT"), and Apple Acquisition Corp., a Delaware corporation wholly owned by Parent ("ACQUIROR").

     WHEREAS, a Special Committee (as defined herein) of the Board of Directors of the Company has (i) determined that the Merger (as defined herein) is advisable and in the best interest of the Company's stockholders, and (ii) approved the Merger and recommended approval of the Merger by the Board of Directors of the Company;

     WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is advisable and in the best interest of the Company's Stockholders (as defined below), and (ii) approved the Merger;

     WHEREAS, the Board of Directors of each of Parent and Acquiror has (i) determined that the Merger is advisable and in the best interest of its stockholders, and (ii) approved the Merger;

     WHEREAS, simultaneously with the execution of this Agreement, certain Company Stockholders have entered into voting agreements with Parent (the "VOTING AGREEMENTS"), each of which is in the form attached hereto as Exhibit A, pursuant to which, among other things, such Company Stockholders have agreed to vote their Company Shares in favor of adopting and approving this Agreement and the Merger; and

     WHEREAS, by resolutions duly adopted, the respective Boards of Directors of the Company, Parent and Acquiror have approved and adopted this Agreement and the transactions and other agreements contemplated hereby.

     NOW, THEREFORE, in consideration of the premises and promises contained herein, and intending to be legally bound, the parties hereto agree as set forth below.

                                   ARTICLE 1

                                   DEFINITIONS

1.1.     DEFINITIONS.

          (a) As used herein, the following terms have the meanings set forth below:

     "ACQUIROR SHARE" means one share of common stock of Acquiror, $0.01 par value per share.

     "ACQUISITION PROPOSAL" means any offer or proposal (whether or not in writing) from any Third Party regarding any of the following: (a) a transaction pursuant to which a Third Party acquires or would acquire beneficial ownership of more than fifteen percent (15%) of the outstanding shares of any class of Equity Interests of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (b) a merger, consolidation, business combination, reorganization, sale of all or substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, or (c) except for any transaction set forth in Section 6.1 of the Company Disclosure Schedule, any transaction which would result in a Third Party acquiring more than 15% of the fair market value on a consolidated basis of the assets (including, without limitation, the capital stock of Subsidiaries) of the Company and its Subsidiaries immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a Subsidiary or otherwise).

     "AFFILIATE" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such first Person. For purposes of this definition, the term "CONTROL" (including the correlative terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "BUSINESS DAY" means any day, other than a Saturday, Sunday or one on which banks are authorized by Law to be closed in New York, New York or Los Angeles, California.

     "CASH DISTRIBUTION" means a cash distribution or payment (without duplication) made on or after the date of this Agreement and prior to the Closing Date by a Real Estate Investment Entity or (without duplication) a Relevant Subsidiary to any holder of a debt obligation of or an Equity Interest in such Real Estate Investment Entity or Relevant Subsidiary (if, and only if, such payment is not an interest payment or a distribution of net operating earnings), excluding any distribution or payment directly or indirectly made with (x) the proceeds of any indebtedness (including any refinancing) unless such indebtedness is (i) non-recourse to the Company and its Subsidiaries or
(ii) non-recourse to the Company and its Subsidiaries with exceptions to such non-recourse provisions that are no less favorable to the Company and its Subsidiaries (and are applicable only to the same Subsidiaries) as the indebtedness of such Real Estate Investment Entity that is being refinanced (but which in no event would generally be characterized as full recourse), or (y) any cash generated by sale of any Real Estate Investment Asset on or prior to December 31, 2002. For the avoidance of doubt, management fees, advisory fees or other similar fees or payments made to a Company Subsidiary will not be deemed to constitute a Cash Distribution.

     "CHANGE IN CONTROL PRICE" means the higher of (i) the Common Merger Consideration, or (ii) the highest Fair Market Value per Company Share at any time during the sixty (60) day period preceding the Closing.

     "CODE" means the U.S. Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     "COMPANY BALANCE SHEET" means the Company's consolidated balance sheet included in the Company 10-K relating to its fiscal year ended on December 31, 2001.

     "COMPANY CHARTER" means the certificate of incorporation of the Company, including, without limitation, the Certificate of Designation with respect to the Series A Preferred Stock filed with the Secretary of State on June 7, 2002, the Certificate of Designation with respect to the Series B Preferred Stock filed with the Secretary of State on June 7, 2002 and any such other amendments or restatements thereof.

     "COMPANY JOINT VENTURE" means a Joint Venture of the Company or any of its Subsidiaries.

     "COMPANY MATERIAL ADVERSE EFFECT" means any material adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement or the other agreements and transactions contemplated hereby to which it is a party; provided, however, that this definition shall exclude any adverse effect arising out of, attributable to or resulting from:

          (i) any generally applicable change in Law or GAAP or interpretation of any thereof;

          (ii) the termination of any employee's or independent contractor's employment by, or independent contractor relationship with, the Company or any of its Subsidiaries, or any notice thereof, other than (A) as a result of any breach by the Company or any of its Subsidiaries of the terms of this Agreement or (B) as a result of any termination (other than for cause or pursuant to Section 6.6) by the Company or any of its Subsidiaries of any employee or independent consultant in writing;

          (iii) the announcement of discussions among the parties hereto regarding the transactions contemplated hereby, the announcement of any other actual or proposed Acquisition Proposal, the announcement of this Agreement or the transactions contemplated hereby, any suit, action or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby (other than causes of action brought by Holding, Parent or Acquiror for breach of this Agreement) or any actions taken pursuant to Sections 8.1(a) and 8.1(b);

          (iv) the disposition of any assets that would not violate the terms of this Agreement or the write down or write off of the value of any such assets for accounting purposes;

          (v) actions or inactions specifically permitted by a prior written waiver by Holding, Parent and Acquiror of performance by the Company of any of its obligations under this Agreement;

          (vi) the failure of the Company or any of its Subsidiaries to obtain any Third Party consents to the execution and delivery of this Agreement, or the agreements relating to the transactions contemplated hereby to the extent such Third Party consents are set forth in the Company Disclosure Schedule;

          (vii) any diminution in value of, or adverse developments after the date of this Agreement relating to, the Real Estate Investment Entities, other than as a result of the Company's breach of this Agreement;

          (viii) the cancellation or notice of cancellation of third-party management, tenant representation and/or brokerage contracts to which the Company or any of its Subsidiaries is or may become a party;

          (ix) conditions generally affecting the business or industry in which the Company or any of its Subsidiaries operate;

          (x) U.S., U.K., French or global general economic or political conditions or financial markets; and

          (xi) any outbreak or escalation of hostilities (including, without limitation, any declaration of war by the U.S. Congress) or acts of terrorism.

     "COMPANY OPTION" means any option to purchase Company Shares, whether granted pursuant to the Company Option Plans or otherwise.

     "COMPANY OPTION PLANS" means the Company's 1998 Stock Incentive Plan, Richard Ellis Group Limited 1997 Unapproved Share Option Scheme, St. Quintin Holdings Limited 1999 Unapproved Share Option Scheme and Brooke International (China) Limited Share Option Scheme, each as amended, supplemented or otherwise modified.

     "COMPANY PREFERRED SHARE" means one share of Series A Preferred Stock or one share of Series B Preferred Stock.

     "COMPANY SERIES A PREFERRED SHARE" means one share of the Series A Preferred Stock.

     "COMPANY SERIES B PREFERRED SHARE" means one share of the Series B Preferred Stock.

     "COMPANY SHARE" means one share of common stock of the Company, par value $0.01 per share.

     "COMPANY SEC DOCUMENTS" means (a) the annual reports on Form 10-K of the Company for the years ended December 31, 1999, 2000 and 2001 (the "COMPANY 10-K"), (b) the quarterly reports on Form 10-Q of the Company for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, (c) the Company's proxy and information statements relating to meetings of, or actions taken without a meeting by, the Company Stockholders, since January 1, 2002, and (d) all other reports, filings, registration statements and other documents filed by the Company with the SEC since January 1, 1999; in each case including all exhibits, appendices and attachments thereto, whether filed therewith or incorporated by reference therein.

     "COMPANY STOCKHOLDERS" or "STOCKHOLDERS" means the stockholders of the Company.

     "COMPANY SUBSIDIARY" means a Subsidiary of the Company or any of its Subsidiaries.

     "COMPANY WARRANT" means any warrant to purchase Company Shares, other than the TOPR Warrants.

     "COVERED ENTITIES" shall have the meaning set forth in Section 7.6(b).

     "COVERED PARTICIPANT" shall have the meaning set forth in Section 7.6(b).

     "DAMAGES" means all losses, liabilities, claims, damages, payments, Taxes, Liens, costs and expenses (including costs and expenses of actions, amounts paid in connection with any assessments, judgments or settlements relating thereto, interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' fees and expenses reasonably incurred in defending against any such actions).

     "ENVIRONMENTAL LAWS" shall mean all Laws relating to the protection of the indoor or outdoor environment (including, without limitation, the quality of the ambient air, soil, surface water or groundwater, natural resources or human health or safety).

     "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

     "EQUITY INTEREST" means with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock or other equity interests (including, without limitation, partnership or membership interests in a partnership or limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person) whether outstanding on the date hereof or issued after the date hereof; provided, however that "Equity Interests" shall not include any right to receive cash payments under bonus plans of the Company or its Subsidiaries.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "FAIR MARKET VALUE" means, as of any date, the last sales price for a Company Share on the applicable date as reported on the New York Stock Exchange.

     "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

     "GOVERNMENTAL ENTITY" means any federal, state, local, international or foreign governmental authority, any transgovernmental authority or any court, administrative or regulatory agency or commission or other governmental authority, agency or body.

     "JOINT VENTURE" means, with respect to any Person, any corporation or other entity (including a division or line of business of such corporation or other entity) (A) of which such Person and/or any of its Subsidiaries beneficially owns a portion of the Equity Interests that is insufficient to make such corporation or other entity a Subsidiary of such Person, and (B) that is engaged in the same business as such Person or its Subsidiaries or in a related or complementary business.

     "KNOWLEDGE" means, with respect to the matter in question, if any of the following officers of the Company has actual knowledge of the matter: Andrew Farkas, Jim Aston, Frank Garrison, Adam Gilbert, Ronald Uretta and Alan Froggatt.

     "LAW" means any federal, state, local, international or foreign law (including common law), rule, regulation, judgment, code, ruling, statute, order, directives, decree, injunction or ordinance or other legal requirement.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of an asset.

     "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean any hazardous, acutely hazardous, or toxic substance or waste or any other words of similar import defined and regulated as such under Environmental Laws (including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the federal Resource Conservation and Recovery Act, as amended) and any other material or organism that would be reasonably expected to result in liability under any Environmental Law (including, without limitation, oil, petroleum products, asbestos, polychlorinated biphenyls and mold).

     "NET PROCEEDS" means the aggregate cash proceeds Deemed Received by the Company (as defined below) on or after the date of this Agreement and prior to or simultaneously with the Closing from or as a result of (i) all Real Estate Asset Sales completed prior to or simultaneously with the Closing and (ii) all Cash Distributions. The amount of cash proceeds "DEEMED RECEIVED BY THE COMPANY" shall be the amount of cash proceeds that would ultimately be distributable to the Company (i.e., Insignia Financial Group, Inc.) by its direct Subsidiaries, assuming repayment in full of all indebtedness of all Company Subsidiaries in the chain of ownership at or above the level at which the sale occurred (other than indebtedness other under the Senior Credit Agreement and the Senior Subordinated Credit Agreement), and net of: (a) any Taxes (other than income Taxes) that are payable by the Company or any of it Subsidiaries as a result of the transaction or event giving rise to such receipt of cash proceeds, (b) any liabilities or obligations retained by the Company or any of its Subsidiaries relating to any Real Estate Investment Asset directly or indirectly sold pursuant to any Real Estate Asset Sale (including, without limitation, any liabilities or obligations relating to the underlying Real Estate Investment Asset that was directly or indirectly sold in such Real Estate Asset Sale), (c) fees, costs and expenses payable to third parties and incurred in connection with the transaction or event giving rise to such receipt of cash proceeds (including, without limitation, any incentive or other bonuses paid to management of the Company or any Subsidiary), (d) any payments required to be made by the Company or any of its Subsidiaries in respect of any Participation Interests in connection with the transaction or event giving rise to such receipt of cash proceeds and (e) any cash generated by any sale of a Real Estate Investment Asset on or prior to December 31, 2002. If the buyer in a Real Estate Asset Sale is willing to assume a retention/severance agreement for which the Company or its Subsidiaries would otherwise be liable and if the Parent consents to such assumption, then the amount of such obligations assumed by the buyer will be considered cash proceeds of the transaction. Net Proceeds will be determined in good faith by mutual written agreement of Parent and the Company and certified in writing by Parent and the Company at or prior to Closing. For the avoidance of doubt, cash proceeds can only be Deemed Received by the Company if they were actually received prior to or simultaneously with the Closing by a Subsidiary or a Joint Venture that remains a Subsidiary or a Joint Venture, respectively, of the Company immediately following Closing (i.e., such Subsidiary or Joint Venture is not sold in a Real Estate Asset Sale).

     "NON-U.S. COMPETITION LAWS" means all (a) non-U.S. Laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, (b) antitrust Laws by antitrust authorities outside of the United States and (c) takeover Laws of jurisdictions outside of the United States.

     "NO-RAID AGREEMENT" means the No-Raid Agreement, dated January 19, 2003, by and between Holding and the Company.

     "PARENT BALANCE SHEET" means Holding's consolidated balance sheet included in the Parent 10-K relating to its fiscal year ended on December 31, 2001.

     "PARENT CREDIT AGREEMENT" means the Credit Agreement, dated as of July 20, 2001, among Parent, Holding, the lenders party thereto and CSFB.

     "PARENT MATERIAL ADVERSE EFFECT" means any change or effect that would prevent or materially impair the ability of Holding, Parent or Acquiror to consummate the Merger and the other transactions contemplated by this Agreement.

     "PARENT SEC DOCUMENTS" means (a) the annual report on Form 10-K of Holding for the year ended December 31, 2001 (the "PARENT 10-K"), (b) the quarterly reports on Form 10-Q of Holding for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and (c) all other reports, filings, registration statements and other documents filed by Holding or Parent with the SEC since July 20, 2001; in each case including all exhibits, appendices and attachments thereto, whether filed therewith or incorporated by reference therein.

     "PARTICIPATION INTERESTS" shall have the meaning set forth in Section
7.6(b).

     "PERMITTED LIENS" means (a) liens for utilities and current Taxes not yet due and payable, (b) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business, (c) liens for Taxes being contested in good faith for which appropriate reserves have been included on the balance sheet of the applicable Person, (d) easements, restrictions, covenants or rights of way currently of record against any of the Owned Real Property which do not interfere with, or increase the cost of operation of, the business of the Company and its Subsidiaries in any material respect, (e) minor irregularities of title which do not interfere with, or increase the cost of the business of the Company and its Subsidiaries in any material respect, and (f) liens under the Senior Credit Agreement.

     "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity.

     "PROXY STATEMENT" means the proxy statement to be mailed to the Company Stockholders in connection with the Company Stockholder Approval, together with any amendments or supplements thereto.

     "REAL ESTATE ASSET SALE" means the sale or assignment of any Real Estate Investment Asset, provided that with respect to a sale of a Real Estate Investment Contract, (x) the Company's and its Subsidiaries' entire direct and indirect interests in the applicable Real Estate Investment Entity are also sold, (y) such Real Estate Investment Contract has not been materially amended after the date of this Agreement and (z) Net Proceeds Deemed Received by the Company in connection with the sale or assignment of such Real Estate Investment Contract will be reduced by any accrued and unpaid fees and similar payments due under such contract on the date of sale or assignment. Notwithstanding the foregoing, in order for a sale or other transaction to qualify as a Real Estate Asset Sale, (A) the entire direct or indirect interest of the Company and its Subsidiaries in the relevant Real Estate Investment Asset must be sold as part of such transaction, (B) all Participation Interests relating to such Real Estate Investment Asset must either be assumed entirely by the purchaser or assignee or satisfied in full so that the Company and its Subsidiaries have no further liability or obligation relating to such Participation Interests, or the transaction must have been otherwise structured in such a manner that neither the Company nor any of its Subsidiaries has any liability or obligation relating to such Participation Interests after the consummation of the transaction, (C) to the extent that the Company or any of its Subsidiaries has given any financial, performance or other guarantees with respect to such Real Estate Investment Asset or an applicable Relevant Subsidiary or any indebtedness relating thereto, or has any reimbursement or other obligations relating to any letter of credit, bond or other similar instrument relating to such Real Estate Investment Asset or Relevant Subsidiary or any indebtedness relating thereto, either (1) the Company and its Subsidiaries are fully and unconditionally released from such obligations and liabilities or (2) the Company and its Subsidiaries are fully indemnified against all such obligations and liabilities and such indemnity is fully secured by cash, a letter of credit or other collateral reasonably satisfactory to Parent, and (D) such sale is on commercially reasonable terms that would not reasonably be expected to result in the Company or any of its Subsidiaries incurring any future indemnification or other obligations in respect of such Real Estate Asset Sale or the assets applicable Real Estate Investment Asset sold or assigned.

     "REAL ESTATE INVESTMENT ASSET" means any: (i) asset owned by a Real Estate Investment Entity; (ii) direct Equity Interest in or debt obligation of any Real Estate Investment Entity; (iii) direct Equity Interest in a Company Subsidiary (a "RELEVANT SUBSIDIARY") that directly or indirectly owns an Equity Interest in a Real Estate Investment Entity, provided that the only assets of such Relevant Subsidiary consist of (x) direct or indirect (through one or more Relevant Subsidiaries) Equity Interests in one or more Real Estate Investment Entities,
(y) debt obligations of one or more Real Estate Investment Entities or Relevant Subsidiaries and/or (z) cash or cash equivalents that were included in the net book value of the Real Estate Investment Assets represented to Parent or represent the proceeds from transactions closing after December 31, 2002 that had they occurred between the date of this Agreement and the Closing would have been a Real Estate Asset Sale or Cash Distribution; or (iv) Real Estate Investment Contract.

     "REAL ESTATE INVESTMENT CONTRACT" means any asset management, development, construction, investment management, financial advisory, proceeds, profit participation or similar agreement or contract relating solely to a Real Estate Investment Entity and/or the assets of a Real Estate Investment Entity, but excluding any sale, lease or property management agreements.

     "REAL ESTATE INVESTMENT ENTITY" means the Company Subsidiaries and Company Joint Ventures set forth in Section 1.1(A) of the Company Disclosure Schedule.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SENIOR CREDIT AGREEMENT" means the Senior Credit Agreement, dated as of May 4, 2001, among the Company, First Union National Bank, Lehman Commercial Paper Inc., Bank of America, N.A. and the other lenders party thereto, as amended through the date hereof.

     "SERIES A PREFERRED CERTIFICATE OF DESIGNATION" means the Certificate of Designation of the Company that was filed with the Secretary of State on June 7, 2002 with respect to the Series A Preferred Stock, as amended, supplemented or otherwise modified.

     "SERIES A PREFERRED STOCK" means the Series A Convertible Preferred Stock, par value $0.01 per share, the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof were created by resolution of the Company's Board of Directors adopted on April 25, 2002.

     "SERIES B PREFERRED CERTIFICATE OF DESIGNATION" means the Certificate of Designation of the Company that was filed with the Secretary of State on June 7, 2002 with respect to the Series B Preferred Stock, as amended, supplemented or otherwise modified.

     "SERIES B PREFERRED STOCK" means the Series B Convertible Preferred Stock, par value $0.01 per share, the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof were created by resolution of the Company's Board of Directors adopted on April 25, 2002.

     "SIGNIFICANT SUBSIDIARY" means a Subsidiary of any Person which generated at least $15 million in consolidated revenues, determined on an annualized basis for the year ended December 31, 2002, or had at least $5 million in consolidated tangible assets, net of associated non-recourse debt, on December 31, 2002.

     "SPECIAL COMMITTEE" means the Special Committee of the Company's Board of Directors appointed by resolution of the Company's Board of Directors adopted on October 14, 2002.

     "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership or other entity (including joint ventures) of which such Person, directly or indirectly, (a) has the right or ability to elect, designate or appoint a majority of the board of directors or other Persons performing similar functions for such entity, whether as a result of the beneficial ownership of Equity Interests, contractual rights or otherwise or (b) beneficially owns a majority of the voting Equity Interests (including, without limitation, general partner Equity Interests).

     "SUMMARY OF GRANTS" means the summary table of Participation Interests set forth in Section 1.1(B) of the Company Disclosure Schedule.

     "SUPERIOR PROPOSAL" means any Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 50% for purposes of this definition) that a majority of the disinterested members of the Company's Board of Directors or the Special Committee determines in good faith, after considering the advice of outside legal counsel and financial advisors, would result in a transaction, if consummated, that would be more favorable to the Company Stockholders (taking into account all facts and circumstances, including all legal, financial, regulatory and other aspects of the proposal and the identity of the offeror) than the transactions contemplated hereby and is reasonably capable of being consummated (including, without limitation, the availability of committed financing, to the extent needed to complete the transaction).

     "TAXES" means all United States federal, state, local or foreign income, profits, estimated gross receipts, windfall profits, environmental (including taxes under Section 59A of the Code), severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, capital stock, employment, withholding, social security (or similar), disability, transfer, registration, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, estimated, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect therefor imposed by any Governmental Entity, whether disputed or not.

     "THIRD PARTY" means a Person (or group of Persons) other than Parent, Acquiror or any of their Affiliates (excluding the Company and its controlled Affiliates).

     "THRESHOLD AMOUNT" means the sum of (i) $45 million and (ii) the aggregate amount of all cash, property or other assets directly or indirectly contributed, loaned (including any draws under a letter of credit or a guarantee) or otherwise transferred by the Company or any of its Subsidiaries to any Real Estate Investment Entity or Relevant Subsidiary (but only if and to the extent that all or a portion of the Company's and its Subsidiaries' direct or indirect interest in such Relevant Subsidiary is sold or otherwise assigned in a Real Estate Asset Sale) between the date hereof and the Effective Time.

     "TOPR WARRANT AGREEMENT" means the Warrant Agreement, dated as of September 30, 1998, between Insignia/ESG Holdings, Inc. and First Union National Bank, as amended.

     "TOPR WARRANTS" means the 1,196,000 warrants to purchase Company Shares issued pursuant to the TOPR Warrant Agreement.

     "U.K. OVERDRAFT FACILITY" means the (pound)5,000,000 Overdraft Credit Facility between Insignia Richard Ellis Group Limited and Barclays Bank PLC, as amended through the date hereof.

                                   ARTICLE 2

                                   THE MERGER

2.1.     THE MERGER.

     (a) At the Effective Time, Acquiror shall be merged with and into the Company (the "MERGER") in accordance with the terms and conditions of this Agreement and the Delaware General Corporation Law (as amended, the "DGCL"), at which time the separate corporate existence of Acquiror shall cease and the Company shall continue its existence. In its capacity as the corporation surviving the Merger, this Agreement sometimes refers to the Company as the "SURVIVING CORPORATION."

     (b) On the Closing Date, the Company and Acquiror will file a certificate of merger or other appropriate documents (the "CERTIFICATE OF MERGER") with the Delaware Secretary of State (the "SECRETARY OF STATE") and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at the time when the Certificate of Merger is duly filed with and accepted by the Secretary of State, or at such later time as is agreed upon by the parties and specified in the Certificate of Merger (such time as the Merger becomes effective is referred to herein as the "EFFECTIVE TIME").

     (c) From and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

     (d) The closing of the Merger (the "CLOSING") shall be held at the offices of Simpson Thacher & Bartlett, 3330 Hillview Avenue, Palo Alto, California 94304 (or such other place as agreed by the parties) on the day on which all of the conditions set forth in Article 9 are satisfied or waived, unless the parties hereto agree to another date. The date upon which the Closing occurs is hereinafter referred to as the "CLOSING DATE".

     2.2. ORGANIZATIONAL DOCUMENTS. The Certificate of Merger shall provide that at the Effective Time (a) the Company's certificate of incorporation in effect immediately prior to the Effective Time shall be the Surviving Corporation's certificate of incorporation and (b) the Acquiror's by-laws in effect immediately prior to the Effective Time shall be the Surviving Corporation's by-laws, in each case until amended in accordance with applicable Law.

     2.3. DIRECTORS AND OFFICERS. From and after the Effective Time (until such time as their successors are duly elected or appointed and qualified), (A) Acquiror's directors at the Effective Time shall be the Surviving Corporation's directors and (B) the Company's officers immediately prior to the Effective Time shall be the Surviving Corporation's officers.

                                   ARTICLE 3

                  CONVERSION OF SECURITIES AND RELATED MATTERS

     3.1. CAPITAL STOCK OF ACQUIROR. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Share or Acquiror Share, each Acquiror Share issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

     3.2. CANCELLATION OF TREASURY STOCK AND ACQUIROR-OWNED SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Share, Company Preferred Share or Acquiror Share, each Company Share and Preferred Share held by the Company as treasury stock or owned by Holding, Parent or Acquiror or either of their respective Subsidiaries immediately prior to the Effective Time shall be canceled and retired, and no payment shall be made or consideration delivered in respect thereof.

     3.3. CONVERSION OF COMPANY SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Share, Company Preferred Share or Acquiror Share, each Company Share issued and outstanding immediately prior to the Effective Time (other than (a) shares to be cancelled in accordance with Section 3.2, (b) Dissenting Shares and (c) shares held by any wholly-owned Company Subsidiary, which shall remain outstanding) shall be converted into the right to receive in cash from Acquiror, without interest, an amount equal to $11.00, subject to adjustment as contemplated by
Section 7.4(c) and 8.10 (the "COMMON MERGER CONSIDERATION").

     3.4. CONVERSION OF COMPANY SERIES A PREFERRED SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Share, Company Preferred Share or Acquiror Share, each Company Series A Preferred Share issued and outstanding immediately prior to the Effective Time (other than (a) shares to be cancelled in accordance with Section
3.2 and (b) shares held by any wholly-owned Company Subsidiary, which shall remain outstanding) shall be converted into the right to receive, without interest, the amount set forth in Paragraph (e)(1) of the Series A Certificate of Designation (the "SERIES A PREFERRED MERGER CONSIDERATION").

     3.5. CONVERSION OF COMPANY SERIES B PREFERRED SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Share, Company Preferred Share or Acquiror Share, each Company Series B Preferred Share issued and outstanding immediately prior to the Effective Time (other than (a) shares to be cancelled in accordance with Section
3.2 and (b) shares held by any wholly-owned Company Subsidiary, which shall remain outstanding) shall be converted into the right to receive, without interest, the amount set forth in Paragraph (e)(1) of the Series B Certificate of Designation (the "SERIES B PREFERRED MERGER CONSIDERATION," and together with the Common Merger Consideration and the Series A Preferred Merger Consideration, the "MERGER CONSIDERATION").

3.6.     EXCHANGE OF CERTIFICATES.

     (a) Promptly after the date hereof, Acquiror shall appoint a bank or trust company reasonably acceptable to the Company as an agent (the "EXCHANGE AGENT") for the benefit of holders of Company Shares, Company Series A Preferred Shares and Company Series B Preferred Shares for the purpose of exchanging, pursuant to this Article 3, certificates representing the Company Shares, Company Series A Preferred Shares or Company Series B Preferred Shares (the "CERTIFICATES"). At the Effective Time, Holding will, and will cause Parent and Acquiror to, make available to and deposit with the Exchange Agent the Merger

Consideration to be paid in respect of Company Shares, Company Series A Preferred Shares and Company Series B Preferred Shares pursuant to this Article 3 (the "EXCHANGE FUND"), and except as contemplated by Section 3.6(f) or Section 3.6(g) hereof, the Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest the Merger Consideration as directed by the Acquiror or the Surviving Corporation, as the case may be, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation. Any net loss resulting from such investments shall be borne by Holding, Parent and Acquiror and Holding will, or will cause Parent and Acquiror to, deposit additional funds with the Exchange Agent in an amount equal to such net loss before the funds are paid by the Exchange Agent to the Company Stockholders.

     (b) As promptly as practicable after the Effective Time, the Surviving Corporation shall send, or shall cause the Exchange Agent to send, to each record holder of Certificates a letter of transmittal and instructions (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates to the Exchange Agent), for use in the exchange contemplated by this Section 3.6. Upon surrender of a Certificate to the Exchange Agent, together with a duly executed letter of transmittal, the holder shall be entitled to receive, in exchange therefore, the Common Merger Consideration as provided in this Article 3 in respect of the Company Shares represented by the Certificate, the Series A Preferred Merger Consideration as provided in this Article 3 in respect of the Series A Preferred Shares represented by the Certificate or the Series B Preferred Merger Consideration as provided in this Article 3 in respect of the Series B Preferred Shares represented by the Certificate, in each of the foregoing cases, after giving effect to any required withholding Tax. Until surrendered as contemplated by this Section 3.6, each Certificate shall be deemed after the Effective Time to represent only the right to receive the Common Merger Consideration, the Series A Preferred Merger Consideration or the Series B Preferred Merger Consideration, as the case may be.

     (c) All cash paid upon surrender of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to Company Shares, Company Series A Preferred Shares or Company Series B Preferred Shares represented thereby. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to Company Shares, Company Series A Preferred Shares or Company Series B Preferred Shares, except as otherwise provided herein or by Law. As of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the Company's stock transfer books of any Company Shares, Company Series A Preferred Shares or Company Series B Preferred Shares, other than transfers that occurred before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.6.

     (d) If payment of the Merger Consideration in respect of Company Shares, Company Series A Preferred Shares or Company Series B Preferred Shares is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such Taxes either have been paid or are not payable.

     (e) Upon the request of the Surviving Corporation, the Exchange Agent shall deliver to the Surviving Corporation any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 3.6 that remains undistributed to holders of Company Shares, Company Series A Preferred Shares and Company Series B Preferred Shares six (6) months after the Effective Time. Holders of Certificates who have not complied with this Section 3.6 prior to the demand by the Surviving Corporation shall thereafter look only to the Surviving Corporation for payment of any claim to the Merger Consideration.

     (f) None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Company Shares, Company Series A Preferred Shares or Company Series B Preferred Shares (or dividends or distributions with respect thereto) for any amounts paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     (g) Each of the Surviving Corporation and Acquiror shall be entitled to deduct and withhold from the Merger Consideration otherwise payable hereunder to any Person any amounts that it is required to deduct and withhold with respect to payment under any provision of federal, state, local or foreign income tax Law and shall make any required filings with tax authorities with respect to such withholding. To the extent that the Surviving Corporation or Acquiror withholds those amounts, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Shares, Company Series A Preferred Shares or Company Series B Preferred Shares in respect of which deduction and withholding was made by the Surviving Corporation or Acquiror, as the case may be.

     (h) If any Certificate has been or is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming that a Certificate has been lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to that Certificate, the Exchange Agent will deliver to such Person in exchange for such lost, stolen or destroyed Certificate, the proper amount of the Merger Consideration.

3.7.     COMPANY STOCK OPTIONS AND RESTRICTED SHARES.

     (a) Subject to Section 3.7(d), the Company shall terminate each outstanding Company Option, effective as of the Effective Date and in accordance with the provisions of Section 4.2(d) of the Company's 1998 Stock Incentive Plan ("1998 PLAN"), whether or not such Company Option was granted under the 1998 Plan, by delivering notice of termination to each holder at least thirty (30) days prior to the Effective Date, in which case during the period from the date on which such notice of termination is delivered to the Effective Date, each such holder shall have the right to exercise in full all of his or her Company Options.

     (b) Subject to Section 3.7(d), the Company shall amend each Company Option to provide that to the extent that each Company Option is not exercised prior to the Effective Time, the Surviving Company shall purchase each Company Option, whether vested or unvested, at the Effective Time, and the per share purchase price shall be in the form of a lump sum cash amount equal to the excess, if any, of (i) the Common Merger Consideration over (ii) the exercise price per Company Share subject to such purchased Company Option. Such purchase price will be paid promptly after the Effective Time.

     (c) Notwithstanding any other provision in this Section 3.7, to the extent applicable (as clarified in the following sentence), at the Effective Time, the Surviving Company shall purchase Company Options issued under the 1998 Plan for a lump sum cash amount equal to (i) the product of the Change in Control Price multiplied by the number of Company Shares subject the such Company Option less
(ii) the aggregate exercise price for such Company Option. The Company only may purchase Company Options under this Section 3.7(c) to the extent that such Company Option issued under the 1998 Plan, or a separate written agreement approved by the Company's Board of Directors that (i) defines the term "Change in Control," and (ii) provides that the Merger constitutes a "Change in Control" (as such term is defined in the subject Company Option or separate written agreement). Such purchase price will be paid promptly after the Effective Time.

     (d) Prior to the Effective Time, the Company shall use its commercially reasonable efforts to (i) obtain all necessary consents, without payment therefor, from the holders of Company Options and (ii) take such other actions (including, without limitation, terminating or amending the terms of any Company Option or Company Option Plan and any such other stock option or compensation plans or arrangements applicable to Company Options), necessary to give effect to the transactions contemplated by Sections 3.7(a)-(c), inclusive.

     (e) The Company shall take all requisite action so that, as of the Effective Time, the Company's 1998 Employee Stock Purchase Plan (the "COMPANY PURCHASE PLAN") and the Company Option Plans shall be terminated. The Parent shall receive from the Company evidence that the Company Purchase Plan and the Company Option Plans have been terminated pursuant to a resolution of the Company's Board of Directors (the form and substance of such resolution shall be subject to review and approval of the Parent, which approval shall not be unreasonably withheld). The rights of participants in the Company Purchase Plan with respect to any offering period then underway under the Company Purchase Plan, which commences prior to the Effective Time, shall be determined by treating the last Business Day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purchases under the Company Purchase Plan. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the Company Purchase Plan and the terms of any offering period commencing prior to the Effective Time) that are necessary to give effect to the transactions contemplated by this Section 3.7(e).

     (f) At the Effective Time, each outstanding restricted stock award for Company Shares ("RESTRICTED STOCK AWARD") shall be canceled and in consideration of such cancellation, the Surviving Corporation shall pay to each holder of a canceled Restricted Stock

Award, as soon as practicable following the Effective Time, an amount per Company Share subject to such canceled Restricted Stock Award equal to the Common Merger Consideration.

     3.8. WARRANTS.

     (a) At the Effective Time, each outstanding Company Warrant, whether or not vested, shall be canceled and in consideration of such cancellation, the Surviving Corporation shall pay to each holder of a canceled Company Warrant, as soon as practicable following the Effective Time, an amount per Company Share subject to such canceled Company Warrant equal to the excess, if any, of (i) the Common Merger Consideration over (ii) the exercise price per Company Share subject to such canceled Company Warrant.

     (b) At the Effective Time, each outstanding TOPR Warrant, whether or not vested, shall remain outstanding pursuant to the terms of the TOPR Warrant Agreement; provided, however that each such TOPR Warrant shall thereafter be entitled, pursuant to Section 10.1 of the TOPR Warrant Agreement, to receive the Common Merger Consideration, in lieu of Company Shares, in the manner and upon the terms set forth in the TOPR Warrant Agreement.

     3.9. SUPPLEMENTAL STOCK PURCHASE AND LOAN PLAN. The Company agrees to deliver, or cause the custodian designated by the Company with respect to the Supplemental Stock Purchase and Loan Program (the "SSPLP") to deliver, the Certificates held by the Company or such custodian to the Exchange Agent promptly after receipt of a letter of transmittal and instructions from the owners of the Common Shares represented by the Certificates and promptly after receipt of the Common Merger Consideration with respect to the Common Shares represented by such Certificates deliver such Common Merger Consideration to the participants in the SSPLP, net of the outstanding principal and accrued and unpaid interest with respect to the promissory notes for which such Certificates were pledged under the SSPLP.

     3.10. DISSENTING SHARES.

     (a) Notwithstanding any provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and which are held by Persons who shall have properly demanded in writing appraisal for such shares in accordance with Section 262 (or any successor provision) of the DGCL (the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Common Merger Consideration as provided hereunder and shall only be entitled to such rights and consideration as are granted by Section 262 (or any successor provision) of the DGCL. Such Persons shall be entitled to receive payment of the appraised value of such Company Shares in accordance with the provisions of Section 262 (or any successor provision) of the DGCL, except that all Dissenting Shares held by Persons who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares under Section 262 (or any successor provision) of the DGCL shall thereupon be deemed to have been converted into the Common Merger Consideration pursuant to Section 3.3 hereto as of the Effective Time or the occurrence of such failure, withdrawal or loss, whichever occurs later.

     (b) The Company shall give Acquiror (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal or the payment of the fair cash value of any such shares under the DGCL. Other than pursuant to a court order, the Company shall not, except with the prior written consent of Acquiror, make any payment with respect to any demands for appraisal or the payment of the fair cash value of any such shares or offer to settle or settle any such demands.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the Company Disclosure Schedule attached hereto, the Company represents and warrants to Acquiror as set forth below.

     4.1. CORPORATE EXISTENCE AND POWER. The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all corporate powers and authority required to own, lease and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property and assets owned, leased or operated by it or the nature of its activities makes qualification necessary, except where the failure to be so qualified would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby are within the Company's corporate powers and, except for the Company Stockholder Approval, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the Company Stockholder Approval and the filing and recordation of the Certificate of Merger in accordance with the DGCL). The Board of Directors of the Company unanimously has approved this Agreement and has resolved to recommend that the Company Stockholders vote their shares in favor of the adoption of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and assuming that this Agreement constitutes the valid and binding obligation of Holding, Parent and Acquiror, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not require any consent, approval, action, order, authorization, or permit of, or registration, declaration or filing with, any Governmental Entity, other than (a) the filing of (i) the Certificate of Merger in accordance with the DGCL and (ii) the appropriate documents with respect to the Company's qualification to do business with the relevant authorities of other states or jurisdictions in which the Company is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") and any Non-U.S. Competition Laws;

(c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable state securities or blue sky Laws; and (e) other consents, approvals, actions, orders, authorizations, permits, registrations, declarations and filings which, if not obtained or made, would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The consummation of the Merger and the other transactions contemplated hereby will not result in the lapse of any Permit of the Company or its Subsidiaries or the breach of any authorization or right to use any Permit of the Company or its Subsidiaries or other right that the Company or any of its Subsidiaries has from a Third Party, except where such lapses or breaches would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.4. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (a) contravene or conflict with the Company Charter or the certificate or articles of incorporation or by-laws (or any equivalent governing or organizational document) of any Company Subsidiary, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or its Subsidiaries by which any of their respective properties or assets is bound or affected, (c) constitute a breach of or default under (or an event that with notice or lapse of time or both could reasonably be expected to become a breach or default) or give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under any agreement, contract, note, bond, mortgage, indenture, lease, concession, franchise, Permit or other similar authorization or joint venture, limited liability or partnership agreement or other instrument binding upon the Company, any Company Subsidiary or any of their respective properties or assets, or (d) result in the creation or imposition of any Lien (except as contemplated by the Commitment Letter) on any asset of the Company or any of its Subsidiaries, other than, in the case of clauses (b), (c) and (d) taken together, any items that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.5. CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of 80,000,000 Company Shares and 20,000,000 shares of preferred stock, par value $0.01 per share, of which 296,422 shares have been designated Series A Preferred Stock and 177,280 shares have been designated Series B Preferred Stock. As of February 11, 2003, (i) 24,805,930 Company Shares were issued and outstanding (including 1,502,600 Company Shares held in treasury), all of which have been duly authorized and validly issued and are fully paid and nonassessable and were issued free of preemptive or similar rights, including 138,663 Company Shares that were collateral for then outstanding notes receivables delivered to the Company by employees of the Company, whether pursuant to the Company's Supplemental Stock Purchase and Loan Program or otherwise (the "LOAN SHARES"),
(ii) no Company Shares were held by Company Subsidiaries, (iii) 91,507 Company Shares were subject to restricted stock awards then outstanding, of which none were vested (the "RESTRICTED SHARES"), (iv) 7,081,074 Company Shares were reserved for issuance under Company Option Plans and 4,462,761 Company Shares were subject to Company Options then outstanding, (v) 1,785,714 Company Shares were reserved for issuance upon conversion of the Series A Preferred Stock, (vi) 811,688 Company Shares were reserved for issuance upon conversion of the Series B Preferred Stock, (vii) 1,492,500 Company Shares were issuable upon the exercise of Company Warrants then outstanding, (viii) 1,196,000 Company Shares were issuable upon the exercise of TOPR Warrants then outstanding, (ix) there was outstanding $15,000,000 aggregate principal amount of indebtedness (the "EXCHANGEABLE INDEBTEDNESS") under the Senior Subordinated Credit Agreement, dated as of June 7, 2002 (the "SENIOR SUBORDINATED CREDIT AGREEMENT"), between the Company and Madeleine L.L.C., as lender and administrative agent, which upon the terms, and subject to the conditions, set forth in the Senior Subordinated Credit Agreement and the Exchange Agreement, dated as of June 18, 2002 (the "EXCHANGE AGREEMENT"), between the Company and Madeleine L.L.C. may be exchanged together with the Series A Preferred Stock and the Series B Preferred Stock, at the option of the Company, for the Exchange Securities (as defined in the Exchange Agreement), (x) 250,000 shares of Series A Preferred Stock were issued and outstanding, each with a Conversion Price (as defined in the Series A Certificate of Designation) of $14.00 per share, and (xi) 125,000 shares of Series B Preferred Stock were issued and outstanding, each with a Conversion Price (as defined in the Series B Certificate of Designation) of $15.40 per share. The Company has provided to Parent true and complete copies of all documentation governing the Company Warrants, the TOPR Warrants, the Loan Shares, the Exchangeable Indebtedness, the Series A Preferred Stock and the Series B Preferred Stock. From September 30, 2002 until the date of this Agreement, the Company has not declared or paid any dividend or distribution in respect of any of its Equity Interests and has not repurchased or redeemed any shares of its Equity Interests, and its Board of Directors has not resolved to do any of the foregoing.

     (b) Except (i) as set forth in this Section 4.5 and (ii) for changes since February 11, 2003, resulting from the exercise of Company Options, Company Warrants and TOPR Warrants or the conversion of, or the payments of dividends on, Series A Preferred Stock and Series B Preferred Stock, in each case outstanding on that date, neither the Company nor any Company Subsidiary has issued, or reserved for issuance, any (x) Equity Interests of the Company, (y) securities of the Company or any Company Subsidiary convertible into or exchangeable for Equity Interests of the Company or (z) options, warrants or other rights to acquire from the Company or any Company Subsidiary, or obligations of the Company or any Company Subsidiary to issue, any Equity Interests of the Company or securities convertible into or exchangeable for Equity Interests of the Company (the items in clauses (x), (y) and (z) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding agreements or other obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

     (c) Section 4.5(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all outstanding Company Options, Company Warrants, TOPR Warrants, the Restricted Shares and Loan Shares as of February 11, 2003, which list sets forth the name of the holders thereof (which, for purposes of the TOPR Warrants, shall only need to be the record holder or holders thereof as of October 12, 2001) and, to the extent applicable, the exercise price or purchase price thereof, the number of Company Shares subject thereto, the schedule of vesting (including any acceleration of vesting that may result from this Agreement or the transactions contemplated hereby), the governing Company Employee Plan (as defined below) with respect thereto and the expiration date thereof.

     (d) The Company has provided to Acquiror true and complete copies of each of the documents entered into with respect to each of the following and there are no other agreements or arrangements (whether written or verbal) between the Company and the other party to each such document with respect to the following:
(i) the consent of each holder of a Company Series A Preferred Share to the treatment of such Company Series A Preferred Share set forth in Article 3 hereto, without payment of any additional consideration thereon, (ii) the consent of each holder of Series B Preferred Stock to the treatment of the Series B Preferred Stock set forth in Article 3 hereto, without payment of any additional consideration thereon, and (iii) the consent of each of the holders of a Company Warrant set forth on Section 4.5(d) of the Company Disclosure Schedule to the treatment of such Company Warrant set forth in Section 3.8 hereto, without payment of any additional consideration thereon, unless the consent of such holder of a Company Warrant with respect to such treatment is not required by the terms of such Company Warrant.

     4.6. SUBSIDIARIES.

     (a) Each Significant Subsidiary of the Company (i) is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing (except in jurisdictions where such concept does not exist) under the Laws of its jurisdiction of incorporation or organization, and has all powers and authority required to own, lease or operate its properties and assets and to carry on its business as now conducted, and (ii) has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction where the character of the property and assets owned, leased or operated by it or the nature of its activities makes such qualification necessary, in each case in this clause (ii) with exceptions which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Section 4.6 of the Company Disclosure Schedule sets forth the name of all Subsidiaries and Joint Ventures of the Company and, to the extent applicable, the total number of authorized, issued and outstanding Equity Interests of each such Subsidiary and Joint Venture as of the date of this Agreement. All of the outstanding Equity Interests in each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights. All of the Equity Interests in each Subsidiary of the Company are beneficially owned, directly or indirectly, by the Company. Such Equity Interests (i) are owned free and clear of any Lien (except for liens under the Senior Credit Agreement) and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of the Equity Interests) and (ii) were issued in compliance with all applicable federal, state and foreign securities laws, in each case in this clause (ii) without any exception other than those which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. There are no outstanding (x) securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for Equity Interests in any Company Subsidiary, (y) options, warrants or other rights to acquire from the Company or any Company Subsidiary, or obligations of the Company or any Company Subsidiary to issue, any Equity Interests in, or any securities convertible into or exchangeable or exercisable for any Equity Interests in, any Company Subsidiary or (z) agreements, obligations or arrangements of the Company or any Company Subsidiary to issue, sell, repurchase, redeem or otherwise acquire any Equity Interests in any Company Subsidiary. The Covered Entities do not own any assets other than Equity Interests in Real Estate Investment Entities.

     (c) None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any Company Joint Venture is in violation of any provision of its articles or certificate of incorporation or bylaws or equivalent organizational and governing documents, other than violations which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to the Acquiror true and correct copies of the articles or certificate of incorporation or bylaws or equivalent organizational and governing documents of each Company Subsidiary and Company Joint Venture.

     4.7. COMPANY SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

     (a) The Company has filed all forms, reports, filings, registration statements and other documents required to be filed by it with the SEC since January 1, 1999. No Company Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

     (c) No Company SEC Document filed since January 1, 1999 pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company SEC Document, as amended or supplemented, if applicable, filed since January 1, 1999 pursuant to the Securities Act contained, as of the date on which the document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (d) Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents were prepared in conformity with GAAP (except as may be indicated in the notes thereto) throughout the periods involved, and each fairly presents, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (e) Section 4.7 of the Company Disclosure Schedule sets forth the unaudited consolidated balance sheet and statement of operations of the Company and its Subsidiaries as of and for the 3-month period ended December 31, 2002 (the "MOST RECENT COMPANY FINANCIAL STATEMENTS"). The financial information included in the Most Recent Company Financial Statements has been prepared in accordance with GAAP.

     (f) There are no liabilities of the Company or any Company Subsidiary, of any kind whatsoever, whether accrued, contingent, absolute or otherwise, other than: (i) liabilities (A) disclosed or provided for in the Company Balance Sheet or disclosed in the notes thereto or in the Company's consolidated balance sheet or disclosed in the notes thereto included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2002 or (B) not required by GAAP to be disclosed or provided for in a consolidated balance sheet of the Company which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) liabilities incurred after September 30, 2002 (A) in the ordinary course of business consistent with past practice and
(B) outside the ordinary course of business consistent with past practice that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect and (iii) liabilities under this Agreement or incurred in connection with the transactions contemplated hereby.

     4.8. [RESERVED].

     4.9. ABSENCE OF CERTAIN CHANGES. Since September 30, 2002, except as otherwise expressly contemplated by this Agreement and the Company Disclosure Schedule, the Company and each of its Significant Subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not been (a) any damage, destruction or other casualty losses (whether or not covered by insurance) affecting the business, properties or assets of the Company or any of its Subsidiaries that has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (b) any amendment or change in the Company Charter, the Company's by-laws or the certificate or articles of incorporation or by-laws (or equivalent organizational and governing documents) of any Significant Subsidiary of the Company; (c) any change by the Company in its accounting methods, principles or practices (other than changes required by GAAP after September 30, 2002); (d) other than in the ordinary course of business consistent with past practices, any sale of a material amount of assets of the Company and its Significant Subsidiaries; (e) any material Tax election, any change in method of accounting with respect to Taxes or any compromise or settlement of any proceeding with respect to any material Tax liability by the Company or any of its Subsidiaries; or (f) any action, event, occurrence, development or state of circumstances or facts that has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.10. LITIGATION. There is no litigation, action, suit, claim, investigation, arbitration or proceeding or inquiry, whether civil, criminal or administrative (each, a "CLAIM"), pending, or to the Knowledge of the Company threatened, against the Company, any of its Subsidiaries or any of their respective assets, properties or employees before any arbitrator or Governmental Entity that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Set forth on Section 4.10 of the Company Disclosure Schedule is a list of all Claims pending, or to the Knowledge of the Company, threatened, as of the date hereof, against the Company or any of its Subsidiaries or any of their respective assets, properties or employees (if such Claim is related to, or arising from, an employee's actions or omissions on behalf of the Company or any of its Subsidiaries) before any arbitrator or Governmental Entity in an amount of $100,000 or more or which are criminal in nature. Neither the Company nor any of its Subsidiaries nor any of their respective properties, assets or, to the Knowledge of the Company, employees is or are subject to any order, writ, judgment, injunction, decree, settlement, determination or award having, or which would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.11. TAXES.

     (a) All Tax returns, statements, reports and forms (collectively, the "COMPANY RETURNS") required to be filed with any taxing authority by, or with respect to, the Company and each of its Subsidiaries have been filed in accordance with all applicable Laws, except when a failure to do so would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (b) the Company and each of its Subsidiaries has timely paid all Taxes due and payable whether or not shown as being due on any Company Return (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet), except when a failure to make such payments would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and, as of the time of filing, the Company Returns were true, correct and complete in all material respects;
(c) the Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, except when a failure to make such payments would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (d) there is no action, suit, proceeding, audit or claim now proposed or pending against the Company or any of its Subsidiaries in respect of any Taxes, except for such action, suit, proceeding, audit or claim that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (e) neither the Company nor any of its Subsidiaries is party to, bound by or has any obligation under, any material tax sharing agreement or similar material contract or arrangement or any material agreement that obligates them to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person; (f) there are no Liens (other than Permitted Liens) with respect to Taxes on any of the assets or properties of the Company or any of its Subsidiaries other than with respect to Taxes not due and payable, except for such Liens that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (g) neither the Company nor any of its Subsidiaries has waived any statute of limitations nor agreed to any extension of time to assess any U.S. federal income tax or any foreign, state or local income tax in any jurisdiction in which the Company or its Subsidiaries has paid for the year or years involved an amount of tax which is material to the Company and its Subsidiaries, taken as a whole; (h) neither the Company nor any of its Subsidiaries (i) is, or has been, a member of an affiliated, consolidated, combined or unitary group, other than one of which the Company was the common parent and (ii) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor, by contract or otherwise, except, in each case of clauses (h)(i) and (h)(ii) above, as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; (i) no consent under Section 341(f) of the Code has been filed with respect to the Company or any of its Subsidiaries; (j) neither the Company nor any of its Subsidiaries has ever entered into a closing agreement pursuant to Section 7121 of the Code that could affect the Company or a Subsidiary of the Company in a Tax period or portion thereof beginning after the Effective Time; and (k) neither the Company nor any of its Subsidiaries has agreed to make or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, except for such adjustments that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.12. EMPLOYEE BENEFITS.

     (a) Section 4.12(a) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other material employee benefit plans, agreements, programs or policies, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any current or former employee, director or consultant of the Company or its Subsidiaries (the "COMPANY EMPLOYEES") has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its Subsidiaries; provided, however, that any employment agreement providing for total compensation and benefits with a pre-tax value that has not in the past exceeded and cannot reasonably be expected in the next two years to exceed $200,000 per annum need not be listed on Section 4.12(a) of the Company Disclosure Schedule. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "COMPANY PLANS."

     (b) With respect to each Company Plan (other than any multiemployer plan within the meaning of Section 3(37) of ERISA related to the Company's property management business), the Company has provided or made available to the Parent a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other material written communications by the Company or its Subsidiaries to the Company Employees concerning the extent of the benefits provided; (iv) a summary of any proposed amendments or changes considered prior to the date hereof by the Company's Board of Directors or any committee thereof and anticipated to be made to the Company Plans at any time within the twelve months immediately following the date hereof, except for such proposed amendments or changes that are required by applicable Law; and (v) for the three most recent completed years, if applicable, (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

     (c) Except with respect to any Foreign Benefit Plan (defined below), or as would not individually or in the aggregate, when combined with other items of adverse effect under this Section 4.12, be reasonably likely to have a Company Material Adverse Effect, or as set forth in Section 4.12(c) of the Company Disclosure Schedule, (i) each Company Plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations;
(ii) each Company Plan (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) which is intended to be qualified within the meaning of
Section 401(a) of the Code has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that could reasonably be expected to subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the
Code), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) no "reportable event" (as such term is defined in Section 4043 of the Code) that could reasonably be expected to result in liability to the Company or its Subsidiaries, no "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) that could reasonably be expected to result in liability to the Company or any of its Subsidiaries or "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Company Plan;
(v) there is no written proposal to the Company's Board of Directors that any Company Plan be materially amended, suspended or terminated, or otherwise modified to alter benefits (or the levels thereof); (vi) no Company Plan is a collateral assignment split-dollar life insurance program which covers, or otherwise provides for "personal loans" to, executive officers (within the meaning of Section 402 of The Sarbanes-Oxley Act of 2002); and (vii) except as disclosed in the proxy statements for annual meetings prior to the date hereof, all awards, grants or bonuses made pursuant to any Company Plan have been, or will be, fully deductible to the Company or its Subsidiaries notwithstanding
Section 162 of the Code. Except as set forth in Section 4.12(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of Company or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law.

     (d) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination and projected benefit obligation basis, based on the actuarial methods (as applicable) and assumptions indicated in the most recent applicable actuarial valuation reports.

     (e) Except as set forth in Section 4.12(e) of the Company Disclosure Schedule, with respect to any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Company, its Subsidiaries or any member of their Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) none of the Company, its Subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied or would be subject to such liability if, as of the Closing Date, the Company, its Subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in Section 4203 of ERISA) or partial withdrawal (as defined in Section 4205 of ERISA) from any such multiemployer plan; and (ii) to the Knowledge of the Company, no such multiemployer plan is in reorganization or insolvent (as those terms are defined in Sections 4241 and 4245 of ERISA, respectively), except, in each case of clauses (i) and (ii) above, any items that would not be reasonably likely to have, individually or in the aggregate, when combined with other items of adverse effect under this Section 4.12, a Company Material Adverse Effect.

     (f) Except as set forth in Section 4.12(f) of the Company Disclosure Schedule, with respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course or otherwise reserved on the Company Balance Sheet) are pending or threatened, (ii) to the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims, (iii) no written or oral communication has been received from the Pension Benefit Guaranty Corporation (the "PBGC") in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein, and (iv) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC), except, in each case of clauses (i) and (iv) above, any items that would not be reasonably likely to have individually or in the aggregate, when combined with other items of adverse effect under this Section 4.12, a Company Material Adverse Effect.

     (g) Except as set forth in Section 4.12(g) of the Company Disclosure Schedule, no Company Plan exists that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s), including but not limited to the termination of a Company Employee's employment), could reasonably be expected to result in (i) the payment to any Company Employee of any money or other property, (ii) the provision of any benefits or other rights to any Company Employee or (iii) the increase, acceleration or provision of any payments, benefits or other rights to any Company Employee. Except as set forth in Section 4.12(g) of the Company Disclosure Schedule, the Company's ability to deduct the payments, rights or benefits set forth in Section 4.12(g) of the Company Disclosure Schedule is not limited by Section 280G of the Code.

     (h) There has been no amendment to, written interpretation of or announcement (whether or not written) by Company or any of its Subsidiaries relating to, or any change in employee participation or coverage under, any Company Plan that materially would increase the expense of maintaining such Company Plan above the level of the expense provided for in the 2003 Budget.

     (i) Except as set forth in Section 4.12(i) of the Company Disclosure Schedule, no Company Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States (any such Company Plan set forth in Section 4.12(i) of the Company Disclosure Schedule, "FOREIGN BENEFIT PLANS").

     (j) Except as would not individually or in the aggregate, when combined with other items of adverse effect under this Section 4.12, be reasonably likely to have a Company Material Adverse Effect, all Foreign Benefit Plans have been established, maintained and administered in compliance with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling governmental authority or instrumentality. No material liability or obligation of the Company or its

Subsidiaries exists with respect to any Foreign Benefit Plan, except as set forth in the Most Recent Company Financial Statements. Except as set forth in
Section 4.12(j) of the Company Disclosure Schedule, the assets of each Foreign Benefit Plan that is required to be funded under applicable Law are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Foreign Benefit Plan on a termination and projected benefit obligation basis, based on the actuarial methods (as applicable) and assumptions indicated in the most recent applicable actuarial valuation reports.

     4.13. COMPLIANCE WITH LAWS; LICENSES, PERMITS AND REGISTRATIONS.

     (a) Neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws, except for violations which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in material violation of, or has violated in any material respects, the Foreign Corrupt Practices Act of 1977, as amended.

     (b) The Company and each of its Subsidiaries has all permits, licenses, easements, variances, exemptions, consents, certificates, approvals, authorizations of and registrations (collectively, "PERMITS") with and under all Laws, and from all Governmental Entities required by the Company and each Company Subsidiary to carry on their respective businesses as currently conducted, except where the failure to have the Permits would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.14. TITLE TO ASSETS. The Company and each of its Subsidiaries has good title to, or valid leasehold interests in, all their respective assets, except for those which are no longer used or useful in the conduct of their businesses or where the absence thereof would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. All of these assets, other than assets in which the Company or any of its Subsidiaries has leasehold interests, are free and clear of all Liens, except for (a) Permitted Liens and (b) Liens that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.15. INTELLECTUAL PROPERTY. Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries owns or has a valid license or other right to use each trademark, service mark, trade name, domain name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right necessary to carry on the business of the Company and each of its Subsidiaries, taken as a whole, as currently conducted (collectively, the "COMPANY INTELLECTUAL PROPERTY"). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice of infringement of or challenge to, and there are no claims pending with respect to the rights of others to the use of, any Company Intellectual Property that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.16. TRANSACTION FEES; OPINIONS OF FINANCIAL ADVISOR.

     (a) Except for (i) Bear, Stearns & Co. Inc. ("BEAR STEARNS") and (ii) non-Affiliates of the Company in connection with Real Estate Asset Sales, if any, there is no investment banker, financial advisor, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any Company Subsidiary which might be entitled to any fee or commission from the Company, Parent, Acquiror or any of their respective Affiliates upon consummation of the Merger or the other transactions contemplated by this Agreement. The fees and expenses of Bear Stearns and third parties in connection with Real Estate Asset Sales, if any, will be borne by the Company. The Company has heretofore furnished to the Acquiror complete and correct copies of all agreements between the Company or its Subsidiaries and Bear Stearns pursuant to which such firm would be entitled to any payment relating to the Merger and the other transactions contemplated by this Agreement.

     (b) The Board of Directors of the Company and the Special Committee have received the opinion of Bear Stearns, dated as of the date hereof, to the effect that, as of such date, and subject to the qualifications stated therein, the Merger Consideration is fair to the holders of Company Shares from a financial point of view.

     4.17. LABOR MATTERS.

     (a) Except as set forth in Section 4.17(a) of the Company Disclosure Schedule or as otherwise required by Law, each current Company Employee is an "at will" employee (whose employment may be terminated at any time by the Company or such employee can be terminated for less than $100,000). Except as otherwise required by Law, each of the real estate brokers of the Company and its Subsidiaries ("COMPANY INDEPENDENT CONTRACTORS") may be terminated on no more than 30 days' notice or can be terminated for less than $100,000. The Company and its Subsidiaries are and have always been in compliance with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, wages and hours, and any other Law applicable to any of the Company Employees, Company Independent Contractors, or other persons providing services to the Company or any of its Subsidiaries, except such failures to comply that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries has withheld all amounts required by applicable Law or by agreement to be withheld from the wages, salaries and other payments to Company Employees, and none of the Company and its Subsidiaries is or has been liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing in any material respect, except for such failures that would not be reasonably likely to have, a Company Material Adverse Effect. None of the Company and its Subsidiaries is or has been liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security, or other benefits or obligations for Company Employees (other than routine payments to be made in the ordinary course of business and consistent with past practice), except such liabilities that would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) There are no pending claims against the Company or any of its Subsidiaries under any Company Plan or under workers' compensation plan or policy or for long-term disability (other than regular claims for benefits in accordance with the terms of such Company Plans and policies) except such claims that would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (c) The Company and its Subsidiaries are in compliance with all Laws concerning the classification of employees and independent contractors and have properly classified all such persons for purposes of participation in the Company Plans, except in the case that non-compliance would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (d) To the Company's Knowledge, the Company and its Subsidiaries have provided or made available to Parent copies of all written employment, consulting, change of control, severance agreements or arrangements which have been entered into between the Company and any of its Subsidiaries, on the one hand, and any current Company Employee or current Company Independent Contractor on the other hand, including any amendments thereto; provided, however, that any such arrangement providing for compensation and benefits with a pre-tax value that has not in the past exceeded and cannot reasonably be expected in the next two years to exceed $200,000 per annum has not been provided or made available to Parent. To the Company's Knowledge, the Company and its Subsidiaries have provided or made available to Parent copies of any agreements or arrangements (including any amendments thereto) with former Company Employees or former Company Independent Contractors if such agreements or arrangements result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment as a result of the transactions contemplated hereby; provided, however, that any such arrangement providing for compensation and benefits with a pre-tax value that has not in the past exceeded and cannot reasonably be expected in the next two years to exceed $200,000 per annum has not been provided or made available to Parent. Other than as expressly set forth in the documents provided to Parent pursuant to the preceding two sentences or as otherwise provided for in the 2003 Budget, there have been no changes to the remuneration or benefits of any kind payable or due to any such Company Employee or such Company Independent Contractor.

     (e) Except as set forth in Section 4.17(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, contract, or other agreement or understanding with a labor union that is applicable to Persons employed by the Company or its Subsidiaries. Other than as a result of the public announcement of discussions regarding the transactions contemplated by this Agreement, there are no strikes, slowdowns, work stoppages, lockouts or other material labor controversies pending or, to the Knowledge of the Company, threatened by or between the Company or any of its Subsidiaries and any of their respective Company Employees.

     4.18. MATERIAL CONTRACTS.

     (a) Section 4.18(a) of the Company Disclosure Schedule sets forth the following contracts, undertakings, commitments, licenses or agreements, written or verbal, to which the Company or any of its Subsidiaries is a party or which are applicable to any of their respective assets or properties, in each case as of the date hereof (true and complete copies (or written summaries, if verbal) of which have been made available to Parent prior to the date hereof) (each a "MATERIAL CONTRACT"):

          (i) contracts requiring annual expenditures by or liabilities of any party thereto in excess of $100,000 which have a remaining term in excess of ninety (90) days and are not cancelable (without material penalty, cost or other liability) within ninety (90) days;

          (ii) contracts containing covenants limiting the ability of the Company or any of its Subsidiaries or other Affiliates of the Company (including Parent and its Affiliates after the Effective Time) to engage in any line of business or compete with any person, in any market or line of business, or operate at any geographic location or solicit the employment of any Person or hire any Person in any market or line of business or in any geographic location;

          (iii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, and any agreements or instruments pursuant to which any cash of the Company or any of its Subsidiaries is held in escrow or its use by the Company and its Subsidiaries is otherwise restricted;

          (iv) all contracts pursuant to which any material property or assets of the Company or any of its Subsidiaries is, or may become subject to, a Lien (other than Permitted Liens);

          (v) joint venture, alliance, affiliation or partnership agreements or joint development or similar agreements pursuant to which any third party is entitled to develop or market any products or services on behalf of, or together with, the Company or any of its Significant Subsidiaries or receive referrals of business from, or provide referrals of business to, the Company or any of its Significant Subsidiaries;

          (vi) contracts for the acquisition or sale, directly or indirectly (by merger or otherwise) of material assets (whether tangible or intangible) or the capital stock of another Person, including, without limitation, contracts for any such completed acquisitions or sales pursuant to which an "earn out" or similar form of obligation (whether absolute or contingent) is pending or for which there are any continuing indemnification or similar obligations, in each case excluding any such contract entered into prior to January 1, 2000 and with respect to which there are no remaining obligations on the party of any party (including, without limitation, any indemnification obligations);

          (vii) contracts under which the Company or any of its Subsidiaries has granted any exclusive rights;

          (viii) any interest rate or currency swaps, caps, floors or option agreements or any other interest rate or currency risk management arrangement or foreign exchange contracts;

          (ix) all licenses, sublicenses, consent, royalty or other agreements with any Third Party concerning the trademarks and trade names of the Company and its Subsidiaries;

          (x) contracts with, or commitments to, Affiliates of the Company that are set forth in Section 4.22 of the Company Disclosure Schedule; and

          (xi) contracts with "change of control" or similar provisions which would be triggered by the Merger or the other transactions contemplated hereunder.

     (b) Neither the Company nor any of its Subsidiaries is, or has received any notice that any other party is, in breach, default or violation or is unable to perform in any respect (each a "DEFAULT") under any Material Contract (and no event has occurred or not occurred through the Company's or any of its Subsidiaries' action or inaction or, to the Knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute or give rise to a Default), except for those Defaults which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice of the termination of, or intention to terminate, any Material Contract, except for such notices or terminations that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 4.18(b) of the Company Disclosure Schedule, no Claims for indemnification under any purchase or sale agreement has been made by or against the Company or any of its Subsidiaries since January 1, 2000 and there are no such Claims outstanding or, to the Knowledge of the Company, threatened, except for any Claims first asserted after the date of this Agreement that would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     4.19. REAL ESTATE.

     (a) Section 4.19(a) of the Company Disclosure Schedule contains a true and complete list of all of the leases, licenses, tenancies, subleases and all other occupancy agreements in which the Company, any of its Significant Subsidiaries or, if party to or otherwise bound by such an agreement that requires payment of at least $100,000 per year, any of its other Subsidiaries, is a tenant, subtenant, landlord or sublandlord (the leased and subleased space or parcel of real property thereunder being, collectively, the "LEASED PROPERTY"), together with all amendments and modifications thereto (the "LEASES"). The Leased Property is the only real property and interests in real property leased by the Company or any of such Subsidiaries that is used primarily in their businesses. Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company (or its applicable Subsidiary) has good and valid title to the leasehold estate in all the Leased Property, free and clear of any Liens (other than Permitted Liens), (ii) the Leases are in full force and effect, (iii) neither the Company (or its applicable Subsidiary), nor to the Knowledge of the Company, any other party to any Lease, is in default under the Leases, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company (or such Subsidiary) under the Leases, (iv) the Company (or its applicable Subsidiary) has not assigned, transferred, conveyed, mortgaged, or encumbered any interest in any Leased Property, and (v) the Company (or its applicable Subsidiary) enjoys peaceful and undisturbed possession under the Leases.

     (b) Section 4.19(b) of the Company Disclosure Schedule contains a true and complete list of all real property owned by the Company or any of its Significant Subsidiaries (other than the Real Estate Investment Entities) (the "OWNED REAL PROPERTY") as of the date hereof, including the address, and a description suitable to identify the property. The Owned Real Property is the only real property and interests in real property owned by the Company or any of its Significant Subsidiaries that is used primarily in their businesses. Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there are no proceedings in eminent domain, condemnation or other similar proceedings pending or, to the Knowledge of the Company, threatened, relating to or affecting any portion of the Owned Real Property, (ii) the current use of the Owned Real Property does not violate any instrument of record or agreement affecting such Real Property, (iii) there are no violations of any covenants, conditions, restrictions, easements, agreements or orders of any Governmental Entity having jurisdiction over any of the Owned Real Property that affect such Owned Real Property or the use or occupancy thereof, (iv) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Owned Real Property, (v) there are no outstanding options or rights of first refusal to purchase or lease the Owned Real Property, or any portion thereof or interest therein, (vi) except under a lease or agreement, there are no parties (other than the Company or any of its Significant Subsidiary) in possession of any Owned Real Property and (vi) the Company (or its applicable Significant Subsidiary) has not assigned, transferred, conveyed, mortgaged, or encumbered any interest in any Owned Real Property. The Leased Property and the Owned Real Property constitute all real property necessary to operate the businesses of the Company and its Significant Subsidiaries as presently conducted.

     4.20. ENVIRONMENTAL. Except as would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries complies, and complied at all prior times, with all applicable Environmental Laws, and possess and comply with, and possessed and complied with at all prior times, all applicable Environmental Permits required under such Environmental Laws; (ii) there are no Materials of Environmental Concern or conditions in violation of Environmental Laws at or relating to any Leased Property or Owned Real Property or other facility currently or previously owned, leased, managed or operated by the Company or any of its Subsidiaries that would reasonably be expected to result in liability of the Company or any of its Subsidiaries under any applicable Environmental Law;
(iii) neither the Company nor any of its Subsidiaries has received a Claim or, to the Knowledge of the Company, is there any threatened Claim or any written notification alleging that it is liable under any Environmental Law, or any request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or similar Environmental Law concerning any release or threatened release of Materials of Environmental Concern at any location; and (iv) none of the Company and its Subsidiaries has assumed any liability under any Environmental Law by contract or, to the Knowledge of the Company, by operation of Law.

     4.21. INSURANCE. The Company maintains insurance coverage in such amounts and covering such risks as is generally in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and its Subsidiaries, and has made available to Acquiror true and correct copies of all insurance policies involving general errors and omissions, directors and officers coverage or environmental liabilities of the Company or any of its Subsidiaries in effect on the date hereof. There is no material claim by the Company or any of its Subsidiaries pending under any of such insurance as to which coverage has been questioned, denied or disputed by the underwriters of such insurance. All premiums payable prior to the date of this Agreement under all such insurance have been paid and the Company and each of its Subsidiaries is in all material respects in compliance with the terms of such insurance.

     4.22. AFFILIATE TRANSACTIONS. Except (i) as expressly disclosed in the Company SEC Documents, (ii) for any expense reimbursements and advances in the ordinary course of business consistent with past practice, (iii) for any Participation Interests identified in the Summary of Grants, (iv) for any employment or consulting agreement identified in the Company Disclosure Schedule, (v) for any benefits pursuant to a Company Plan, (vi) for transactions with any non-employee member of the Company's Board of Directors or his or her Affiliates in the ordinary course of business consistent with past practice or
(vii) for any other contract, commitment, agreement, arrangement or other transaction identified in the Company Disclosure Schedule, there are no contracts, commitments, agreements, arrangements or other transactions with more than $100,000 of obligations, commitments or payments remaining as of the date hereof between the Company or any Company Subsidiary, on the one hand, and any
(x) officer or director of the Company or any Company Subsidiary or any of their immediate family members (including their spouses), (y) record or beneficial owner of five percent or more of any class or series of voting securities of the Company or (z) Affiliate of any such officer, director, family member or beneficial owner, on the other hand.

     4.23. REQUIRED VOTE; BOARD APPROVAL; STATE TAKEOVER STATUTES.

     (a) The only vote required of the holders of any class or series of the Company's Equity Interests necessary to adopt this Agreement and to approve the Merger and the other transactions contemplated hereby is the approval of a majority of the outstanding Company Shares (the "COMPANY STOCKHOLDER APPROVAL"). For the avoidance of doubt and without limiting the generality of the foregoing, no vote of the holders of any other class or series of the Company's Equity Interests is required under Article EIGHTH of the Company Charter to adopt this Agreement and to approve the Merger and the other transactions contemplated hereby.

     (b) On or prior to the date hereof, the Company's Board of Directors and the Special Committee have (i) determined that this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger, are in the best interests of the Company and the Company Stockholders,
(ii) approved this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger, and (iii) resolved to recommend to the Company Stockholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof. Such approvals by the Company's Board of Directors and the Special Committee are sufficient to render inapplicable to this Agreement, the Voting Agreements, the Merger and any of such other transactions contemplated hereby or thereby, the restrictions on "business combinations" set forth in Section 203 of the DGCL. To the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Voting Agreements or any of the transactions contemplated hereby or thereby and no provision of the Company Charter or the Company's by-laws or similar governing or organizational instruments of any Company Subsidiary would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and any Company Subsidiary that may be acquired or controlled by Parent, as a result of the Merger or otherwise.

     4.24. INFORMATION TO BE SUPPLIED. The Proxy Statement will not contain, at the time of the mailing thereof and at the time of the Company Stockholder Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement based on information supplied by Holding or its Affiliates in writing specifically for inclusion or incorporation by reference therein.

     4.25. NO KNOWLEDGE OF BREACH. The Company has no Knowledge as of the date hereof (and without giving effect to Section 6.5) of any breaches of the representations or warranties contained in Article 5 hereof such that the condition in Section 9.2(a)(ii) would not be satisfied.

     4.26. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. The Company does not make, and has not made, any representations or warranties in connection with the Merger and the transactions contemplated hereby other than those expressly set forth herein. Except as expressly set forth herein, no Person has been authorized by the Company to make any representation or warranty relating to the Company or any Company Subsidiary or their respective businesses, or otherwise in connection with the Merger and the transactions contemplated hereby and, if made, such representation or warranty may not be relied upon as having been authorized by the Company.

                                    ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES OF
                          HOLDING, PARENT AND ACQUIROR

     Except as disclosed in the Holding, Parent and Acquiror Disclosure Schedule attached hereto, Holding, Parent and Acquiror, jointly and severally, represent and warrant to the Company that:

     5.1. CORPORATE EXISTENCE AND POWER. Each of Holding, Parent and Acquiror is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all corporate powers and authority required to own, lease and operate its properties and assets and carry on its business as now conducted. Each of Holding, Parent and Acquiror is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes qualification necessary, except where the failure to be qualified would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     5.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by each of Holding, Parent and Acquiror of this Agreement and the consummation by each of Holding, Parent and Acquiror of the Merger and the other transactions contemplated hereby are within the corporate powers of each of Holding, Parent and Acquiror and have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Holding, Parent or Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Holding, Parent and Acquiror and assuming that this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Holding, Parent and Acquiror, enforceable in accordance with its terms.

     5.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of Holding, Parent and Acquiror of this Agreement and the consummation by Holding, Parent and Acquiror of the transactions contemplated hereby will not require any consent, approval, action, order, authorization, or permit of, or registration, declaration or filing with, any Governmental Entity by Holding, Parent or Acquiror other than (a) those set forth in clauses (a) through (d) of
Section 4.3 and (b) other consents, approvals, actions, orders, authorizations, permits, registrations, declarations and filings which, if not obtained or made, would not prevent or materially impair the ability of Holding, Parent or Acquiror to consummate the Merger or the other transactions contemplated by this Agreement.

     5.4. NON-CONTRAVENTION. The execution, delivery and performance by Holding, Parent and Acquiror of this Agreement and the consummation by Holding, Parent and Acquiror of the Merger and the other transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or by-laws of any of Holding, Parent or Acquiror, (b) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with, or constitute a violation of, any provision of Law, binding upon or applicable to any of Holding, Parent and Acquiror or by which any of their respective properties or assets is bound or affected, (c) constitute a breach or default under (or an event that with notice or lapse of time or both could reasonably become a breach or default) or give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under any agreement, contract, note, bond, mortgage, indenture, lease, license, concession, franchise, joint venture, limited liability or partnership agreement or other instrument binding upon, any of Holding, Parent or Acquiror or their respective properties or assets, or (d) result in the creation or imposition of any Lien (except as contemplated by the Commitment Letter) on any asset of any of Holding, Parent or Acquiror other than, in the case of clauses (b), (c) and
(d) taken together, any such items that would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     5.5. PARENT SEC DOCUMENTS.

     (a) Parent and Holding have filed all forms, reports, filings, registration statements and other documents required to be filed by it with the SEC since July 20, 2001.

     (b) As of its filing date, each Parent SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

     (c) No Parent SEC Document filed since July 20, 2001 pursuant to the Exchange Act contained, as of its filing date, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent SEC Document, as amended or supplemented, if applicable, filed since July 20, 2001 pursuant to the Securities Act contained, as of the date on which the document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (d) Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and Holding included in the Parent SEC Documents were prepared in conformity with GAAP (except as may be indicated in the notes thereto) throughout the periods involved, and each fairly presents, in all material respects, the consolidated financial position of Holding, Parent and their consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (e) Section 5.5 of the Holding, Parent and Acquiror Disclosure Schedule sets forth the unaudited consolidated balance sheet and statement of operations of Holding and its Subsidiaries as of and for the 3-month period ended December 31, 2002 (the "MOST RECENT HOLDING FINANCIAL STATEMENTS"). The financial information included in the Most Recent Holding Financial Statements has been prepared in accordance with GAAP.

     5.6. [RESERVED].

     5.7. FINANCING.

     (a) As of the date of this Agreement, Acquiror has received an executed commitment letter dated as of February 17, 2003 (the "COMMITMENT LETTER") from Credit Suisse First Boston ("CSFB"), pursuant to which CSFB has committed, subject to the terms and conditions set forth therein, to provide to Parent the amount of financing set forth in the Commitment Letter (the "FINANCING"), to complete the transactions contemplated hereby. A true and complete copy of the Commitment Letter has been previously provided to the Company. Acquiror has fully paid any and all commitment fees or other fees required by such Commitment letter to be paid as of the date hereof (and will duly pay any such fees that become due after the date hereof). The Commitment Letter is valid and in full force and effect, does not contain any material misrepresentation by Parent (other than those resulting from inaccurate information provided by the Company) and no event has occurred which (with or without notice, lapse of time or both) would constitute a breach thereunder on the part of Holding, Parent or Acquiror. It is the good faith belief of Holding, Parent and Acquiror that the Financing will be obtained.

     (b) Parent has entered into a subscription agreement dated as of February 17, 2003 (the "SUBSCRIPTION AGREEMENT") and a commitment letter dated as of February 17, 2003 (the "BLUM STRATEGIC COMMITMENT LETTER") with certain existing stockholders of Parent named therein (including Affiliates of Blum Capital Partners, L.P.), pursuant to which such stockholders (or their assignees or designees) have committed, subject to the terms and conditions set forth therein, to provide to Parent not less than $100 million and up to $145 million of financing to complete the transactions contemplated hereby and satisfy the financing conditions set forth in clauses (a) and (d) of the section of Exhibit A of the Commitment Letter titled "Acquisition" (collectively, the "ADDITIONAL FINANCING"). A true and complete copy of each of the Subscription Agreement and the Blum Strategic Commitment Letter has been previously provided to the Company. Each of the Subscription Agreement and the Blum Strategic Commitment Letter is valid and in full force and effect and no event has occurred which (with or without notice, lapse of time or both) would constitute a breach thereunder on the part of Holding, Parent or Acquiror. It is the good faith belief of Holding, Parent and Acquiror that the Additional Financing will be obtained.

     (c) As of the date of this Agreement, there are no outstanding Revolving Loans (as defined in the Parent Credit Agreement) and approximately $1.3 million of L/C Exposure (as defined in the Parent Credit Agreement) under the Parent Credit Agreement.

     (d) Assuming that the information provided by the Company to Parent in writing (including in electronic format) with respect to the Company's and its Subsidiaries' historical costs is true and correct in all respects material to this representation and warranty and was derived from the books and records of the Company and its Subsidiaries, the aggregate annualized cost savings relating to ongoing operations of the Company and its Subsidiaries and Parent and its Subsidiaries after giving effect to the Merger (as such amount is calculated for purposes of Section 8 of Exhibit D to the Financial Commitment) would equal at least the amount set forth in Section 5.7 of the Holding, Parent and Acquiror Disclosure Schedule.

     5.8. INFORMATION TO BE SUPPLIED. The information supplied or to be supplied by Holding, Parent and Acquiror in writing specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time of the mailing thereof and at the time of the Company Stockholder Meeting (if any), not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Holding, Parent nor Acquiror makes any representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein.

     5.9. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Holding, Parent and Acquiror do not make, and have not made, any representations or warranties in connection with the Merger and the transactions contemplated hereby other than those expressly set forth herein. Except as expressly set forth herein, no Person has been authorized by Holding, Parent or Acquiror to make any representation or warranty relating to Holding, Parent or Acquiror or their respective businesses, or otherwise in connection with the Merger and the transactions contemplated hereby and, if made, such representation or warranty may not be relied upon as having been authorized by Holding, Parent or Acquiror.

     5.10. NO KNOWLEDGE OF BREACH. Each of the Persons set forth on Section 5.10 of the Parent Disclosure Schedule has reviewed Article 4 of this Agreement and the Company Disclosure Schedules (as delivered on the date hereof and without giving effect to Section 6.5) and, based on such review, has no actual knowledge as of the date hereof of any breaches of the representations or warranties contained therein such that the condition in Section 9.3(a)(ii) would not be satisfied.

                                   ARTICLE 6

                            COVENANTS OF THE COMPANY

     The Company agrees as set forth below.

     6.1. COMPANY INTERIM OPERATIONS. Except as set forth in the Company Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior written consent of Acquiror, from the date hereof until the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct its business in all material respects in the ordinary course consistent with past practice, and shall, subject to the other limitations set forth in this Section 6.1, use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material Permits that are required for the Company or such Company Subsidiary to carry on its business,
(iii) keep available the services of its present key officers, employees and independent contractors, and (iv) preserve existing relationships with its material customers, lenders, suppliers and other Persons having material business relationships with it. Without limiting the generality of the foregoing, except as set forth in the Company Disclosure Schedule or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior written consent of Acquiror (such consent not to be unreasonably withheld with respect to the immediately following clauses (e), (g), (i), (k) and (n)), the Company shall not, nor shall it permit any Company Subsidiary, directly or indirectly, to:

     (a) amend the Company Charter, the Company's by-laws or any Company Subsidiary's certificate of incorporation or by-laws (or equivalent organizational or governing documents);

     (b) (i) split, combine or reclassify any of its Equity Interests or amend the terms of any rights, warrants or options to acquire its securities, (ii) except for ordinary course dividends by a Company Subsidiary or by the Company to holders of Company Preferred Shares, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its Equity Interests or otherwise make any payments to holders of such Equity Interests in their capacities as such, or (iii) except with respect to any repurchases entirely for cash of the Company Series A Preferred Shares and Company Series B Preferred Shares for an amount per share that is less than or equal to the Series A Preferred Merger Consideration or the Series B Preferred Merger Consideration, respectively, redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any rights, warrants or options to acquire its securities;

     (c) issue, deliver, sell, exchange, grant, pledge, encumber or transfer or authorize the issuance, delivery, sale, grant, pledge, encumbrance or transfer of, any Equity Interests in the Company or any Company Subsidiary or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any Equity Interests in the Company or any Company Subsidiary, other than the issuance of Company Shares or, in the case of clause
(iv) only, Equity Interests in any Company Subsidiary pursuant to (i) the exercise of Company Options granted prior to the date hereof, (ii) the exercise of Company Warrants and TOPR Warrants issued prior to the date hereof, (iii) the conversion of, or as a dividend on (if the payment of a dividend in cash would breach or violate the provisions of the Senior Credit Agreement), Company Preferred Shares issued prior to the date hereof (but not the exchange of such Company Preferred Shares pursuant to the Exchange Agreement), (iv) issuance of Company Shares in connection with the vesting of Restricted Shares and (v) issuance of Company Shares under the Company Purchase Plan;

     (d) acquire, directly or indirectly (whether pursuant to merger, stock or asset purchase, joint venture or otherwise), in one transaction or series of related transactions (i) any Person, any Equity Interests or other securities in any Person, any division or business of any Person or all or substantially all of the assets of any Person or (ii) any interest or investment in real property (except to the extent (A) otherwise obligated pursuant to any binding agreement as of the date hereof, a copy of which has previously been made available to Parent or (B) solely among or between the Company and its Subsidiaries);

     (e) sell, lease, encumber or otherwise dispose of any assets, other than
(i) sales in the ordinary course of business consistent with past practice, (ii) obsolete equipment and property no longer used in the operation of the Company's business, and (iii) assets which do not have a value of more than $100,000 individually or $500,000 in the aggregate;

     (f) (i) (A) incur any indebtedness for borrowed money, except borrowings under the terms of the Senior Credit Agreement, the U.K. Overdraft Facility or, solely to the extent borrowings are then not available under the Senior Credit Agreement, the Senior Subordinated Credit Agreement, in each case to fund working capital in the ordinary course consistent with past practice (provided that no such indebtedness may be incurred with respect to the matters identified as "Prohibited Borrowings" in Section 6.1(f) of the Company Disclosure Schedule), (B) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any Company Subsidiary and other than advancements to brokers and other commission based Company Employees or Company Independent Contractors in the ordinary course of business consistent with past practice, or (D) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than obligations of the Company or any Company Subsidiary and the endorsements of negotiable instruments for collection in the ordinary course of business consistent with past practice), or (ii) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the transactions prohibited by this
Section 6.1(f);

     (g) except with the prior written consent of Parent (which will not be unreasonably withheld or delayed) or with respect to Material Contracts that relate solely to capital expenditures that are permitted by Section 6.1(i) hereto, (i) enter into any contract, agreement or arrangement that if entered into prior to the date hereof would be a Material Contract (except for all revenue producing contracts that would otherwise be included within clause (i) of the definition of Material Contracts and would not otherwise fall within any of clauses (ii) through (xi) of the definition of Material Contracts), (ii) amend or modify in any material respect or terminate any Material Contract (except for all revenue producing contracts that would otherwise be included within clause (i) of the definition of Material Contracts and would not otherwise fall within any of clauses (ii) through (xi) of the definition of Material Contracts) or (iii) otherwise waive, release or assign any material rights, claims or benefits of the Company or any Company Subsidiary under any Material Contract;

     (h) except as required by applicable Law or the terms of any employment agreement or Company Plan existing as of the date of this Agreement, (i) unless provided for in the 2003 Budget, increase the compensation (including, without limitation, commission rates) or benefits of any present or former director, officer or employee of the Company or any Company Subsidiaries, (ii) pay a bonus, whether accrued or unaccrued, to any present or former director, officer or employee of the Company or any Company Subsidiaries, (iii) grant, or alter the terms of, any severance or termination pay or benefits to any present or former director, officer or employee of the Company or its Subsidiaries, (iv) loan or advance any money or other property to any present or former director, officer or employee of the Company or any Company Subsidiaries, other than advancements to brokers and other commission based Company Employees or Company Independent Contractors in the ordinary course of business consistent with past practice, (v) establish, adopt, enter into, amend or terminate any Company Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement, (vi) grant any equity or equity-based awards, other than in the ordinary course consistent with past practice, (vii) enter into any employment, consulting, independent contractor or similar agreement, or amend, supplement or modify the terms of any such existing agreements, (viii) hire, or offer to hire, any new employee or enter into any new independent contractor relationship, or agree to enter into any new independent contractor relationship (except (A) to replace employees or independent contractors departing after the date hereof or that have departed prior to the date hereof but have not yet been replaced, provided that the compensation and benefits offered to such replacement do not materially exceed that of the replaced employee or independent contractor, (B) for new employees who have aggregate pre-tax compensation (including bonuses and commissions of no greater than $200,000 per year, (C) with respect to offers of employment that are outstanding as of the date hereof, (D) for ordinary course hiring of brokers consistent with past practice in connection with the residential brokerage business of the Company and its Subsidiaries or (E) employees assigned to properties managed by the Company or any of its Subsidiaries for which the compensation and benefits of such employees are fully reimbursed to the Company and its Subsidiaries) or (ix) terminate any employee or independent contractor of the Company or its Subsidiaries other than in writing;

     (i) except (x) as set forth on the 2003 Budget set forth in Section 6.1(i) of the Company Disclosure Schedule (the "2003 BUDGET") and (y) for authorization of ordinary course capital expenditures by Real Estate Investment Entities (other than with respect to the matters identified as "Prohibited Expenditures" in Section 6.1(f) of the Company Disclosure Schedule), authorize or make any single capital expenditure in excess of $50,000 or aggregate capital expenditures of the Company and the Company Subsidiaries, taken together, in excess of $250,000;

     (j) change the Company's methods of accounting in effect at December 31, 2001, except as required by changes in GAAP or by Regulation S-X of the Exchange Act or as otherwise specifically disclosed in the Company SEC Documents filed prior to the date hereof, as concurred in by its independent public accountants;

     (k) (i) except for the payment of any deductible under an existing insurance policy (or a commercially reasonable substitute for a company engaged in businesses similar to those of the Company and its Subsidiaries) with respect to a Claim that is being settled by such insurance company, settle, pay, compromise or discharge any Claim that is in excess of $250,000 or is otherwise material to the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole or (ii) settle, pay, compromise or discharge any Claim against the Company or any Company Subsidiary with respect to or arising out of the transactions contemplated by this Agreement, the Asset Agreements, the Voting Agreements, the Confidentiality Agreement and the No-Raid Agreement;

     (l) other than in the ordinary course of business consistent with past practice, (i) make any material Tax election or take any position on any Company Return filed on or after the date of this Agreement or adopt any method therein that is materially inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods, (ii) enter into any settlement or compromise of any material Tax liability, (iii) file any amended Company Return with respect to any material Tax, (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any material Tax or (vi) surrender any right to claim a material Tax refund;

     (m) open any office in a new geographical territory, create any new business division or otherwise enter into any new line of business;

     (n) fail to continuously maintain in full force and effect its current insurance or a commercially reasonable substitute for a company engaged in businesses similar to those of the Company and its Subsidiaries;

     (o) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

     (p) willfully take any action that would result in a material breach of any provision of this Agreement or the inability of the Company to satisfy the conditions precedent set forth in Section 9.3(a) hereto;

     (q) except for (i) expense reimbursements and advances in the ordinary course of business consistent with past practice, (ii) revenue producing agreements entered into with Real Estate Investment Entities in the ordinary course of business consistent with past practice having terms consistent with past practice and (iii) transactions with any non-employee member of the Company's Board of Directors or his or her Affiliates in the ordinary course of business consistent with past practice, enter into any contract, commitment or agreement with any Affiliate of the Company or its Subsidiaries or any of their immediate family members (including their spouses);

     (r) except as specifically contemplated by this Agreement and the Company Disclosure Schedules (without giving effect to Section 6.5), enter into any agreement not in existence as of the date hereof that would provide for the making of any payment or result in any adverse change in rights or obligations of the Company and its Subsidiaries as a result of the Merger, the Financing or the Additional Financing; and

     (s) authorize, agree or commit, verbally or in writing, to do any of the foregoing.

provided, however that the conduct of business by each of Insignia Opportunity Trust and Insignia Opportunity Partners, L.P. (collectively, "IOP") and Insignia Opportunity Partners II, L.P. ("IOP II") shall not be subject to the foregoing clauses (a) through (s) to the extent such conduct is in the ordinary course of business consistent with past practice; provided, further that the conduct of business of Octane Ventures, LLC shall not be subject to the foregoing clauses
(a) through (s).

     6.2. STOCKHOLDER MEETING. Subject to Section 6.3 hereto, the Company shall cause a meeting of its Stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as promptly as reasonably practicable after the date hereof for the purpose of obtaining the Company Stockholder Approval. Subject to
Section 6.3 hereto, the Company's Board of Directors and the Special Committee shall recommend approval and adoption by the Company Stockholders of this Agreement and the transactions contemplated hereby, including the Merger (the "COMPANY RECOMMENDATION"), and the Company shall take all other reasonable lawful action to solicit and secure the Company Stockholder Approval. Subject to
Section 6.3 hereto, the Company Recommendation, together with a copy of the opinion referred to in Section 4.16(b), shall be included in the Proxy Statement. Parent and Acquiror or their agents shall have the right to solicit from the Company Stockholders proxies in favor of adoption of this Agreement and the transactions contemplated hereby.

     6.3. ACQUISITION PROPOSALS; BOARD RECOMMENDATION.

     (a) The Company agrees that it shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or knowingly permit any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of the Company or any Company Subsidiary, directly or indirectly, to (i) solicit, initiate or otherwise knowingly encourage the submission of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or that would reasonably be expected to lead to, any Acquisition Proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class or series of the Company's equity securities to the extent such waiver or release would permit the other party or parties to such agreement to actually acquire such securities or approve any matter for purposes of Section 203 of the DGCL with respect to any Third Party (for the avoidance of doubt, a waiver or release under such agreement that solely permits a proposal or offer, including, without limitation, an Acquisition Proposal, would not violate this clause (iii)) or (iv) enter into any agreement with respect to any Acquisition Proposal; provided, however, that if the Company receives an unsolicited Acquisition Proposal from a Third Party that the Company's Board of Directors or the Special Committee determines in good faith is or could reasonably be expected to lead to the delivery of a Superior Proposal from that Third Party, the Company may, subject to compliance with all the other provisions of this Section 6.3, furnish information to and engage in discussions and negotiations with such Third Party with respect to its Acquisition Proposal ("PERMITTED ACTIONS") if and only to the extent that, the Board of Directors or the Special Committee, by majority vote, concludes in good faith, after consultation with outside financial advisors and legal advisors, that, as a result of such Acquisition Proposal, such Permitted Action is necessary for the Board of Directors or the Special Committee to act in a manner consistent with their respective fiduciary duties under applicable Law. The Board of Directors of the Company or the Special Committee shall provide Acquiror with prompt notice (but in no event later than the next day) of its engaging in any Permitted Actions.

     (b) Except as permitted by this Section 6.3(b), neither the Board of Directors of the Company nor the Special Committee or any other committee thereof shall amend, withdraw, modify, change, condition or qualify in any manner adverse to Acquiror, the Company Recommendation (it being understood and agreed that a communication by the Board of Directors of the Company to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the Company Stockholders in connection with the making or amendment of a tender offer or exchange offer by any Person other than the Company or any Company Subsidiary, shall not be deemed to constitute a withdrawal, modification, amendment, condition or qualification of the Company Recommendation for purposes of this Section 6.3). Notwithstanding the foregoing, the Board of Directors of the Company or the Special Committee may withdraw or modify the Company Recommendation in a manner adverse to Acquiror if (i) the Company has complied in all material respects with this Section 6.3, (ii) the Company shall have notified Parent at least two Business Days in advance of its intention to effect such withdrawal or modification of the Company Recommendation and (iii) the Board of Directors or the Special Committee, by majority vote, concludes in good faith, after consultation with outside financial advisors and legal advisors, that such withdrawal or modification is necessary for the Board of Directors or the Special Committee to act in a manner consistent with their respective fiduciary duties under applicable Law.

     (c) Unless the Company's Board of Directors or the Special Committee has previously withdrawn, or is concurrently therewith withdrawing, the Company Recommendation in accordance with this Section 6.3, neither the Company's Board of Directors nor the Special Committee or any other committee thereof shall recommend any Acquisition Proposal to the Company Stockholders. Nothing contained in this Section 6.3 or elsewhere in this Agreement shall (i) prevent the Company's Board of Directors or the Special Committee from complying with Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal or making any disclosure required by applicable Law or (ii) prohibit accurate disclosure of factual information regarding the business, financial condition or results of operations of the Company, or the fact that an Acquisition Proposal has been made, the identity of the party making such Acquisition Proposal or the material terms of such Acquisition Proposal to the extent such information, facts, identity or terms are required to be disclosed under applicable Law.

     (d) Notwithstanding anything in this Section 6.3 to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company or the Special Committee may, in response to a Superior Proposal that was unsolicited and that did not otherwise result from a breach of this
Section 6.3, cause the Company to terminate this Agreement pursuant to Section 10.1(c)(ii) and concurrently enter into an agreement regarding such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to Section 10.1(c)(ii), and any purported termination pursuant to
Section 10.1(c)(ii) shall be void and of no force or effect (and the Company may not enter into such agreement regarding such Superior Proposal), unless the Company shall have complied in all material respects with all the provisions of this Section 6.3, including the notification provisions in this Section 6.3, and with all applicable requirements of Sections 10.2(b) (including the payment of the Termination Fee (as defined in Section 10.2(b)) prior to or concurrently with such termination) in connection with such Superior Proposal; and provided further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to Section 10.1(c)(ii) until after the second Business Day following Parent's receipt of written notice (a "NOTICE OF SUPERIOR PROPOSAL") from the Company advising Parent that the Board of Directors of the Company or the Special Committee has received a Superior Proposal, specifying the material terms and conditions of the Superior Proposal, identifying the person making such Superior Proposal and stating that the Board of Directors of the Company or the Special Committee intends to exercise its right to terminate this Agreement pursuant to Section 10.1(c)(ii) (it being understood and agreed that, prior to any such termination taking effect, any amendment to the price or any other material term of a Superior Proposal (such amended Superior Proposal, a "MODIFIED SUPERIOR PROPOSAL") shall require a new Notice of Superior Proposal and a new two Business Day period with respect to such Modified Superior Proposal).

     (e) The Company shall notify Acquiror promptly (but in no event later than the next Business Day) after receipt by the Company of any Acquisition Proposal or any request for information relating to the Company or any Company Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Company Subsidiary or any request for a waiver or release under any standstill or similar agreement by any Person that has made, or informs the Board of Directors or the Special Committee of the Company or such Company Subsidiary that it is considering making, an Acquisition Proposal; provided, however, that prior to participating in any discussions or negotiations or furnishing any such information, the Company shall receive from such Person an executed confidentiality agreement on terms that are not materially less favorable to the Company than the Confidentiality Agreement, dated as of October 14, 2002 (the "CONFIDENTIALITY AGREEMENT"), between Holding and the Company. The notice shall indicate the material terms and conditions of the proposal or request and the identity of the Person making it, and the Company will promptly notify Acquiror of any material modification of or material amendment to any Acquisition Proposal (and the terms of such modification or amendment); provided, however, that, without limiting what changes may be material, any change in the form, amount, timing or other aspects of the consideration to be paid with respect to the Acquisition Proposal shall be deemed to be a material modification or a material amendment. The Company shall keep Acquiror informed, on a reasonably current basis, of the status of any negotiations, discussions and documents with respect to such Acquisition Proposal or request.

     (f) The Company shall immediately cease, and shall cause any Person acting on its behalf to cease, and cause to be terminated any existing discussions or negotiations with any Third Party conducted heretofore with respect to any of the foregoing and shall request any such parties in possession of confidential information about the Company or any Company Subsidiary that was furnished by or on behalf of the Company or any such Subsidiary to return or destroy all such information in the possession of any such party or the agent or advisor of any such party.

     6.4. FRENCH WARRANTS. The Company shall, or shall cause its Subsidiaries to, exercise any call rights or other rights the Company or such Subsidiaries have to purchase or acquire the outstanding Warrants (solely for purposes of this Section 6.4, as defined in the Share Purchase Agreement, dated November 30, 2001, among the Company, Insignia France SARL, Jean Claude Bourdais and the other parties thereto) for cash or, solely to the extent payment in cash would breach or violate the provisions of the Senior Credit Agreement, Company Shares.

     6.5. SUPPLEMENTAL COMPANY DISCLOSURE SCHEDULE. Subject to the provisions of the following sentence, the Company shall have the right to make additions (each such addition, a "SUPPLEMENTAL EXCEPTION") to the Company Disclosure Schedule by delivering a single supplement thereto (the "SUPPLEMENTAL DISCLOSURE SCHEDULE"), which Supplemental Disclosure Schedule must be delivered to Parent no later than eleven (11) Business Days after the date hereof and may contain Supplemental Exceptions solely with respect to the following provisions of Article 4 (it being understood that any disclosure provided in the Supplemental Disclosure Schedule will be deemed to apply solely to the following Sections of Article 4 (and not any other Sections of Article 4) notwithstanding anything to the contrary in the Company Disclosure Schedule or the Supplemental Disclosure Schedule): the second sentence of Section 4.1, Section 4.4(b), Section 4.4(c),
Section 4.6(a), Section 4.6(c), Section 4.7(f), Section 4.9, Section 4.11,
Section 4.12 (excluding the last sentence of Section 4.12(g)), Section 4.13,
Section 4.14, Section 4.15, Section 4.17, Section 4.18 (excluding the last sentence of Section 4.18 (b)), Section 4.19, Section 4.20, Section 4.21 and
Section 4.22. With respect to the Supplemental Disclosure Schedule, (i) each Supplemental Exception included in the Supplemental Disclosure Schedule must be a fact, event, circumstance or other matter that existed as of the date hereof, and the Supplemental Disclosure Schedule cannot include any facts, events, circumstances or other matters arising only after the date of this Agreement,
(ii) each Supplemental Exception can refer only to specific facts, events, circumstances or other matters (e.g. identification of a contract by date and names of the parties thereto), and the Supplemental Disclosure Schedule cannot include general statements or exceptions (e.g. references to general categories of contracts), (iii) the Supplemental Disclosure Schedule cannot include any agreement, contract or transaction to which any Person named in the definition of "Knowledge" is a party and (iv) each Supplemental Disclosure must contain only such information as the Company in good faith believes is required to be included on the Company Disclosure Schedule. Copies of all documents referred to in any Supplemental Disclosure Schedule must be made available to Parent on or prior to the date of delivery of such Supplemental Disclosure Schedule. In addition, the Company agrees to deliver promptly (but in no event later than two Business Days after a request by Parent) to Parent all information reasonably requested by Parent relating to any Supplemental Exceptions disclosed in the Supplemental Disclosure Schedule. In the event the Supplemental Exceptions included in the Supplemental Disclosure Schedule could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, then Parent shall have the right to terminate this Agreement no later than five (5) Business Days after receipt of the Supplemental Disclosure Schedule, or, if later, two (2) Business Days after receipt by Parent of the documents and information referred to in the two immediately preceding sentences but in no event later than ten (10) Business Days after delivery of the Supplemental Disclosure Schedule. All Supplemental Exceptions included in the Supplemental Disclosure Schedule in accordance with this Section 6.5 will be deemed to have been included in the Company Disclosure Schedule from and after the date of this Agreement.

6.6. PRE-CLOSING TERMINATIONS. No later than 30 days prior to the Closing Date Parent will deliver to the Company a list of all employees and independent contractors that Parent wishes to have terminated prior to the Closing (the "SECTION 6.6 LIST"). After the satisfaction or waiver of all conditions precedent set forth in Article 9 but prior to the Closing, subject to compliance with applicable Law, the Company shall, and shall cause all of its Subsidiaries to, terminate (effective prior to the Closing) the employment or independent contractor relations, as applicable, of all employees and independent contractors listed on the Section 6.6 List.

                                   ARTICLE 7

                    COVENANTS OF HOLDING, PARENT AND ACQUIROR

     Each of Holding, Parent and Acquiror agrees as set forth below.

     7.1. DIRECTOR AND OFFICER LIABILITY.

     (a) Holding, Parent, Acquiror and the Surviving Corporation agree that the Surviving Corporation shall adopt on or prior to the Effective Time, in its certificate of incorporation and by-laws, the same indemnification, limitation of or exculpation from liability and expense advancement provisions as those set forth in the Company's certificate of incorporation and by-laws, in each case as of the date of this Agreement, and that such provisions shall not be amended, repealed, revoked or otherwise modified for a period of six (6) years and one
(1) month after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or any Company Subsidiary or are otherwise entitled to the benefit of such provisions, unless such modification is required after the Effective Time by applicable Law.

     (b) To the fullest extent permitted under applicable Law, commencing at the Effective Time and continuing for six (6) years (or for such longer period provided for in any applicable statute of limitations) and one (1) month thereafter, Parent or the Surviving Corporation shall, and if Parent and the Surviving Corporation do not promptly do so, Holding shall, indemnify, defend and hold harmless, each present and former director, officer or employee of the Company and each Company Subsidiary and their respective estates, heirs, personal representatives, successors and assigns (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any Claim (whether asserted prior to, at or after, the Effective Time) arising out of or pertaining to any action or omission in their capacity as director or officer of the Company or any Company Subsidiary or their serving at the request of the Company or any Company Subsidiary as director, officer, trustee, partner or fiduciary of another Person, pension or other employee benefit plan or enterprise in each case occurring on or before the Effective Time (including the transactions contemplated by this Agreement); provided, however, that in the event any Claim or Claims for indemnification are made within such six-year (or within such longer period provided for in any applicable statute of limitations) and one-month period, all rights to indemnification in respect of any such Claim or Claims shall continue until the final disposition of any and all such Claims. Without limiting the foregoing, in the event of any Claim, (i) Parent or the Surviving Corporation shall, and if Parent and the Surviving Corporation do not promptly do so, Holding shall (x) periodically advance reasonable fees and expenses (including attorneys fees) with respect to the foregoing and pay the reasonable fees and expenses of counsel selected by each Indemnified Party, promptly after statements therefor are received, provided that the Indemnified Party to whom fees and expenses are advanced or for which fees and expenses of counsel are paid provides an undertaking to repay such advances and payments if it is ultimately determined that such Indemnified Party is not entitled to indemnification, and (y) vigorously assist each Indemnified Party in such defense, and (ii) subject to the terms of this Section 7.1, Holding, Parent and the Surviving Corporation shall cooperate in the defense of any matter. If any Claim is commenced as to which an Indemnified Party desires to receive indemnification, such Indemnified Party shall notify the Surviving Corporation with reasonable promptness; provided, however, that failure to give reasonably prompt notice to the Surviving Corporation shall not affect the indemnification obligations of Holding, Parent or the Surviving Corporation hereunder except to the extent that the failure to so notify has prejudiced the Surviving Corporation in such Claim. The Indemnified Party shall have the right to retain counsel of such Indemnified Party's own choice to represent such person; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Holding, Parent and the Surviving Corporation and any counsel designated by any of Holding, Parent or the Surviving Corporation. Holding, Parent and the Surviving Corporation shall be liable only for any settlement of any Claim against an Indemnified Party made with Parent or the Surviving Corporation written consent. Holding, Parent and the Surviving Corporation shall not, without the prior written consent of an Indemnified Party, settle or compromise any Claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to such Indemnified Party of an unconditional release from all liability in respect of such claim.

     (c) For six (6) years and one (1) month from the Effective Time, the Surviving Corporation shall, and Holding and Parent shall cause the Surviving Corporation to, provide to the present and former directors and officers of the Company and each Company Subsidiary liability and fiduciary liability insurance protection with the same coverage and in the same amount, and on terms no less favorable to the directors and officers than that provided by the Company's directors' and officers' liability insurance policies in effect on the date hereof and listed on Section 7.1(c) of the Company Disclosure Schedule; provided, however, that the

Surviving Corporation shall not be obligated to make premium payments for such insurance to the extent such annual premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance; and provided, further, that if the premiums with respect to such insurance exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance, the Surviving Corporation shall be obligated to obtain such insurance with the maximum coverage as can be obtained at an annual premium equal to 300% of the annual premiums paid by the Company as of the date hereof.

     (d) All rights to indemnification and/or advancement of expenses contained in any agreement with any Indemnified Parties as in effect on the date hereof with respect to matters occurring on or prior to the Effective Time (including the transactions contemplated hereby) shall survive the Merger and continue in full force and effect.

     (e) This Section 7.1 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Holding, Parent and the Surviving Corporation and their respective successors and assigns and the covenants and agreements contained herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.

     (f) If Holding, Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, to the extent necessary, proper provision shall be made so that the successors and assigns of Holding, Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.1.

     (g) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its officers, directors or employees, it being understood and agreed that the indemnification provided for in this Section 7.1 is not prior to or in substitution for any such claims under such policies.

     7.2. EMPLOYEE BENEFITS.

     (a) The Surviving Corporation shall, and Holding and Parent shall cause the Surviving Corporation to, provide to individuals who are employees of the Company and each Company Subsidiary immediately prior to the Effective Time and who subsequently become employees of the Surviving Corporation (the "CONTINUING EMPLOYEES"), with employee benefits that, in the aggregate, are substantially equivalent to the employee benefits provided by Parent or its Subsidiaries to their own similarly situated current employees.

     (b) For purposes of determining eligibility to participate and the vesting of benefits under plans maintained or contributed to by Holding, Parent or its Subsidiaries for the benefit of the Continuing Employees and for each of the Persons set forth in Section 7.2 of the Company Disclosure Schedule (the "PURCHASER PLANS"), including, but not limited to, any pension, severance, 401(k), vacation and sick pay plan, and for purposes of calculating benefits under any severance, sick leave or vacation plans, Holding, Parent or its Subsidiaries shall give credit for years of service with the Company, as if they were years of service with Holding, Parent or its Subsidiaries. Holding, Parent and its Subsidiaries shall recognize such service for purposes of satisfying any waiting period, evidence of insurability requirements or the application of any preexisting condition limitation. Holding, Parent and its Subsidiaries shall also give the Continuing Employees and such Persons set forth in Section 7.2 of the Company Disclosure Schedule credit for amounts paid under a corresponding Company Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan sponsored or maintained by Holding, Parent or any of its Subsidiaries.

     (c) Effective as of the day immediately preceding the Effective Date, the Company shall terminate the Insignia Financial Group, Inc. 401(k) Retirement Savings Plan and any other 401(k) plan(s) that Company or its Affiliates sponsor for the benefit of Company Employees (the "COMPANY 401(K) PLANS"), subject to and conditioned upon the occurrence of the Effective Time, unless Parent provides notice to the Company at least 15 days prior to the Effective Time that the Company 401(k) Plans shall not be terminated. The Parent shall receive from the Company evidence that the Company 401(k) Plans have been terminated pursuant to a resolution of the Company's Board of Directors (the form and substance of such resolution shall be subject to review and approval of the Parent, which approval shall not be unreasonably withheld). Notwithstanding anything herein to the contrary, as promptly as possible following the Effective Time, the Parent shall permit Continuing Employees to participate in a tax-qualified defined contribution plan established or maintained by the Parent or its Affiliate (the "PARENT 401(K) PLAN") and, to the extent permitted by the Parent 401(k) Plan, to rollover (whether by direct or indirect rollover, as selected by such participant) his or her "eligible rollover distribution" (as defined under
Section 402(c)(4) of the Code) from the Company 401(k) Plans. No loan shall be placed into default or declared in default, and the Parent shall consider, in good faith, permitting participants in the Company 401(k) Plans to transfer his or her account balance under the Company 401(k) Plans, together with the promissory note evidencing the plan loan and the applicable loan documentation, to the Parent 401(k) Plan through a direct rollover. In such case, the loan shall be assumed and continued by the Parent 401(k) Plan in a manner substantially similar to the Company 401(k) Plans.

     7.3. CONDUCT OF HOLDING, PARENT AND ACQUIROR. Holding and Parent each will, and will take all action necessary to cause Acquiror to, perform its obligations under this Agreement to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

     7.4. TRANSFER TAXES AND OTHER TAX MATTERS.

     (a) The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding all state, local and foreign real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or similar Taxes ("TRANSFER TAXES") which become payable in connection with the transactions contemplated by this Agreement that are required to be filed on or before the Effective Time. All Transfer Taxes (including any interest or penalties with respect thereto) attributable to the Merger shall be timely paid by Holding, Parent, Acquiror or the Surviving Corporation.

     (b) Any liability arising out of New York State or New York City Real Property Transfer Taxes with respect to interests in real property owned, directly or indirectly, by the Company or any of its Subsidiaries immediately prior to the Effective Time, if applicable and due in connection with the Merger, shall be borne by Holding, Parent or the Surviving Corporation and expressly shall not be a liability of the Company Stockholders.

     (c) If legislation is enacted prior to the Effective Time that the Company and Parent in good faith mutually agree reduces or eliminates the federal income tax on dividend income that would be payable by U.S. individuals as a result of a cash dividend on the Common Shares, then the Company shall have the right to declare a cash dividend on the Common Shares prior to the Effective Time if the distribution of such dividend would result in tax savings to holders of the Common Shares. If such a dividend is declared, the Common Merger Consideration shall be reduced by the amount of such dividend per share. Notwithstanding the foregoing, no dividend shall be declared under this Section 7.4(c) if, in the good faith judgment of Parent, the payment of the dividend and the related reduction of the Common Merger Consideration increases the aggregate cost of the transactions contemplated by this Agreement to Acquiror or otherwise adversely affects Acquiror or its direct or indirect stockholders.

     7.5. FINANCING ARRANGEMENTS.

     (a) Holding and Parent each hereby agrees to use commercially reasonable efforts to arrange and obtain the Financing on the terms set forth in the Commitment Letter and the Additional Financing on the terms set forth in the Subscription Agreement and the Blum Strategic Commitment Letter. Holding and Parent will keep the Company informed on a reasonably current basis in reasonable detail of the status of their efforts to arrange the Financing and the Additional Financing, and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Commitment Letter, the Subscription Agreement or the Blum Strategic Commitment Letter without the prior written consent of the Company. Holding and Parent will be under no obligation under any circumstances to obtain more than $100.0 million (plus the amount, if any, required by the Blum Strategic Commitment Letter) of equity financing for the Merger and related matters. In the event that Holding or Parent is unable to obtain the Financing or the Additional Financing, Holding and Parent shall use commercially reasonable efforts to obtain alternative financing with overall pricing, cost, timing and maturity terms that are no less favorable, and other terms that are no less favorable in any material respect, to Holding and Parent than those contained in the Commitment Letter or the Subscription Agreement and Blum Strategic Commitment Letter, as the case may be.

     (b) Each of Holding, Parent and Acquiror agrees that it will not take any action, and it will not permit any of its Subsidiaries to take any action, that would violate clause (e) of the eighth paragraph of the Commitment Letter.

     7.6. CERTAIN EXISTING OBLIGATIONS.

     (a) Parent shall, and shall cause the Surviving Corporation to, honor all the obligations of the Company under the employment agreements and indemnification agreements listed in Section 7.6 of the Company Disclosure Schedule.

     (b) Holding, Parent and Acquiror acknowledge that certain employees of and consultants to (and former employees of and consultants to) the Company or one or more of its Subsidiaries (and assignees of such employees and consultants) (each, a "COVERED PARTICIPANT") (i) own direct Equity Interests in, or are assignees of economic interests associated with direct Equity Interests in, the Covered Entities (as defined below) and/or (ii) are the beneficiaries of contractual grants pursuant to letter agreements of rights to certain proceeds received by certain Subsidiaries of the Company that own direct or indirect Equity Interests in or hold debt obligations of one or more Real Estate Investment Entities (the interests of the Covered Participants described in the foregoing clauses (i) and (ii) that exist as of the date of this Agreement, a summary of which has been provided to Parent, as well as any such additional interests that may be granted or issued as permitted by Section 6.1 of this Agreement, are collectively referred to herein as "PARTICIPATION INTERESTS"). As soon as reasonably practicable after the date hereof, but no later than immediately prior to the Closing, the Company shall, if and to the extent applicable, cause the relevant governing and organizational documents of each Relevant Subsidiary that is a Covered Entity to be amended to provide that, effective upon the Closing: (x) the Relevant Subsidiary that is a Covered Entity may not voluntarily sell, transfer or otherwise dispose of any material assets directly held by it (it being understood this will not restrict the sale or other disposition of the underlying Real Estate Asset(s) held by the applicable Real Estate Investment Entity, nor will it prevent the direct or indirect sale of any Equity Interest in the Relevant Subsidiary that is a Covered Entity) without the approval of at least one-third in interest of the Covered Participants who directly or indirectly own Equity Interests in such Covered Entity; and (y) such provisions may not be amended without the approval of at least one-third in interest of the Covered Participants who own Equity Interests in such Relevant Subsidiary that is a Covered Entity. In addition, Holding, Parent and Acquirer hereby expressly acknowledge the validity and existence of the obligations of the Surviving Corporation and its Subsidiaries with respect to the Participation Interests, and agree to cause the Surviving Corporation and its Subsidiaries (or any successor thereto that is a Subsidiary of Holding, Parent or the Surviving Corporation) to use all commercially reasonable efforts to provide for the Participation Interests to be cashed out only when the underlying Real Estate Asset(s) are sold (rather than on a sale by the Company or its Subsidiary of its interest in a Real Estate Investment Entity or a Relevant Subsidiary). The holders of Participation Interests are express, intended third party beneficiaries of this Section 7.6(b). "COVERED ENTITY" means any Subsidiary of the Company (i) that owns a direct or indirect Equity Interest in or holds a debt obligation of a Real Estate Investment Entity, and
(ii) in which one or more employees of or consultants to (or former employees of or consultants to) the Company or any of its Subsidiaries (or an assignee of any such employee or consultant) holds an Equity Interest (either directly or pursuant to an assignment of an economic interest by a direct holder of an Equity Interest in such Subsidiary), and (iii) in which the direct or indirect holders of Equity Interests do not include any Person other than (x) the Company or a Subsidiary of the Company or (y) an employee of or consultant to (or former employee of or consultant to) the Company or any of its Subsidiaries (or an assignee of any such employee or consultant).


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

                                   ARTICLE 8

             COVENANTS OF HOLDING, PARENT, ACQUIROR AND THE COMPANY

     The parties hereto agree as set forth below.

     8.1. EFFORTS AND ASSISTANCE.

     (a) Subject to the terms and conditions hereof, each party will use commercially reasonable efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, obtaining all necessary consents, waivers, approvals, estoppels, authorizations, Permits or orders from all Governmental Entities or other Third Parties. The Company, Holding, Parent and Acquiror shall furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any Governmental Entity in connection with the transactions contemplated by this Agreement. Holding, Parent, Acquiror and the Company shall have the right to review in advance and comment thereon, and to the extent reasonably practicable each will consult the other on, all the information relating to the other and each of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Merger.

     (b) Each of the Company, Holding and Parent shall make, and shall cause their respective ultimate parents, if any, to make, an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby promptly and shall promptly respond to any request for additional information pursuant to the HSR Act and supply such information. In addition, the Company, Holding and Parent shall each promptly make any other filing that is required under any Non-U.S. Competition Law and shall promptly respond to any request for additional information pursuant to such Non-U.S. Competition Law and supply such information. Holding, Parent, Acquiror and the Company shall each use their commercially reasonable efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the Merger under any antitrust, trade, competition or takeover Laws of any Governmental Entity, and neither the Company nor any Company Subsidiary shall agree to do any of the actions set forth in the foregoing clause without the prior written consent of Acquiror. Holding, Parent and Acquiror shall reasonably consult with the Company and, subject to being permitted to do so by the Governmental Entity, the Company shall have the right to attend and participate in any telephone calls or meetings that Holding, Parent or Acquiror has with any Governmental Entity with regard to this Agreement and the transactions contemplated hereby.

     (c) The Company shall provide, and will cause each Company Subsidiary and their respective officers and employees to provide, all commercially reasonable cooperation in connection with the arrangement and obtaining of the Financing as may be reasonably requested by Parent, including, without limitation, facilitating customary due diligence and arranging senior officers, as selected by Parent, assisting in the preparation of ratings agency presentations, offering memoranda, private placement memoranda and similar documents,



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

meeting with prospective lenders and investors in customary "road show" presentations, executing and delivering commitment and financing letters, underwriting, purchase or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents and comfort letters and consents of accountants as may be reasonably requested by Parent, provided, however that in no event will the Company or any Company Subsidiary be required to enter into any agreement relating to such Financing that could impose any liability on the Company or any Company Subsidiary prior to the Closing. In addition, in conjunction with the obtaining of the Financing, the Company agrees, at the reasonable request of Parent or Acquiror, to call conditionally for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided, however that no such prepayment or redemption shall themselves actually be made until contemporaneously with or after the Closing.

     (d) Each of Holding, Parent, Acquiror and the Company shall use its best efforts to obtain the consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings set forth on Section 8.1(d) of the Company Disclosure Schedule.

     8.2. PROXY STATEMENT. As soon as practicable and in any event no later than 30 days after execution of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC under the Exchange Act. The Company will use commercially reasonable efforts to have the Proxy Statement cleared by the SEC. Holding, Parent, Acquiror and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Acquiror of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Acquiror promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Acquiror and its counsel the opportunity to review and comment on the Proxy Statement and any other documents filed with the SEC or mailed to the Company Stockholders prior to their being filed with, or sent to, the SEC or mailed to its Stockholders and shall give Acquiror and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and any other documents filed with, or sent to, the SEC or mailed to the Company Stockholders and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC or mailed to its Stockholders. Each of the Company, Holding, Parent and Acquiror agrees to use its commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the Stockholders. Each of the Company, Holding, Parent and Acquiror promptly shall correct any information provided by it and used in the Proxy Statement that shall have become false or misleading in any material respect, and the Company shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the Company Stockholders, in each case to the extent required by applicable Law.

     8.3. PUBLIC ANNOUNCEMENTS. On the date of the signing of this Agreement, the parties shall issue a joint press release substantially in the form attached hereto as Exhibit B. The parties shall cooperate with each other in the development and distribution of, and consult with each other before issuing, any other press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties (which shall not be unreasonably withheld or delayed), except as may be required by applicable Law or any listing agreement with any national securities exchange.

     8.4. ACCESS TO INFORMATION; NOTIFICATION OF CERTAIN MATTERS.

     (a) From the date hereof until the Effective Time and subject to applicable Law, the Company and each Company Subsidiary shall, upon reasonable advance notice, (i) give to Parent and Acquiror, their counsel, financial advisors, auditors and other authorized representatives reasonable access to its offices, properties, books and records; (ii) furnish or make available to Parent and Acquiror, their counsel, financial advisors, auditors and other authorized representatives any financial and operating data and other information as those Persons may reasonably request; and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the reasonable requests of Parent and Acquiror in connection with such matters. Any access pursuant to this Section shall be conducted in a manner which will not interfere unreasonably with the conduct of the business of the Company and its Subsidiaries and shall be in accordance with any other existing agreements or obligations binding on the Company or any of its Subsidiaries. Unless otherwise required by Law or as otherwise provided in this Agreement, each of Parent and Acquiror will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold any nonpublic information obtained in any investigation in confidence in accordance with and agrees to be bound by, the terms of the Confidentiality Agreement, provided that Parent and Acquiror will have the right to provide all such information to any potential purchaser in connection with a Real Estate Asset Sale and such potential purchaser's officers, employees, counsel, financial advisors, auditors and other authorized representatives as long as such persons agree to keep such information confidential and agree not to hire or solicit the employees of the Company and its Subsidiaries, in each case in writing reasonably satisfactory to the Company. No access pursuant to this Section 8.4(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto. From the date hereof until the Effective Time, the Company shall, and shall cause its Subsidiaries to, provide Parent and its Subsidiaries with reasonable access, upon reasonable prior notice to Adam Gilbert, the General Counsel of the Company or any Person designated by him to receive such notices, to employees and consultants of the Company and its Subsidiaries for the purpose of enabling Parent or its Subsidiaries to meet with and make offers of employment or service to one or more of said individuals and to discuss integration and other transition matters with respect to the transactions contemplated hereby; provided, however that the Company shall have the right to have a representative attend each such meeting.

     (b) The Company shall give prompt notice to Parent and Acquiror, and Parent and Acquiror shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect;
(ii) any failure of the Company or Parent and Acquiror, as the case may be, to materially comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by such party to materially comply with or satisfy , any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) any notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with the transactions contemplated by this Agreement; and (iv) the occurrence of any event, development or circumstance which has had or would be reasonably likely to result in a Company or Parent Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 8.4(b) shall not limit or otherwise affect (x) the representations, warranties, covenants or agreements of the parties hereto or (y) the remedies available hereunder to the party giving or receiving such notice.

     8.5. FURTHER ASSURANCES. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Without the prior written consent of Parent, the Company will not intentionally amend or waive any term or rights it has under the consent letter received from the holder of the Company Preferred Shares. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Acquiror, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Acquiror, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     8.6. DISPOSITION OF LITIGATION. The Company will consult with Parent with respect to any action by any Third Party to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement or any Voting Agreement and, subject to Section 6.3, will resist any such effort to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement or any Voting Agreement. Parent may participate in (but not control) the defense of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement or any Voting Agreement at Parent's sole cost and expense. In addition, subject to Section 6.3, the Company will not voluntarily cooperate with any Third Party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement or any Voting Agreement and will cooperate with Parent to resist any such effort to restrain or prohibit or otherwise oppose the Merger or the other transactions contemplated by this Agreement or any Voting Agreement.

     8.7. CONFIDENTIALITY AND NO-RAID AGREEMENTS. Subject to Section 10.2(c) hereto, the parties acknowledge that the Company and Holding entered into the Confidentiality Agreement and the No-Raid Agreement, which agreements shall continue in full force and effect in accordance with their respective terms until the earlier of (a) the Effective Time or (b) the expiration of each such agreement according to its terms. Subject to Section 6.3 hereto, without the prior written consent of Acquiror, neither the Company nor any Company Subsidiary will waive or fail to enforce any provision of any confidentiality or similar agreement which the Company or any Company Subsidiary has entered into in connection with any completed or proposed business combination relating to the Company or such Company Subsidiary.

     8.8. RESIGNATION OF DIRECTORS. Prior to the Effective Time, the Company shall use its commercially reasonable efforts to deliver to Acquiror evidence satisfactory to Acquiror of the resignation of all directors of the Company, effective at the Effective Time.

     8.9. SALES OF REAL ESTATE INVESTMENT ASSETS.

     (a) From the date of this Agreement through the Closing Date, the Company will have the right, but not the obligation, to market for sale to third parties at or prior to the Closing any or all of the Real Estate Investment Assets. To the extent the Company engages in any such marketing and sales activities, the Board of Directors of the Company will instruct the current President of Insignia Financial Services, Inc. ("IFS") to keep (and to instruct his direct and indirect reports to keep) Parent reasonably informed of such marketing and sale activities (including, without limitation, providing a telephonic update at least once per week regarding such activities), to provide Parent with a reasonable advance review of any agreements regarding the sale of Real Estate Investment Assets (it being understood that such review shall not obligate the Company to accept any comments of Parent with respect to such agreements) and to consider in good faith the views of Parent (it being understood that the obligations under this Section 8.9(a) are limited to requiring the Company's Board of Directors to provide such instruction and do not impose any obligations on the Company as with respect to the current President of IFS or his report(s) or the consequences of their actions or inactions).

     (b) Holding shall have the right to require that, after the satisfaction or waiver of all conditions precedent set forth in Article 9 but at or immediately prior to the Closing, all or any of the Real Estate Investment Assets that have not been sold prior to the Closing Date to be sold and transferred to Holding or one or more of its Subsidiaries for such consideration and in such terms as Holding shall determine, provided that in no event shall any such terms or conditions have any force or effect until immediately prior to the Closing, and provided, further that this Section 8.9(b) shall not obligate the Company or its Subsidiaries to obtain any third party or governmental approval and such sale and transfer shall not be required if the sale or transfer could cause a failure of a condition precedent to this Agreement or if it would violate applicable Law.

     (c) Prior to the Closing, the Company (or its appropriate Subsidiaries) will enter into a definitive agreement to sell on or after the Closing Date the investment set forth in Section 8.9(c) of the Company Disclosure Schedule to a Third Party on such terms as the Company shall be able to sell it, provided that prior to entering into any such agreement the Company will provide Parent with a copy of all agreements relating to such sale and Parent will have two Business Days to approve or reject such terms in writing and provided, further that the Closing may be a condition precedent to the closing of any such agreement. If Parent rejects such terms in writing, then the Company will not enter into such Agreement and all obligations of the Company under this Section 8.9(c) will immediately terminate. The parties acknowledge that the closing of any such sale shall be subject to certain governmental approvals.

     8.10. TREATMENT OF NET PROCEEDS. In the event the amount of Net Proceeds Deemed Received by the Company exceeds the Threshold Amount (which Net Proceeds, for the avoidance of doubt, shall not include any contingent rights to future cash payments or any amounts of cash held in escrow) (the amount of Net Proceeds in excess of the Threshold Amount is referred to herein as the "EXCESS NET PROCEEDS AMOUNT"), each of Holding, Parent, Acquiror and the Company shall increase the Common Merger Consideration such that the additional amounts payable to holders of the Company Shares pursuant to Section 3.3 hereto (assuming (a) no Common Shares are held by any of Holding, Parent, Acquiror or any wholly-owned Company Subsidiary and (b) no Dissenting Shares), holders of Company Options pursuant to Section 3.7 hereto (assuming all Company Options are terminated thereunder) and holders of Company Warrants (assuming all Company Warrants are canceled thereunder), in the aggregate, shall equal the Excess Net Proceeds Amount; provided, however that in no event shall the Common Merger Consideration exceed $12.00 per share, subject to adjustment as contemplated by
Section 7.4(c). Each of Holding, Parent and Acquiror agree to take all necessary actions to effect the provisions of the immediately foregoing sentence, if applicable.

     8.11. 401(K) RESTORATION PLAN. The Company shall, and Holding and Parent shall cause the Surviving Corporation to, pay to each participant in the Company's 401(k) Restoration Plan (the "RESTORATION PLAN") whose employment with the Company terminates the amount owing to him under the Restoration Plan as of the date of termination. Such payment shall be made in accordance with the terms of the Restoration Plan.

                                   ARTICLE 9

                              CONDITIONS TO MERGER

     9.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Acquiror to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) the Company Stockholder Approval shall have been obtained;

     (b) any applicable waiting period or required approval under the HSR Act, Non-U.S. Competition Law or any other similar applicable Law required prior to the completion of the Merger shall have expired or been earlier terminated or received; and

     (c) no Governmental Entity of competent authority or jurisdiction shall have issued any Law, decision or taken any other action then in effect, which restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such restraint, injunction or prohibition removed or vacated.

     9.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) (i) each of Holding, Parent and Acquiror shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) (A) the representations and warranties of Holding, Parent and Acquiror contained in this Agreement that are qualified by reference to a Parent Material Adverse Effect or materiality shall be true and correct when made and at and as of the Effective Time, as if made at and as of such time (except for those representations and warranties that speak as of a specified time, which shall be true and correct as of such specified time), and (B) all other representations and warranties of Holding, Parent and Acquiror shall have been true and correct when made and at and as of the Effective Time, as if made at and as of such time (except for those representations and warranties that speak as of a specified time, which shall be true and correct as of such specified time), except such representations and warranties of Holding, Parent and Acquiror which if incorrect would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, and (iii) the Company shall have received a certificate signed by the Chief Executive Officer or President of each of Holding, Parent and Acquiror to the foregoing effect.

     9.3. CONDITIONS TO THE OBLIGATIONS OF HOLDING, PARENT AND ACQUIROR. The obligations of Holding, Parent and Acquiror to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) except to the extent waived in writing by Parent or any disposition of assets after the date of this Agreement that is permitted pursuant to this Agreement (A) the representations and warranties of the Company contained in this Agreement that are qualified by reference to a Company Material Adverse Effect or materiality shall be true and correct when made (subject to Section 6.5) and at and as of the Effective Time, as if made at and as of such time (except for those representations and warranties that speak as of a specified time, which shall be true and correct as of such specified time),
(B) the representations and warranties set forth in Sections 4.1, 4.2, 4.5, 4.6(b), 4.16, 4.22 and 4.23 that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects when made (subject to Section 6.5) and at and as of the Effective Time, as if made at and as of such time (except for those representations and warranties that speak as of a specified time, which shall be true and correct as of such specified time), and (C) all other representations and warranties of the Company shall have been true and correct when made and at and as of the time of the Effective Time, as if made as of such time (except for those representations and warranties that speak as of a specified time, which shall be true and correct as of such specified time), except for such failures to be true or correct that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, provided, however that even if a condition set forth in clause (A), (B) or (C) of clause (ii) is not satisfied, the condition to the obligations of Holdings, Parent and Acquiror to consummate the Merger contained in clause (ii) shall be deemed satisfied if the aggregate Damages to Holding, Parent, the Surviving Corporation and/or the Company Subsidiaries from all breaches of representations and warranties (after giving effect to Section 6.5 but without giving effect to any Material Adverse Effect or materiality qualifications but excluding any breach that is waived in writing by Parent and any disposition of assets after the date of this Agreement that is permitted pursuant to this Agreement) would not be reasonably likely to exceed, individually or in the aggregate, $20 million, and (iii) Acquiror shall have received a certificate signed by the Chief

Executive Officer or Chief Financial Officer of the Company to the foregoing effect. The $20 million threshold contained in clause (ii) shall not be considered evidence either for or against any assertion that a Material Adverse Effect has occurred.

     (b) all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings set forth on Section 8.1(d) of the Company Disclosure Schedule shall have been obtained or made; and

     (c) (i) Holding or Parent shall have received (A) the proceeds of the Financing on the terms contemplated by the Commitment Letter or (B) an aggregate of at least $610,000,000 of debt financing on terms contemplated by the last sentence of Section 7.5(a) hereto and (ii) in the event that any Financing or debt financing is placed into escrow and the Company has approved the terms of such escrow (which approval will not be unreasonably withheld or delayed), the conditions to the release of such escrow shall have been satisfied.

                                   ARTICLE 10

                                   TERMINATION

     10.1. TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by written notice, whether before or after the Company Stockholder Approval shall have been obtained:

     (a) by mutual written agreement of Holding, Parent, Acquiror and the Company, in each case duly authorized by the Boards of Directors or a duly authorized committee thereof;

     (b) by either Acquiror or the Company, if

          (i) the Merger shall not have been consummated by July 14, 2003 (the "END DATE"); provided, however, that the right to terminate this Agreement under this Section 10.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Merger to occur on or before the date the Merger Agreement is sought to be terminated pursuant to this clause (i);

          (ii) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining the Company or Acquiror from consummating the Merger is entered and the injunction, judgment, order or decree shall have become final and nonappealable and, prior to that termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, the Law, judgment, injunction, order or decree; or

          (iii) (A) the Company Stockholder Meeting has been convened and concluded and (B) the Company Stockholder Approval shall not have been obtained;

     (c) by the Company,

          (i) if a breach of or failure to perform in any material respect any representation, warranty, covenant or agreement on the part of Holding, Parent or Acquiror set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Sections 9.1(b) or 9.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; or

          (ii) as contemplated by Section 6.3(d), provided, however that termination of this Agreement pursuant to this Section 10.1(c)(ii) shall not be effective until the Termination Fee has been paid to Acquiror in accordance with Section 10.2(b); or

     (d) by Acquiror, if:

          (i) a breach of or failure to perform in any material respect any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Sections 9.1(b) or 9.3(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date;

          (ii) (A) the Board of Directors of the Company, the Special Committee or any other duly authorized committee of the Board of Directors shall (1) amend, withdraw, modify, change, condition or qualify the Company Recommendation in a manner adverse to Holding, Parent and Acquiror; (2) approve or recommend to the Company Stockholders an Acquisition Proposal (other than by Holding, Parent, Acquiror or their Affiliates); (3) approve or recommend that the Company Stockholders tender, or otherwise fail to recommend the Company Stockholders not to tender, their Company Shares in any tender or exchange offer that is an Acquisition Proposal (other than by Holding, Parent, Acquiror or their Affiliates); or (4) approve a resolution or agree to do any of the matters set forth in the immediately foregoing clauses (1) through (3); or (B) after the third Business Day following Parent's receipt of a Notice of Superior Proposal unless prior to such termination (x) a new Notice of Superior Proposal has been delivered with respect to an Acquisition Proposal by a different Third Party than the prior Notice of Superior Proposal (in which event, such new Notice of Superior Proposal shall then be subject to this Section 10.1(d)(ii)(B)),
     (y) a new Notice of Superior Proposal has been delivered with respect to a Modified Superior Proposal (in which event, such new Notice of Superior Proposal shall then be subject to this Section 10.1(d)(ii)(B)) or (z) the Company shall have irrevocably withdrawn such Notice of Superior Proposal and terminated all discussions and negotiations with such Third Party regarding any Acquisition Proposal;


          (iii) any Person or group (other than Holding, Parent, Acquiror or their Affiliates) acquires beneficial ownership of a majority of the outstanding Company Shares; or

          (iv) as contemplated by Section 6.5.

     10.2. EFFECT OF TERMINATION.

     (a) If this Agreement is terminated pursuant to Section 10.1 (except as provided in Section 10.2(b) and Section 10.2(c)), there shall be no liability or obligation on the part of Holding, Parent, Acquiror, the Company or any of their respective officers, directors, stockholders, agents or Affiliates, except no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement; provided that the provisions of Sections 8.3, 8.7, 10.2, 10.3, 10.4 and Article 11 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     (b) In the event that:

          (i) this Agreement is terminated by Acquiror pursuant to Section 10.1(d)(ii)(A)(1) (but only if, prior to the time the Board of Directors, Special Committee or other committee amended, withdrew, modified, changed, conditioned or qualified the Company Recommendation, the Company had received or there had been any public announcement or disclosure of an Acquisition Proposal), Section 10.1(d)(ii)(A)(2), (3) or (4), Section 10.1(d)(ii)(B), or Section 10.1(d)(iii), the Company shall pay to Parent (in immediately available funds to an account designated by Parent) on the next Business Day following such termination a cash amount equal to the $7,000,000 (the "TERMINATION FEE");

          (ii) this Agreement is terminated by the Company pursuant to Section 10.1(c)(ii), then simultaneous with such termination, the Company shall pay to Acquiror (in immediately available funds to an account designated by Parent) a cash amount equal to the Termination Fee; or

          (iii) (A) this Agreement is terminated pursuant to Section 10.1(b)(i) (provided that at the time of such termination pursuant to Section 10.1(b)(i), the condition precedent in Section 9.1(b) shall have been satisfied and the reason for the Closing not having previously occurred shall not be the failure to satisfy the condition precedent set forth in
     Section 9.2(a) or Section 9.3(c)), Section 10.1(b)(iii) or Section 10.1(d)(i) (but only if such termination pursuant to Section 10.1(d)(i) relates to the breach of or failure to perform in any material respect a covenant or agreement of the Company), (B) an Acquisition Proposal (with all percentages included in the definition of Acquisition Proposal increased to 30% for purposes of this definition) has been made prior to such termination and (C) a transaction contemplated by an Acquisition Proposal (with all percentages included in the definition of Acquisition Proposal increased to 30% for purposes of this definition) is completed or a definitive agreement is executed by the parties thereto with respect to an Acquisition Proposal (with all percentages included in the definition of Acquisition Proposal increased to 30% for purposes of this definition) within twelve (12) months from the date this Agreement is terminated, the Company shall pay to Parent (in immediately available funds to an account designated by Parent) on the next Business Day following the earlier of the closing of the transaction contemplated by such Acquisition Proposal or the Company entering into a definitive agreement contemplating such Acquisition Proposal, a cash amount equal to the Termination Fee. Subject to Section 11.8, in the event that the Termination Fee is paid pursuant to this

     Section 10.2(b)(iii), such payment will constitute liquidated damages and be in lieu of all other damages otherwise receivable by Holding, Parent or Acquiror and, upon receipt, will be the sole and exclusive remedy for the matters giving rise thereto.

     (c) If and only if this Agreement is terminated pursuant to Section 10.1(c)(i) or 10.1(b)(i) (but, in the case of Section 10.1(b)(i), only if the sole reason(s) for termination is the failure of a condition precedent set forth in Section 9.1(b) and/or 9.3(c)), the parties acknowledge and agree that, effective immediately upon such termination, the No-Raid Agreement shall be amended and restated in its entirety, without any action by the parties thereto, to read as set forth in Section 10.2(c) of the Holding, Parent and Acquiror Disclosure Schedule.

     (d) If and only if all of the conditions precedent in Article 9 have been satisfied other than those in Section 9.3(c) and the sole reason for the failure of such condition precedent is the breach of the Subscription Agreement and/or the Blum Strategic Commitment Letter by the Investors (as defined therein), Holding hereby assigns to the Company, effective as of such time, all of its rights to enforce the Subscription Agreement and the Blum Strategic Commitment Letter.

     10.3. FEES AND EXPENSES. Except as otherwise specifically provided herein, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring expenses, whether or not the Merger is consummated.

     10.4. INDEMNIFICATION.

     (a) In the event of the termination of this Agreement prior to the Effective Time (i) pursuant to Section 10.1(c)(i) or (ii) pursuant to Section 10.1(a) or 10.1(b)(i) due solely to the failure of the condition(s) set forth in
Section 9.1(b) and/or or 9.3(c) to be satisfied (in case of a termination under either Section 10.1(a) or 10.1(b)(i)), then Parent, Holdings and Acquiror shall, jointly and severally, indemnify and hold the Company and its Subsidiaries (collectively, "COMPANY INDEMNIFIED PARTIES") harmless from and against any and all damages incurred by any Company Indemnified Party (hereinafter "COMPANY LOSSES"), which are caused by (1) the termination or delivery of notice of termination, during the Covered Period (as defined below), by any person that is a commercial real estate services broker or independent contractor of the Company or its Subsidiaries as of February 7, 2003 of his or her employment or independent contractor relationship with the Company or its Subsidiaries or (2) the termination or substantial diminution, or notice thereof during the Covered Period, by any Person that is a client of the Company or its Subsidiaries as of February 7, 2003 of its commercial real estate services client relationship with the Company or its Subsidiaries, including early termination of third-party management, tenant representation and/or brokerage contracts, in each case under clause (1) and clause (2) if (and only if) such termination or substantial diminution (x) results from the announcement of discussions among the parties hereto regarding the transactions contemplated hereby or the announcement of this Agreement or the transactions contemplated hereby and (y) does not result from the Company's breach of this Agreement, provided that the maximum aggregate amount of Company Losses for which the Company Indemnified Parties may be indemnified pursuant to this Section 10.4 is $50,000,000 and none of Parent, Holdings or Acquiror will be liable for any Company Losses in excess of such $50,000,000. For the avoidance of doubt, "Company Losses" shall not include any matters arising out of or resulting from (x) conditions generally affecting the business or industry in which the Company or any of its Subsidiaries operate, (y) U.S., U.K., French or global general economic or political conditions or financial markets in general or (z) any outbreak or escalation of hostilities (including, without limitation, any declaration of war by the U.S. Congress) or acts of terrorism. Company Losses shall not include any reduction in market price or value of the Company Shares or any other securities of the Company or any of its Subsidiaries nor shall any such reduction in market price or value be used as evidence of, or otherwise be deemed relevant to, the determination of any amount of damages incurred. The amount of Company Losses as a result of an event specified in clause (1) will be the cost (including any signing bonus) of replacing the relevant broker or independent contractor with a comparable broker or independent contractor plus the lost profits of the Company or its Subsidiaries as a result of any lost revenue. "COVERED PERIOD" means the period from February 7, 2003 through the date this Agreement is terminated (it being understood that the period for which damages may arise is not limited to the Covered Period).

     (b) Subject to Section 10.2(c) and Section 11.8, the indemnity provided in this Section 10.4 shall be the sole and exclusive remedy of the Company Indemnified Parties against Parent, Holdings or Acquiror at law or equity for any matter covered by Section 10.4(a).

                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

     if to Holding, Parent or Acquiror, to:

                  CB Richard Ellis Services, Inc.
                  335 S. Grand Avenue, Suite 3100
                  Los Angeles, California  90071
                  Attention:  Raymond Wirta
                  Facsimile Number:  (213) 613-3100

     with a copy to (which copy shall not be deemed to be notice to Holding, Parent or Acquiror):

                  Simpson Thacher & Bartlett
                  3330 Hillview Avenue
                  Palo Alto, California  94304
                  Attention:  Richard Capelouto
                  Facsimile Number:  (650) 251-5002
     if to the Company, to:

                  Insignia Financial Group, Inc.
                  200 Park Avenue
                  New York, New York  10166
                  Attention:  Adam Gilbert
                  Facsimile Number:  (212) 984-6655

     with a copy to (which copy shall not be deemed to be notice to the Company):

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York  10036
                  Attention:  Arnold S. Jacobs
                  Facsimile Number:  (212) 969-2900

     with a copy to (which copy shall not be deemed to be notice to the Company):

                  Dechert LLP
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, Pennsylvania  19103
                  Attention:  G. Daniel O'Donnell
                  Facsimile Number:  (215) 994-2222

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, request or other communication shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery when delivered at the address specified in this Section.

     11.2. SURVIVAL. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. The covenants contained in Articles 2, 3, 7, and 11 and in Section 8.7 shall survive the Effective Time.

     11.3. AMENDMENTS; NO WAIVERS.

     (a) Any provision of this Agreement may be amended or waived prior to the Effective Time, if, and only if, the amendment or waiver is in writing and signed, in the case of an amendment, by the Company, a member of the Special Committee on behalf of the Special Committee, Parent and Acquiror or in the case of a waiver, by the party against whom the waiver is to be effective (if such party is the Company, such waiver shall be signed also by a member of the Special Committee on behalf of the Special Committee).

     (b) At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (i) extend the time for the performance of any of the obligations or other acts of such party and (ii) waive any inaccuracies in the representations and warranties of such party contained herein or in any document delivered pursuant hereto. No such extension or waiver shall be deemed or construed as a continuing extension or waiver on any occasion other than the one on which such extension or waiver was granted or as an extension or waiver with respect to any provision of this Agreement not expressly identified in such extension or waiver on the same or any other occasion. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     11.4. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that all or any of the rights or obligations of Parent or Acquiror may be assigned to any direct or indirect wholly-owned Subsidiary of such party (which assignment shall not relieve such assigning party of its obligations hereunder); provided, further, that other than with respect to the foregoing proviso, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Any purported assignment in violation hereof shall be null and void.

     11.5. COUNTERPARTS; EFFECTIVENESS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as set forth in Sections 7.1 and 7.6, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     11.6. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Delaware applicable to contracts executed and fully performed within the state of Delaware.

     11.7. JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the Court of Chancery of the State of Delaware, County of New Castle, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 11.1 shall be deemed effective service of process.

     11.8. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity.

     11.9. ENTIRE AGREEMENT. This Agreement (together with the exhibits and schedules hereto), the Voting Agreements, the No-Raid Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

     11.10. AUTHORSHIP. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship.

     11.11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     11.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.13. HEADINGS; CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference herein to a Section, Article, Paragraph, Clause or Schedule refers to a Section, Article, Paragraph or Clause of or a Schedule to this Agreement, unless otherwise stated, and (e) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day.


                                      * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                   INSIGNIA FINANCIAL GROUP, INC.



                                   By:      /s/ Frank M. Garrison
                                            ---------------------------
                                            Frank M. Garrison
                                            Office of the Chairman

                                   CBRE HOLDING, INC.



                                   By:      /s/ Raymond E. Wirta
                                            -----------------------------
                                            Raymond E. Wirta
                                            Chief Executive Officer

                                   CB RICHARD ELLIS SERVICES, INC.



                                   By:      /s/ Raymond E. Wirta
                                            -----------------------------
                                            Raymond E. Wirta
                                            Chief Executive Officer



                                   APPLE ACQUISITION CORP.



                                   By:      /s/ Raymond E. Wirta
                                            ----------------------------
                                            Raymond E. Wirta
                                            President

                                                                     APPENDIX B





                                   OPINION OF
                            BEAR, STEARNS & CO. INC.

                                                      Bear, Stearns & Co. Inc.
   BEAR
                                                            383 Madison Avenue
  STEARNS
                                                      New York, New York 10179

                                                              Tel 212.272.2000

                                                          www.bearstearns. com



As of February 17, 2003

Board of Directors and the Special Committee of the Board of Directors

Insignia Financial Group, Inc.

200 Park Avenue

New York, NY 10166



Ladies and Gentlemen:

We understand that Insignia Financial Group, Inc. ("IFG"), CBRE Holding, Inc., CB Richard Ellis Services, Inc. ("CBRE") and a subsidiary of CBRE ("Acquisition Corp.") have entered into an Agreement and Plan of Merger dated February 17, 2003 (the "Agreement"), pursuant to which Acquisition Corp. will merge (the "Merger") into IFG and holders of IFG common stock will receive $11.00 per share (the "Purchase Price"), subject to upward adjustment not to exceed $1.00 per share should certain real estate assets be sold for more than a specified amount of net cash proceeds (generally $45 million net of expenses) plus any amounts contributed or transferred to the entities holding these assets between February 17, 2003 and the closing of the Merger. Following consummation of the Merger, IFG will become a wholly owned subsidiary of CBRE, which is a wholly owned subsidiary of CBRE Holding, Inc. (the "Transaction").

You have asked us to render our opinion as to whether the Purchase Price is fair, from a financial point of view, to the shareholders of IFG.

In the course of performing our review and analyses for rendering this opinion, we have:

         o    reviewed the Agreement;

         o reviewed IFG's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2000 through 2001, its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2002, and its Reports on Form 8-K for the two years ended the date hereof;

         o reviewed certain operating and financial information relating to IFG's business and prospects, including estimates for the year ending December 31, 2002 and the budget for the year ending December 31, 2003, provided to us by IFG management;

         o reviewed asset sales projections prepared by IFG's management for certain development and co-investment projects;

         o reviewed projections prepared by IFG's management for the West Village Houses housing complex ("West Village Houses") as it is currently operated and projections prepared by IFG's management assuming a variety of scenarios including some under which the property exits the Mitchell-Lama Law program, a program for low and moderate income housing (the "Mitchell-Lama Program");

         o reviewed assets held by certain mortgage-backed securities funds, and reviewed estimated market values for such funds as provided by IFG management dated as of December 31, 2002 and December 5, 2002, and by a third party investment bank as of January 31, 2003;

         o reviewed an appraisal received in connection with IFG's acquisition of St. Thomas, USVI dock front and submerged property ("Nautica") in July 2002 (the "Nautica Appraisal");

         o met with certain members of IFG's senior management to discuss IFG's business, operations, historical and projected financial results, future prospects and the development plans for certain real estate assets;

         o reviewed the historical prices, trading multiples and trading volume of the common stock of IFG;

         o reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to IFG;

         o reviewed the terms of recent mergers and acquisitions of companies which we deemed generally comparable to IFG and the Transaction;

         o discussed with management the letter of intent dated February 6, 2003 between the Company and Prudential Long Island Realty regarding the purchase of Insignia Residential Group, Inc. (owner of Insignia Douglas Elliman LLC);

         o performed discounted cash flow analyses based on the real estate investment projections furnished to us by IFG; and

         o conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of IFG, nor have we been furnished with any such appraisals, other than the Nautica Appraisal. We have been informed that the Company does not have current appraisals for any of its investments or interests in real estate or real estate owning entities (other than the Nautica Appraisal). Bear Stearns does not appraise real estate and, accordingly, our opinion is necessarily limited in that respect. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on IFG.

We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections provided to us by IFG. With respect to IFG's projected financial results we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of IFG as to the expected future performance of IFG. With respect to the estimates of market value for the mortgage-backed securities funds we assumed that they have been reasonably prepared on bases reflecting the best then available estimates and judgments of the investment banker from which inquiry was made or the senior management of IFG, as the case may be, as to the then current market value of such funds. With respect to the projections for the anticipated asset sales, we have relied on management's representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of IFG as to the expected future proceeds (and timing thereof) from such sales. With respect to the West Village Houses projections, at your direction and because of the speculative nature of the plan for exiting the Mitchell-Lama Program and achieving the forecasted projections, we have not assigned any particular weighting to the likelihood of any particular set of projections. With respect to the Nautica Appraisal, we have assumed that the appraisal was reasonably prepared on bases reflecting the best then available estimates and judgments of the appraiser as to the value of Nautica. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us, and we have further relied upon the assurances of the senior management of IFG that they are unaware of any facts that would make the information, projections or appraisal provided to us incomplete or misleading.

We do not express any opinion as to the price or range of prices at which the shares of common stock of IFG may trade subsequent to the announcement of the Transaction.

We have acted as a financial advisor to IFG in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of IFG for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

It is understood that this letter is intended for the benefit and use of the Special Committee and the Board of Directors of IFG and does not constitute a recommendation to the Special Committee or the Board of Directors of IFG or any holders of IFG common stock as to how to vote in connection with the Transaction. This opinion does not address IFG's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for IFG or the effects of any other transaction in which IFG might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of IFG common stock in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Purchase Price is fair, from a financial point of view, to the shareholders of IFG.

Very truly yours,

BEAR, STEARNS & CO. INC.



By:      /s/ Charles S. Edelman
         ------------------------
         Senior Managing Director

                                                                      APPENDIX C

                           SECTION 262 OF THE DELAWARE
                             GENERAL CORPORATION LAW

         APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251 (g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                   (a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                   (b) Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                   (c) Cash in lieu of fractional shares or fractional
              depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                   (d) Any combination of the shares of stock, depository
              receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a, b, and c, of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the time of the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d)      Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to
         Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holders' shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or



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


         consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the da y next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceeding as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) the Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated



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


stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or together distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however; that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.


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